The depositor has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has or will file with the SEC a registration statement (including a prospectus, any free writing prospectus and any related issuer free-writing prospectus) with respect to this offering (the “Offering Documentation”). You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519 and ask for Paul Tedeschi.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the free writing prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

RESIDENTIAL MORTGAGE FINANCE

$405,159,000

(Approximate)

BAYVIEW FINANCIAL

MORTGAGE PASS-THROUGH TRUST 2006-B

Mortgage Pass-Through Certificates,

SERIES 2006-B

Preliminary Term Sheet

Bayview Financial Securities Company, LLC

Depositor

Wells Fargo Bank, N.A.

Master Servicer

U.S. Bank National Association

Trustee

The issuer has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free-writing prospectus with respect to this offering (the “Offering Documentation”). You may obtain a copy of the prospectus for free by visiting the web site at www.bfbaseprospectus.com. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling (800) 666-2388, Ext 59519; Attention: Paul Tedeschi.

Preliminary Term Sheet

Date Prepared: March 24, 2006

DISCLAIMER

The issuer has filed or will file with the SEC a registration statement (including a prospectus and any prospectus supplement) and any related issuer free-writing prospectus with respect to this offering (the “Offering Documentation”).  You may obtain a copy of the prospectus for free by visiting the web site at www.bfbaseprospectus.com.  You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from either (i) Bayview Financial, L.P., 4425 Ponce de Leon Blvd., 5th Floor, Coral Gables, FL 33146; Attn: Structured Finance or by calling (800) 457-5104, Attention: Jason Somerville, or (ii) Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling (800) 666-2388, Ext 59519; Attention: Paul Tedeschi.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change.  The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities.  This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued.  In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance.  As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials.  Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials.  If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery.  However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

STATIC POOL INFORMATION

The content of the following website www.bfstaticpools.com will be updated prior to the Pricing Date of the Offered Securities to comply with the requirements of Item 1105 of Regulation AB under the Securities Act of 1933.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)

these materials not constituting an offer (or a solicitation of an offer);

(2)

no representation that these materials are accurate or complete and may not be updated; or

(3)

these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet

Date Prepared: March 24, 2006

CONTACTS

LEHMAN BROTHERS

Syndicate:

Residential Mortgage Finance:

Trading:

Kevin White

(212) 526-9519

Michael Hitzmann (212) 526-5806

Matt Miller

(212) 526-8315

Daniel Covello

(212) 526-9519

Darius Houseal     (212) 526-9466

Charlie Spero

(212) 526-6870

Pat Quinn

(212) 526-9519

Nick Stimola         (212) 526-0212

Ross Shapiro

(212) 526-6870

Paul Tedeschi

(212) 526-9519

RATING AGENCIES

Moody’s Investors Services:

Standard & Poor’s:

Fitch Ratings

Sang Shin   (212) 553-4976

Waqas Shaikh   (212) 438-6318

Michele Patterson  (212) 526-0779

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE ACTUAL COLLATERAL BALANCES

AS OF MARCH 1, 2006 (THE “STATISTICAL CALCULATION DATE”) UNLESS OTHERWISE INDICATED.

ON THE CUT-OFF DATE, WHICH IS MARCH 1, 2006, THE ASSETS OF THE TRUST FUND WILL PRIMARILY CONSIST OF TWO POOLS (EACH A “MORTGAGE POOL”) OF FIRST LIEN, FULLY AMORTIZING AND BALLOON, FIXED AND ADJUSTABLE RATE, MORTGAGE LOANS SECURED BY SINGLE-FAMILY RESIDENTIAL, MULTIFAMILY, COMMERCIAL AND MIXED USE PROPERTIES.

BOND SUMMARY

$405,159,000

(APPROXIMATE, SUBJECT TO +/- 10% VARIANCE)

BAYVIEW FINANCIAL MORTGAGE PASS-THROUGH TRUST 2006-B

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-B

Senior / Subordinate REMIC Certificates

Class	Approximate Size ($)	Initial Coupon (1)	Est.WAL (yrs.) Call/Mat (2)	Pmt. Window (Mths.) Call/Mat (2)	Approx. Initial C/E (3)	Approx. Targeted C/E (4)	Legal Final Maturity (5)	Expected Ratings (6) Moody’s/S&P/Fitch

A-IO

(7)

Variable

1.26/1.26

1-30/1-30

12.94%

13.95%

9/2008

Aaa/AAA/AAA

1-A1

$55,330,000

[ ]%

1.00/1.00

1-27/1-27

12.94%

13.95%

4/2036

Aaa/AAA/AAA

1-A2

$22,960,000

[ ]%

3.00/3.00

27-51/27-51

12.94%

13.95%

4/2036

Aaa/AAA/AAA

1-A3

$7,279,000

[ ]%

4.78/4.78

51-65/51-65

12.94%

13.95%

4/2036

Aaa/AAA/AAA

1-A4

$10,696,000

[ ]%

7.56/9.03

65-103/65-196

12.94%

13.95%

4/2036

Aaa/AAA/AAA

1-A5(8)

$10,696,000

[ ]%

6.31/6.40

37-103/37-194

12.94%

13.95%

4/2036

Aaa/AAA/AAA

2-A1

$62,543,000

1mL+[ ]%

1.00/1.00

1-27/1-27

12.94%

13.95%

4/2036

Aaa/AAA/AAA

2-A2

$26,549,000

1mL+[ ]%

3.00/3.00

27-50/27-50

12.94%

13.95%

4/2036

Aaa/AAA/AAA

2-A3

$34,757,000

1mL+[ ]%

6.71/7.58

50-103/50-219

12.94%

13.95%

4/2036

Aaa/AAA/AAA

2-A4

$123,849,000

1mL+[ ]%

3.03/3.28

1-103/1-219

12.94%

13.95%

4/2036

Aaa/AAA/AAA

M-1

$20,159,000

1mL+[ ]%

5.87/6.46

37-103/37-219

8.00%

9.00%

4/2036

Aa2/AA/AA

M-2

$5,500,000

1mL+[ ]%

5.87/6.46

37-103/37-219

6.65%

7.65%

4/2036

Aa3/AA-/AA-

M-3

$9,574,000

1mL+[ ]%

5.87/6.46

37-103/37-219

4.30%

5.30%

4/2036

A2/A/A

M-4

$4,278,000

1mL+[ ]%

5.87/6.46

37-103/37-219

3.25%

4.25%

4/2036

A3/A-/A-

B-1

$3,667,000

1mL+[ ]%

5.87/6.46

37-103/37-219

2.35%

3.35%

4/2036

Baa1/BBB+/BBB+

B-2

$2,648,000

1mL+[ ]%

5.87/6.46

37-103/37-219

1.70%

2.70%

4/2036

Baa2/BBB/BBB

B-3

$4,674,000

1mL+[ ]%

5.87/6.46

37-103/37-219

0.55%

1.55%

4/2036

Baa3/BBB-/BBB-

X (9) (10)

Not Offered Hereby

NR

P (9) (11)

Not Offered Hereby

NR

R (9) (12)

Not Offered Hereby

NR

(1)

Each class of Offered Certificates, other than the Class A-IO Certificates, is subject to the applicable Available Funds Cap, as described on page 16.  The coupon on the Pool 1 Senior Certificates will increase by 0.50% for such class for each Distribution Date occurring after the date on which the 10% Optional Call may be exercised. The spread on the Pool 2 Senior Certificates, Class M and B Certificates will increase to 1.5 times the stated margin for such classes on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised.  One Month LIBOR for the first accrual period will be determined two business days prior to the Closing Date.  The Class A-IO Certificates will have a coupon as described on pages 19 and 20.

(2)

The weighted average lives (“WAL”) and Payment Window assume prepayments occur at 21% CPR and the certificates pay on the 28th of each month beginning in April 2006.  The WAL to Call assumes the 10% Optional Call is exercised on the first eligible Distribution Date.  The payment window for the Class A-IO represents distributions of interest only.

(3)

Initial credit support (“C/E”) for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the initial O/C amount.  The initial O/C amount on the Closing Date will equal 0.55% of the Cut-Off Date collateral balance.  Rating levels are subject to final approval.

(4)

Assumes Initial O/C of 0.55% has been built to reach the O/C Target.  The O/C Target is 1.55% of Cut-Off Date collateral balance.

(5)

The legal final maturity date (the “Final Scheduled Distribution Date”) was determined by adding one month to the date of the last maturing loan for all certificates except the Class A-IO Certificates.  The Final Scheduled Distribution Date for the Class A-IO Certificates is the 30th Distribution Date.

(6)

Ratings are subject to final rating agency approval.

(7)

The Class A-IO Certificates will be entitled to receive payments of interest only based on a variable rate and notional amount.  The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in September 2008 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero, as described on pages 19 and 20.

(8)

The Class 1-A5 Certificates will not receive accelerated payments of principal (the “Non-Accelerating Senior”) to the same extent as the other senior certificates because principal distributions with respect to this class will not be made until the Distribution Date in April 2009, unless the other Pool 1 Senior Certificates have been retired.

(9)

The Class X, P and R Certificates are not offered hereby.

(10)

The Class X Certificates represent the entitlement to certain remaining cash flows in respect of the mortgage loans following payment of principal and interest in respect of the Offered Certificates and the Class P Certificates, as described herein.

(11)

The Class P Certificates are entitled to all prepayment penalty distributions.

(12)

The Class R Certificate is a non-economic REMIC tax residual.

DEAL OVERVIEW

·

Bayview Financial Mortgage Pass-Through Trust 2006-B Mortgage Pass-Through Certificates, Series 2006-B is a term mortgage-backed securitization.  On the Closing Date, the Trustee will issue REMIC Certificates.  The mortgage loans will have been sold by Bayview Financial, L.P. and Bayview Financial Property Trust II (each a “Seller”) to Bayview Financial Securities Company, LLC (the “Depositor”).  The Depositor will sell the mortgage loans and other assets to the Trustee.

·

Certificates will represent ownership interests in the assets of the trust fund, which will consist primarily of fixed and adjustable rate, first lien, fully amortizing and balloon, residential, multifamily, commercial and mixed use mortgage loans, as described in detail on page 37.

·

The rate type of the mortgage loans to be included in the trust fund will be comprised of approximately (i) 34.45% ($140,346,756.54) fixed-rate mortgage loans (“Fixed”) and (ii) 65.55% ($267,047,398.96) adjustable-rate mortgage loans (“ARMs”).  The aggregate stated principal balance as of mortgage loans as of the Statistical Calculation Date is $407,394,155.50.

·

The mortgage loans to be included in the trust fund will be divided into two pools (“Pool 1” and “Pool 2”, each a “Mortgage Pool”).  Pool 1 will represent approximately 30.16% of the mortgage loans and Pool 2 will represent approximately 69.84% of the mortgage loans.  Below is the criteria for each mortgage loan Pool:

Pool 1 will consist of: (i) fixed-rate mortgage loans with gross rates greater than 5.95% and (ii) any adjustable-rate mortgage loan with a months-to-roll greater than sixty months as of each loan’s as of date (approximately 3.04% of the pool 1 mortgage loans); and

Pool 2 will consist of: (i) adjustable-rate mortgage loans with a months-to-roll less than or equal to sixty months as of each loan’s as of date and (ii) any fixed-rate mortgage loan with a gross rate less than or equal to 5.95% (approximately 7.46% of the pool 2 mortgage loans).

·

Distributions of interest and principal on the Senior Certificates identified with a “1-” in their class designation will be primarily based on collections from the Pool 1 mortgage loans.

·

Distributions of interest and principal on the Senior Certificates identified with a “2-” in their class designation will be primarily based on collections from the Pool 2 mortgage loans.

·

Distributions on the Class A-IO Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 (the “Subordinate Certificates”) will be will be based on collections from both mortgage pools.

·

Limited Cross-Collateralization:

If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates.

·

The trust will feature a 10% Optional Call (deal clean up call).  There will not be a 35% auction call.

Offered Certificates

·

The Trustee will issue five classes of fixed rate Certificates: Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5 (the “Fixed-Rate Certificates” or the “Pool 1 Senior Certificates”).  In addition to the Fixed-Rate Certificates, the trust will issue eleven classes of one-month LIBOR floating rate Certificates: Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 (the “LIBOR Certificates”).  The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 (the “Senior LIBOR Certificates” or the “Pool 2 Senior Certificates”), along with the Fixed-Rate Certificates, will be the “Class A Certificates”.

·

In addition to the Fixed-Rate and the LIBOR Certificates, the Trustee will issue one interest-only class, the “Class A-IO” Certificates.  The Class A-IO is a 30-month scheduled interest-only certificate that will not have a class principal balance and will not be entitled to payments of principal.  Interest will accrue on the Class A-IO based on a variable notional amount comprised of two components “A-IO(1)” and “A-IO(2)” that will accrue interest based on variable interest rates, as described herein.  The Class X and Class R Certificates are residual classes.  The Class X Certificates will be entitled to releases of excess interest, as described below under Interest Payment Priority and Supplemental Interest Trust Payment Priority and the Class R Certificates represent the REMIC tax residual.

·

The Class P Certificates are entitled to all prepayment penalty distributions.

·

The Class A-IO and Class A Certificates are collectively, the “Senior Certificates”.  The Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates are collectively, the “Subordinate Certificates”.  The Class A-IO, Class A and Subordinate Certificates are the “Offered Certificates”.  The Class X, Class P, and Class R Certificates will not be offered for sale.

·

In addition to the mortgage loans, the assets of the trust fund will include an interest rate cap agreement pursuant to a 10-year schedule whereby the cap provider will be required to make monthly payments to the trust from April 2006 through March 2016 if one-month LIBOR moves above certain specified strike rates, as described on page 17.  The interest rate cap agreement is intended to partially mitigate the amount of basis risk shortfalls experienced by the Fixed-Rate and LIBOR Certificates due to the application of the applicable Available Funds Cap.

·

Each class of Offered Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust.  The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders. The Trustee, on behalf of the Supplemental Interest Trust, will enter into an interest rate swap agreement with [TBD], as Swap Counterparty.  Under the interest rate swap agreement, one business day prior to each Distribution Date, beginning in April 2006 and ending in March 2010, the Supplemental Interest Trust will be obligated to make payments to the Swap Counterparty if one month LIBOR (as determined under the interest rate swap agreement) is less than [5.10%], and the Swap Counterparty will be obligated to make payments to the Supplemental Interest Trust if one month LIBOR is greater than [5.10%], in each case calculated on the Swap Notional Amount for such Distribution Date, as described on page 18.

CREDIT ENHANCEMENT

·

Credit enhancement for the benefit of the Certificateholders will be provided by (1) Excess Interest, (2) Overcollateralization, (3) Reserve Fund and (4) Subordination.  Initial Excess Interest is described on page 36.

·

Realized Losses on the Mortgage Loans will have the effect of reducing amounts distributable in respect of the Subordinate Certificates in reverse order of seniority before reducing amounts distributable in respect of the Class A Certificates.  The balances of the Class A Certificates will not be reduced by Realized Losses.

STRUCTURE

Principal

•

Subordinate Certificates will be locked-out from distributions of principal for the earlier of (1) the first three years and (2) when the Class A Certificates have been reduced to zero.

On or after the Stepdown Date, provided a Trigger Event (as described on page 12) is not in effect, principal will be distributed to the Class A and Subordinate Certificates pro rata, as described on pages 25 through 27 in reduction of their respective Class principal balances to the Targeted Overcollateralization Amount for that Distribution Date until reduced to zero.

Interest

•

Each class of Pool 1 Senior Certificates will accrue interest at a fixed rate, subject to the Pool 1 Senior Available Funds Cap.  Each class of Pool 2 Senior Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Pool 2 Senior Available Funds Cap.

•

Each class of Subordinate Certificates will accrue interest at the rate of One Month LIBOR plus a specified margin, subject to the Subordinate Available Funds Cap.

•

The coupon on the Pool 1 Senior Certificates will increase by 0.50% for such class for each Distribution Date occurring after the date on which the 10% Optional Call may be exercised.

•

The spread on the Pool 2 Senior Certificates, Class M and B Certificates (i.e.: the LIBOR Certificates) will increase to 1.5 times the stated margin for such classes on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised.

•

Basis risk shortfalls will be paid on future Distribution Dates with interest on unpaid interest, to the extent of funds available.

Subordination of Class M and B Certificates

Priority of Payment		Class A-IO and Class A(1) Initial Enhancement Pct. (12.94%)		Order of Loss Allocation

The initial Enhancement Percentage is the Enhancement Percentage (as defined on page 13), which includes the initial O/C Amount of approximately $2,235,156 or 0.55% of the Cut-off Date balance.

On or after the Stepdown Date  (provided a Trigger Event is NOT in effect) O/C will step-down to 2x Target O/C  ( 1.55% of current collateral balance), subject to an O/C floor of 0.50% of the Cut-Off Date collateral balance.

		Class M-1 Initial Enhancement Pct. (8.00%)		Classes M-1, M-2, M-3, M-4, B-1, B-2 and B-3 are subject to a lock-out period until the Stepdown Date with respect to principal payments.
	[[Arrow Down]]	Class M-2 Initial Enhancement Pct. (6.65%)	[[Arrow Up]]
Class M-3 Initial Enhancement Pct. (4.30%)
Class M-4 Initial Enhancement Pct. (3.25%)
Class B-1 Initial Enhancement Pct. (2.35%)
Class B-2 Initial Enhancement Pct. (1.70%)
Class B-3 Initial Enhancement Pct. (0.55%)

Overcollateralization Initial upfront (0.55%) Target (1.55%)

(1) The Interest-Only Class (Class A-IO) is not entitled to distributions of principal.  Class A-IO and Class A Certificates share preferential right to receive interest over the Subordinate Certificates as described under “Interest Payment Priority” below.

SUMMARY OF TERMS

Issuing Entity:

Bayview Financial Mortgage Pass-Through Trust 2006-B

Offered Certificates:

Class A-IO, 1-A1, 1-A2, 1-A3, 1-A4, 1-A5, 2-A1, 2-A2, 2-A3, 2-A4, M-1, M-2, M-3, M-4, B-1, B-2 and B-3 Certificates are the “Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue the Class X, Class P and Class R.

Senior Certificates:

Class A-IO and Class A Certificates.

Subordinate Certificates:

Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3.

Fixed-Rate Certificates:

Class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5.

Non-Accelerated

Senior:

Class 1-A5.

LIBOR Certificates:

Class 2-A1, 2-A2, 2-A3, Class 2-A4 and the Subordinate Certificates.

Interest-Only Certificates:

Class A-IO.

Senior LIBOR Certificates: Class 2-A1, 2-A2, 2-A3 and 2-A4

Lead Underwriter:

Lehman Brothers Inc.

Co-Underwriters:

Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Seller:

Bayview Financial, L.P.

Revolving Trust Seller:

Bayview Financial Property Trust II

Depositor:

Bayview Financial Securities Company, LLC

Trustee:

U.S. Bank National Association

Master Servicer:

Wells Fargo Bank, N.A. (the “Master Servicer”)

Servicers:

M & T Mortgage Corporation, Bayview Loan Servicing, LLC, and others to be determined.

Servicing Advances:

The Servicers are required under the servicing agreements to advance delinquent payments of principal and interest on all Mortgage Loans in the trust, to the extent that such advances are expected to be ultimately recoverable from the related Mortgage Loan.

Custodian:

U.S. Bank National Association

Cap Counterparty:

[TBD]

Swap Counterparty:

[TBD]

Statistical Calculation Date:

March 1, 2006

Cut-off Date:

March 1, 2006

Expected Pricing Date:

On or about March 30, 2006

Expected Closing Date:

On or about April 7, 2006

Pricing Prepayment Speed:

21% constant prepayment rate (“CPR”).

Distribution Date:

28th day of each month (or the next business day), commencing in April 2006.

Net Mortgage Rate:

The Net Mortgage Rate with respect to each Mortgage Loan will equal the Mortgage Rate thereon, minus the Aggregate Fee.

Servicing Fee:

Approximately 0.48805% per annum on the aggregate principal balance of the mortgage loans, payable monthly.

Master Servicing Fee:

0.0150% per annum of the collateral balance

Trustee Fee:

0.0050% per annum of the collateral balance

Custodian Fee:

0.0025% per annum of the collateral balance

Aggregate Fee:

The “Aggregate Fee” for each Mortgage Loan is the sum of the applicable Servicing Fee, the Master Servicing Fee, the Trustee Fee, the Custodian Fee and the rate of any lender-paid primary mortgage insurance (if any).

Record Date:

The “Record Date” for each of the Fixed-Rate Certificates for any Distribution Date will be the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.  The ‘‘Record Date” for the Class A-IO and the LIBOR Certificates for any Distribution Date will be the close of business on the Business Day immediately preceding such Distribution Date.  In the case of the first Distribution Date the Record Date will be the Closing Date for all Offered Certificates.

Day Count:

Interest will accrue on the LIBOR Certificates on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period; interest will accrue on the Fixed-Rate Certificates and the Class A-IO Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Delay Days:

0 days for the Class A-IO and LIBOR Certificates, 27 days for the Fixed-Rate Certificates

Accrual Period:

Interest on the Class A-IO and LIBOR Certificates accrues from the last Distribution Date (or in the case of the first Distribution Date, the Closing Date) through the day preceding the current Distribution Date.  Interest on the Fixed-Rate Certificates will accrue for each Distribution Date for the period consisting of the calendar month immediately preceding such Distribution Date.

Accrued Interest:

The Class A-IO and LIBOR Certificates will settle flat. The Fixed-Rate Certificates will settle with 36 days of accrued interest.

Due Period:

With respect to any Distribution Date is the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Prepayment Period:

With respect to any Distribution Date is the immediately preceding calendar month (or, in certain cases, such other period as is specified in the applicable servicing agreement).

LIBOR Index:

LIBOR will be determined on the second business day immediately prior to the commencement of the applicable Accrual Period.  The LIBOR rate will be equal to the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 AM, London time, on such LIBOR determination date.

Registration:

The Offered Certificates will be available in book-entry form through DTC.

Minimum Denominations:

LIBOR and Fixed-Rate Certificates: Minimum of $100,000, and multiples of $1 in excess thereof.  Class A-IO Certificates: Minimum of $1,000,000 and multiples of $1 in excess thereof.

Clearing:

DTC, Euroclear or Clearstream

SMMEA Eligibility:

The offered Certificates will not be "mortgage-related securities" for purposes of SMMEA.

ERISA  Eligibility:

As of the Closing Date, the Senior Certificates will be eligible for purchase by employee benefit plans and other plans and arrangements that are subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended, subject to certain conditions, including, during the term of the Supplemental Interest Trust, satisfaction of the requirements of an investor based exemption.  Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of such Certificates.  The Subordinate Certificates will not be ERISA eligible.

Tax Status:

For federal income tax purposes, multiple elections will be made to treat specified portions of the Trust Fund as  “real estate mortgage investment conduits” (each, a “REMIC”).

10% Optional Call:

On the first Distribution Date after the current collateral balance is less than 10% of the Cut-Off Date collateral balance (the “Optional Call Date”), the holder of the Class X Certificate and the Master Servicer will, as provided in the Pooling and Servicing Agreement, have the option to purchase the Mortgage Loans and all other property of the Trust Fund at a price equal to the sum of (a) the greater of (1) the aggregate unpaid principal balance of the Mortgage Loans and (2) the fair market value of the Mortgage Loans without regard to accrued interest, (b) interest accrued and unpaid on the Mortgage Loans, (c) any unpaid servicing advances with respect to the Mortgage Loans, (d) the fair market value of all other property of the Trust Fund and (e) any swap termination payment owed to the Swap Counterparty still unpaid or due as a result of the exercise of the 10% Optional Call.

Coupon Step Up:

The margin on the LIBOR Certificates will increase to 1.5x their margin on each Distribution Date occurring after the date on which the 10% Optional Call may be exercised.

The coupon on the Pool 1 Senior Certificates will increase by 0.50% for such class for each Distribution Date occurring after the date on which the 10% Optional Call may be exercised.

Mortgage Loans:

The mortgage loans included in the trust fund will consist of fixed-rate and adjustable-rate, first-lien, mortgage loans ("Mortgage Loans") having an aggregate stated principal balance as of the Statistical Calculation Date of $407,394,155.50.

·

$140,346,756.54 principal balance of fixed-rate mortgage loans (34.45%).

·

$267,047,398.96 principal balance of adjustable-rate mortgage loans (65.55%).

Approximately 4.00% of the aggregate principal balance of the mortgage loans as of the Statistical Calculation Date will be covered by primary mortgage insurance.

The mortgage loans will be divided into two pools (“Pool 1” and “Pool 2”).  Pool 1 will consist of (i) fixed-rate mortgage loans with gross rates greater than 5.95% and (ii) any adjustable rate mortgage loan with a months-to-roll greater than sixty months as of each loan’s as of date (the “Pool 1 Mortgage Loans”).  Pool 2 will consist of (i) adjustable-rate mortgage loans with a months-to-roll less than or equal to sixty months and (ii) any fixed rate mortgage loan with a gross rate less than or equal to 5.95% (the “Pool 2 Mortgage Loans”)

Credit Enhancements:

1.

Excess interest

2.

Overcollateralization (“O/C”)

3.

Reserve Fund

4.

Subordination

Excess Interest:

The mortgage loans included in the trust fund will accrue interest each month which, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and the Aggregate Fees and expenses of the trust fund.

This "Excess Interest'' received on the mortgage loans each month, together with (1) any available amounts under the interest rate cap agreement and (2) any Net Swap Payments owed to the Supplemental Interest Trust under the swap agreement, and not otherwise allocated, will be available to absorb realized losses on the mortgage loans.  In addition, this “Excess Interest” received on the mortgage loans each month will be available to increase and maintain O/C to required levels.

To the extent that Net Swap Payment for such Distribution Date is owed to Swap Counterparty, Excess Interest will be diminished by such amount for such Distribution Date.

For every Distribution Date, Excess Interest will be applied as principal on each Distribution Date in reduction of the Class Principal Balances of the Fixed-Rate and LIBOR Certificates to build and maintain the O/C Amount, as described herein.  The amount of Excess Interest will vary over time based on the prepayment and default experience of the Mortgage Loans, whether the Servicer advances on delinquent Mortgage Loans (including any Mortgage Loans that become non-performing Mortgage Loans), and variations in the underlying indices on the adjustable rate Mortgage Loans.

Excess Cashflow:

On each Distribution Date, the sum of (1) Excess Interest, (2) the Overcollateralization Release Amount and (3) any amounts remaining after distribution of the Principal Distribution Amount for each Mortgage Pool.

Overcollateralization:

On the Closing Date, the total principal balance of the mortgage loans is expected to exceed the total principal balance of the Fixed-Rate and LIBOR Certificates by approximately $2,235,156 or approximately 0.55% of the Cut-Off Date collateral balance. This condition is referred to as "Overcollateralization” or “O/C”.

Excess Interest will be used to reduce the principal balances of the Offered Certificates in order to reduce the total principal balance of the Offered Certificates to the Target O/C Amount, as described below.

Target O/C Amount:

The “Target O/C Amount” or “O/C Target” with respect to any Distribution Date prior to the Stepdown Date is equal to 1.55% of the Cut-Off Date collateral balance.  On or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, the O/C Target is equal to the greater of (i) 3.10% of the then current collateral balance and (ii) 0.50% of the Cut-Off Date collateral balance (the “OC Floor”).  For any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the O/C Target will be equal to the O/C Target for the immediately preceding Distribution Date.

O/C Release Amount:

The O/C Release Amount with respect to any Distribution Date will be equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (i) the O/C Amount for such date, assuming that 100% of the Principal Remittance Amount for such date is applied on such date to distribution of principal on the Fixed-Rate and LIBOR Certificates, exceeds (ii) the Target O/C Amount for such date.

O/C Amount:

The O/C Amount with respect to any Distribution Date will be equal to the amount, if any, by which (x) the collateral balance for such date exceeds (y) the aggregate Class Principal Balance of the Fixed-Rate and LIBOR Certificates after giving effect to distributions on such Distribution Date.

Trigger Event:

A “Trigger Event” will be in effect for any Distribution Date if any of the following 3 events (each as described below) has occurred with respect to that Distribution Date:

1.

Delinquency Event;

2.

Cumulative Loss Trigger Event;

3.

Subordination Trigger Event.

Delinquency Event:

A "Delinquency Event'' will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month exceeds [12.50%].

Delinquency Rate:

For any calendar month, a fraction, expressed as a percentage, the numerator of which is the aggregate principal balance of all Mortgage Loans 60 or more days delinquent (including foreclosures, loans subject to bankruptcy proceeds and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the close of business on the last day of such month.

Rolling Three Month

Delinquency Rate:

With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Cumulative Loss Trigger

Event:

A "Cumulative Loss Trigger Event'' will have occurred with respect to any Distribution Date if the fraction, expressed as a percentage, obtained by dividing (1) the total amount of cumulative realized losses incurred on the mortgage loans from the Cut-Off Date through the last day of the related Due Period by (2) the Cut-Off Date Balance, exceeds the applicable percentages set forth below for that Distribution Date:

Distribution Date	Loss Percentage
April 2009 through March 2010 (Distribution Dates 37 to 48)	[1.70% for the first month, plus an additional 1/12th of 1.05% for each month thereafter.]
April 2010 through March 2011 (Distribution Dates 49 to 60)	[2.75% for the first month, plus an additional 1/12th of 0.36% for each month thereafter.]
April 2011 through March 2012 (Distribution Dates 61 to 72)	[3.11% for the first month, plus an additional 1/12th of 0.14% for each month thereafter.]
April 2012, and thereafter (Distribution Dates 73+)	[3.25%]

Subordination Trigger Event:

A "Subordination Trigger Event'' will have occurred with respect to any  Distribution Date if the Enhancement Percentage for any class of Certificates becomes less than the applicable percentage set forth below:

Class	Enhancement Pct (%)
A	27.89%
M-1	18.00%
M-2	15.30%
M-3	10.59%
M-4	8.49%
B-1	6.69%
B-2	5.39%
B-3	3.10%

Enhancement Percentage:

The "Enhancement Percentage'' for each class of Fixed-Rate and LIBOR Certificates for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of (1) the total Class Principal Balance of the Subordinate Certificates that are lower in priority of distribution than that class, (2) the O/C Amount (which will generally not be less than zero and will be calculated on the basis of the assumption that the Principal Distribution Amount for each Mortgage Pool has been distributed on that Distribution Date and no Trigger Event has occurred), and (3) amounts on deposit in the Reserve Fund after giving effect to withdrawals therefrom on that date, and the denominator of which is the aggregate principal balance of the mortgage loans.

Stepdown Date:

The "Stepdown Date'' is the latest to occur of:

1.

the Distribution Date in April 2009 (37th Distribution Date);

2.

the first Distribution Date on which the aggregate principal balance is less than or equal to 50.00% of the Cut-off Date collateral balance; and

3.

the Enhancement Percentage for each class of Certificates equals or exceeds 200% the applicable target enhancement percentage set forth below:

	Target	200% Target
Class	Enhancement (1) Pct (%)	Enhancement Pct (%)
A	13.95%	27.89%
M-1	9.00%	18.00%
M-2	7.65%	15.30%
M-3	5.30%	10.59%
M-4	4.25%	8.49%
B-1	3.35%	6.69%
B-2	2.70%	5.39%
B-3	1.55%	3.10%

(1)

As described under “Targeted C/E” on page 4, which assumes O/C has built to the O/C Target of 1.55% of the Cut-Off Date collateral balance.  Initial credit support for a class equals (i) the percentage of the certificates (as a product of the mortgage loan balance) subordinate to such class plus (ii) the O/C Target.  The O/C amount on the Closing Date will equal approximately 0.55% of the Cut-Off Date collateral balance.

Reserve Fund Requirement:

The Reserve Fund Requirement for any Distribution Date will be an amount equal to the greater of (1) zero and (2) the Target O/C Amount for that date minus the O/C Amount for that date.

Reserve Fund:

A Reserve Fund will be created for the benefit of the Fixed-Rate and LIBOR Certificateholders that will be funded by interest rate cap payments received under the Cap Agreement, as defined herein, and certain payments from amounts on deposit in the Supplemental Interest Trust Account as described under “Supplemental Interest Trust Payment Priority” below.

Priority of Funding the Reserve Fund

The Reserve Fund will be funded by interest rate cap payments received under the Cap Agreement for each Distribution Date falling in April 2006 through March 2016.  In addition, the Reserve Fund will be funded by certain payments from the Supplemental Interest Trust, as described under “Supplemental Interest Trust Payment Priority” below.  On a monthly basis, interest rate cap payments received under the Cap Agreement will be paid as follows:

1.

To pay any unpaid Carryforward Interest on the Fixed-Rate and LIBOR Certificates;

2.

To pay any current period Realized Losses;

3.

To pay any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Fixed-Rate and LIBOR Certificates;

4.

To pay any Deferred Principal Amounts to the Subordinate Certificates;

5.

To pay the Reserve Fund any remaining amounts up to the Reserve Fund Requirement, as defined below; and

6.

To pay any remaining amounts to the holder of the Class X Certificate.

After the Distribution Date in March 2016 (the 120th Distribution Date) the Cap Agreement expires and the Reserve Fund will only be available to the Fixed-Rate and LIBOR Certificateholders to the extent there is a remaining balance in the Reserve Fund.

On a monthly basis, amounts on deposit in the Reserve Fund will be available to absorb portfolio losses.  The amount of losses on the mortgage loans to the extent these losses exceed (1) Excess Interest, (2) Overcollateralization, and (3) any amounts on deposit in Reserve Fund, will be applied to reduce the principal balance of the subordinate class of Offered Certificates still outstanding that has the lowest priority, until the principal balance of that class has been reduced to zero.

The source of funds on deposit in the Reserve Fund will be limited to (1) an initial deposit of $[1,000] by the Seller, (2) Excess Cashflow that would otherwise be distributed to the Class X Certificateholder, (3) any amounts received under the Cap Agreement for the related Distribution Date and (4) and any remaining amounts on deposit in the Supplemental Interest Trust Account as described under “Supplemental Interest Trust Payment Priority” below.

Subordination of Payments:

Payments of interest and principal (as applicable) will be made to holders of each class of Offered Certificates before payments are made to the holders of the Class X and Class R Certificates.  In addition, Senior Certificates will have a payment priority as a group over other certificates. The Class M-1 Certificates will have a payment priority over the Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-2 Certificates will have a payment priority over the Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates; the Class M-3 Certificates will have a payment priority over the Class M-4, Class B-1, Class B-2 and Class B-3 Certificates;  the Class M-4 Certificates will have a payment priority over the Class B-1, Class B-2 and Class B-3 Certificates; the Class B-1 Certificates will have a payment priority over the Class B-2 and Class B-3 Certificates; and the Class B-2 Certificates will have a payment priority over the Class B-3 Certificates.    Each class of Offered Certificates will have a payment priority over the Class X and Class R Certificates.

Principal Distribution Amount:

The Principal Distribution Amount for each Mortgage Pool with respect to any Distribution Date will be equal to the Principal Remittance Amount for such Mortgage Pool for such Distribution Date minus the O/C Release Amount attributable to such Mortgage Pool (determined on the basis of the Principal Remittance Amount for such Mortgage Pool), if any, for such date.

Principal Remittance Amount:

Principal Remittance Amount with respect to any Distribution Date will be equal, in general, to the sum of (i) all principal collected (other than payaheads) or advanced or otherwise remitted in respect of Monthly Payments on the Mortgage Loans during the related Due Period, (ii) all prepayments in full or in part received during the applicable Prepayment Period, (iii) the portion of the purchase price allocable to principal of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period, (iv) the portion of any Substitution Amount allocable to principal paid during the related Prepayment Period, and (v) all Net Liquidation Proceeds and any other recoveries collected and remittances made during the related Prepayment Period, to the extent allocable to principal, as reduced in each case, as provided in the Pooling and Servicing Agreement, by unreimbursed Advances, to the extent allocable to principal and other amounts due to the Master Servicer, the Servicers or the Trustee and not reimbursed from the Interest Remittance Amount for such Distribution Date.

Interest Remittance Amount:

The Interest Remittance Amount for any Distribution Date will equal, in general, to the extent provided in the pooling and servicing agreement and the servicing agreements, (a) the sum of (1) all interest collected (other than payaheads) or advanced or otherwise remitted in respect of monthly payments on the Mortgage Loans during the related Due Period, less (x) the Master Servicing Fee, the applicable Servicing Fee and the rate of any lender-paid primary mortgage insurance (if any) and (y) unreimbursed advances and other amounts due to the Master Servicer, the Servicers or the Trustee (other than the Trustee Fee) for such Mortgage Loans, to the extent allocable to interest, (2) all compensating interest paid by the applicable Servicer with respect to the related Prepayment Period, (3) the portion of the purchase price allocable to interest (less unreimbursed advances, to the extent allocable to interest, and other amounts due the Master Servicer, the Servicers or the Trustee, to the extent allocable to interest) of each Mortgage Loan that was purchased from the Trust Fund during the related Prepayment Period due to a breach of a representation or a warranty or a document defect, (4) the portion of any Substitution Amount paid during the related Prepayment Period allocable to interest, (5) all Net Liquidation Proceeds and any other  recoveries collected and remittances made during the related prepayment period, to the extent allocable to interest, less unreimbursed Advances, to the extent allocable to interest, and other amounts due to the Master Servicer, the Servicers or the Trustee, and (6) certain other amounts as provided in the Pooling and Servicing Agreement, as reduced by (b) any other expenses reimbursable to the Trustee.

Prepayment premiums and yield maintenance payments paid by borrowers will not be included in the Interest Remittance Amount and will not be available to pay interest on the Offered Certificates or be included in Excess Interest.

Current Interest:

Current Interest for any class of Offered Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Balance or Class Notional Amount of that Class.

Carryforward Interest:

Carryforward Interest with respect to each class of Offered Certificates, will equal, with respect to any Distribution Date, the amount, if any, by which (i) the sum of (x) Current Interest for such class for the immediately preceding Distribution Date and (y) any unpaid Carryforward Interest from previous Distribution Dates exceeds (ii) the amount distributed in respect of interest on such class on such immediately preceding Distribution Date.

Compensating Interest:

No servicer or other party to the transaction will be required to make any payment in respect of prepayment interest shortfalls with respect to prepayments in part.  The servicers maintain the responsibility to make payments of Prepayment Interest Shortfalls for prepayment in full.  Any such payment by a Servicer is referred to herein as "Compensating Interest'' and is limited, in certain cases.  Any prepayment interest shortfalls not covered by Compensating Interest ("Net Prepayment Interest Shortfalls'') will reduce the Interest Remittance Amount available for distribution on the related Distribution Date.

Pool 1 Senior

Available Funds Cap:

The "Pool 1 Senior Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Fixed-Rate Certificates, (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y) the interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

Pool 2 Senior

Available Funds Cap:

The "Pool 2 Senior Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and the Senior LIBOR Certificates, (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the interest accrued on the Class A-IO(2) Component, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Subordinate Available

Funds Cap:

The "Subordinate Available Funds Cap,'' expressed as a percentage, will equal, for any Distribution Date and each class of Subordinate Certificates, (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all Mortgage Loans at the applicable Net Mortgage Rates minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y) the total of interest accrued for the related Accrual Period on the Senior Certificates (excluding any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls), divided by (2) the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates immediately prior to that Distribution Date multiplied by (B) the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

Basis Risk Shortfall:

To the extent that, for any Distribution Date, (a) the amount of interest payable to a class of certificates exceeds (b) the amount of interest accrued at its applicable Available Funds Cap (such excess, a “Basis Risk Shortfall”), that class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall, plus interest thereon at the applicable Interest Rate (calculated without regard to the applicable Available Funds Cap), before the Class X and Class R Certificates are entitled to any distributions.

Cap Agreement:

The Fixed-Rate and LIBOR Certificate holders will benefit from a series of interest rate cap payments pursuant to a cap agreement (the “Cap Agreement”), which is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate and LIBOR Certificates and the weighted average coupon of the fixed rate Mortgage Loans.

Cap Notional Balance

On each Distribution Date, payments under the Cap Agreement will be made based upon a notional balance (the “Cap Notional Balance”) equal to an amount initially equal to the sum of the aggregate principal balance of (i) approximately 18% of the Pool 1 Mortgage Loans, (ii) the Pool 2 Fixed-Rate Mortgage Loans and  (iii) any Pool 2 Adjustable Rate Mortgage loan that as of the Cut-Off Date has a months to roll greater than or equal to four years (the “Long ARMs”), which will decline each month on the basis of assumed prepayments of principal at a rate no greater than [18]% CPR and the assumption that no defaults or losses occur.

The Cap Agreement will have a strike rate pursuant to the following 10-year schedule:

Distribution Date	Strike Rate	Cap Ceiling
April 2006 through March 2009 (Distribution Dates 1 to 36)	4.76%	N/A
April 2009 through March 2014 (Distribution Dates 37 to 96)	6.76%	11.76%
April 2014 through March 2016 (Distribution Dates 97 to 120)	8.76%	11.76%

During the first three years following the Closing Date, the Offered Certificates will have some protection against any increases in LIBOR greater than the initial strike rate.  Any movement in LIBOR between the initial strike rate + 2% will not be covered under the Cap Agreement after the 36th Distribution Date.  Beginning on the 37th Distribution Date the Trust will have some protection for the next five years against any increases in LIBOR between the initial strike rate + 2% and the initial strike rate + 7%.  This will represent a 500 basis point corridor of coverage.  Any movement in LIBOR between the initial strike rate + 4% will not be covered under the Cap Agreement after the 96th Distribution Date. Beginning on the 97th Distribution Date the Trust will have some protection for the next two years against any increases in LIBOR between the initial strike rate + 4% and the initial strike rate + 7%.  This will represent a 300 basis point corridor of coverage.

After the 120th Distribution Date the Cap Agreement expires.

Excess Cap Amount

To the extent that the notional balance of the Cap Agreement exceeds the aggregate balance of the Fixed-Rate and LIBOR Certificates, the amount payable under the Cap Agreement in respect of such excess may not be available to the holders of the Offered Certificates.

Swap Agreement:

Each class of Offered Certificates will represent an undivided beneficial ownership interest in the Supplemental Interest Trust.  The Supplemental Interest Trust will hold an interest rate swap agreement pursuant to a 4-year schedule for the benefit of the Certificateholders.  Amounts received under the Swap Agreement are intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on the Fixed-Rate and LIBOR Certificates and the weighted average coupon of the adjustable rate Mortgage Loans which are still in their respective initial fixed rate periods.

The Swap Agreement will terminate immediately following the Distribution Date in March 2010 unless terminated earlier upon the occurrence of a swap default or swap early termination, each as defined in the pooling and servicing agreement (“PSA”).

Swap Agreement:

Under the Swap Agreement, one Business Day prior to each Distribution Date, beginning in April 2006 and ending in March 2010, the Trustee, on behalf of the Supplemental Interest Trust, will be obligated to pay to the Swap Counterparty an amount equal to the product of (a) the excess, if any, of (i) [5.10%] over (ii) LIBOR (as determined pursuant to the Swap Agreement), (b) the Swap Notional Amount for the related Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Trustee, on behalf of the Supplemental Interest Trust, an amount equal to the product of (x) the excess, if any, of (i) LIBOR (as determined pursuant to the Swap Agreement) over (ii) [5.10%], (y) the Swap Notional Amount for the related Distribution Date and (z) a fraction, the numerator of which is the actual number of days elapsed in each Accrual Period and the denominator of which is 360.  With respect to any Distribution Date, the Supplemental Interest Trust or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the preceding sentence over the payment that it is entitled to receive from that other party as described in the preceding sentence.

The Swap Agreement and any payments made by the Swap Counterparty thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.

Net Swap Payment:

A Net Swap Payment will be required to be made for the related Distribution Date either (a) by the Supplemental Interest Trust to the Swap Counterparty, to the extent that LIBOR for such Distribution Date is less than [5.10%], or (b) by the Swap Counterparty to the Supplemental Interest Trust, to the extent that LIBOR for such Distribution Date is in excess of [5.10%].

To the extent that the Supplemental Interest Trust is a receiver of the Net Swap Payment for any Distribution Date, all proceeds will be paid out as illustrated in the Supplemental Interest Trust Payment Priority.  To the extent that the Supplemental Interest Trust is a payer of the Net Swap Payment for any Distribution Date, all funds necessary to make the payment to the Swap Counterparty will be taken from first, interest collected or advanced and second, principal collected or advanced from the Mortgage Loans, thereby reducing amounts otherwise available to the Certificateholders.

Swap Notional Amount:

For each Distribution Date on or prior to the

Distribution Date in March 2010, the Swap Notional Amount will be equal to $51,963,000.  Following the Distribution Date in March 2010 the Swap Notional Amount will be equal to zero.

Note:

Prior to the Distribution Date in April 2010, to the extent that LIBOR relating to any such Distribution Date is less than [5.10%], a Net Swap Payment will become an obligation of the Supplemental Interest Trust to Swap Counterparty and will reduce amounts otherwise available to the Certificateholders, particularly the Pool 2 Senior Certificates and the Subordinate Certificates; as such, the Net Swap Payment, in each case for such Distribution Date, will reduce the Pool 2 Senior Available Funds Cap and Subordinate Available Funds Cap, as described on page 16.

Interest-Only Class:

The Class A-IO Certificates are “Interest-Only” Senior Certificates that accrue interest based on their component notional amounts (“Component Notional Amounts”) as described below.  The amount payable by the Trustee to the Class A-IO Certificates on any Distribution Date will reduce amounts that would otherwise be available for distribution to holders of the Class A and the Subordinate Certificates.

Class A-IO Components:

Solely for the purpose of determining distributions of interest on the Class A-IO Certificates from each Mortgage Pool, the Class A-IO Certificates will be comprised of two components, the ‘‘A-IO(1) Component’’ relating to Pool 1 and the ‘‘A-IO(2) Component’’ relating to Pool 2. The ‘‘Class Notional Amount’’ of the Class A-IO Certificates as of any Distribution Date will equal the sum of the A-IO(1) and A-IO(2) Component Notional Amounts. On each Distribution Date occurring during the periods set forth below, the A-IO(1) Component and the A-IO(2) Component will have the following scheduled notional amounts and accrue interest on the following interest rates:

	A-IO(1)		A-IO(2)		A-IO
Dist Date	notional ($)	rate	notional ($)	rate	notional ($)	wtd. avg rate
1	16,808,103.24	1.887%	61,268,812.27	3.5000%	78,076,915.51	3.153%
2	15,959,175.84	2.067%	58,174,306.44	3.5000%	74,133,482.28	3.192%
3	15,153,104.34	2.143%	55,236,018.71	3.5000%	70,389,123.05	3.208%
4	14,387,570.42	2.540%	52,445,498.39	3.5000%	66,833,068.81	3.293%
5	13,660,625.59	1.419%	49,795,642.79	3.5000%	63,456,268.38	3.052%
6	12,970,325.05	1.322%	47,279,362.80	3.5000%	60,249,687.85	3.031%
7	12,314,656.56	1.552%	44,889,323.35	3.5000%	57,203,979.91	3.081%
8	11,691,610.73	1.477%	42,618,199.85	3.5000%	54,309,810.58	3.064%
9	11,099,993.47	1.152%	40,461,639.63	3.5000%	51,561,633.10	2.995%
10	10,538,209.28	1.439%	38,413,826.78	3.5000%	48,952,036.06	3.056%
11	10,004,730.33	1.541%	36,469,192.01	3.5000%	46,473,922.34	3.078%
12	9,498,135.28	3.474%	34,622,554.30	3.5000%	44,120,689.58	3.494%
13	9,017,083.04	2.815%	32,869,025.12	3.9375%	41,886,108.16	3.696%
14	8,501,438.07	2.083%	31,204,040.62	3.9375%	39,705,478.69	3.540%
15	7,898,060.91	1.633%	29,623,045.43	3.9375%	37,521,106.34	3.452%
16	7,337,424.86	2.914%	28,121,626.55	3.9375%	35,459,051.41	3.726%
17	6,816,507.41	2.925%	26,696,051.72	3.9375%	33,512,559.13	3.732%
18	6,332,499.49	3.211%	25,342,460.37	3.9375%	31,674,959.86	3.792%
19	5,882,790.39	3.945%	24,057,134.03	3.9375%	29,939,924.42	3.939%
20	5,464,953.78	2.990%	22,836,763.47	3.9375%	28,301,717.25	3.755%
21	5,076,734.71	5.370%	21,678,046.03	3.9375%	26,754,780.74	4.209%
22	4,716,037.53	4.714%	20,577,816.99	3.9375%	25,293,854.52	4.082%
23	4,380,914.63	4.817%	19,533,052.00	3.9375%	23,913,966.63	4.099%
24	4,069,556.00	4.922%	18,541,135.30	3.9375%	22,610,691.30	4.115%
25	3,780,279.55	5.030%	17,599,454.61	3.9375%	21,379,734.16	4.131%
26	3,511,522.04	5.139%	16,705,268.24	3.9375%	20,216,790.28	4.146%
27	3,261,830.74	5.176%	15,628,106.47	3.9375%	18,889,937.21	4.151%
28	3,029,855.58	5.175%	14,513,414.76	3.9375%	17,543,270.34	4.151%
29	2,814,341.95	5.174%	13,477,503.14	3.9375%	16,291,845.09	4.151%
30	2,614,123.93	5.172%	12,514,776.10	3.9375%	15,128,900.03	4.151%
thereafter	0.00	0.0000%	0.00	0.0000%	0.00	0.0000%

Class A-IO Notional Amount:

The class notional amount of the Class A-IO Certificates for each Distribution Date up to the Distribution Date in September 2008 will equal the sum of the Component Notional Amounts of the A-IO(1) and A-IO(2) Components for such date and thereafter will equal zero.

The Component Notional Amount of the Class A-IO(1) Component will be equal to  the lesser of (i) the Pool Balance for Pool 1 and (ii) the scheduled notional amount identified in the table above.  The Component Notional Amount of the Class A-IO(2) Component will be equal to the lesser of (i) the Pool Balance for Pool 2 and (ii) the scheduled notional amount identified in the table above.

The holder of a Class A-IO Certificate will not have a severable interest in any component, but rather will have an undivided interest in the entire related class. Any amount of interest distributed in respect of any component for a Class A-IO Certificate will be distributed proportionately to all holders of Certificates of such class.

Interest Rates:

The "Interest Rate'' for each class of Certificates (other than the Class X, Class P and Class R Certificates) will be the applicable per annum rate as described on this and the following page under “Offered Certificate Interest Rates”.

·

The Class P Certificates will be entitled to any prepayment premiums paid by borrowers in connection with certain voluntary prepayments of mortgage loans, to the extent such prepayment fees are not payable to the related servicer as additional servicing compensation;

·

The Class X Certificate represents the entitlement to certain remaining cash flows in respect of the mortgage loans following payment of interest and principal (where applicable) in respect of the Offered Certificates,  the Class P Certificates and required deposits into the Reserve Account, as described herein.

Offered Certificate

Interest Rates:

Class A-IO will bear interest at a per annum rate equal to the coupon as described on page 19 under the Class A-IO Components; provided, however, that the coupon on the (A) Class A-IO(1) Component will be equal to the lesser of (1) its scheduled rate and (2) a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the Optimal Interest Remittance Amount for the applicable Distribution Date and (y) 12, and the denominator of which is the A-IO(1) Component Notional Balance for that Distribution Date and (b) Class A-IO(2) Component will be the lesser of (1) its scheduled rate and (2) the Net WAC for pool 2, adjusted for any Net Swap Payments and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) . The Class A-IO will bear interest based on the Component Notional Amounts of its two components as described above.  Following the Distribution Date in September 2008 (30th Distribution Date) the Class A-IO will no longer be entitled to distributions of any kind.

Class 1-A1, 1-A2, 1-A3, 1-A4 and 1-A5 will each bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, their respective per annum coupon, and for any Distribution Date thereafter, the stated coupon for such class plus 0.50% per annum, and (y) the Pool 1 Senior Available Funds Cap.

Class 2-A1, 2-A2, 2-A3 and 2-A4 will bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, One-Month LIBOR plus the stated margin for such class, and for any Distribution Date thereafter, One-Month LIBOR plus 1.5x the stated margin for such class, and (y) the Pool 2 Senior Available Funds Cap.

Offered Certificate

Interest Rates (cont.):

Class M-1, M-2, M-3, M-4, B-1, B-2 and B-3 will bear interest at a rate equal to the lesser of (x) with respect to any Distribution Date which occurs on or prior to the Optional Call Date, One Month LIBOR plus the stated margin for such class, and for any Distribution Date thereafter, One Month LIBOR 1.5x the stated margin for such class, and (y) the Subordinate Available Funds Cap.

The “Optimal Interest Remittance Amount” will be equal, for each Distribution Date, to (a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans.

Except in the case of the Fixed-Rate Certificates, there will be no delay days on the Offered Certificates and interest will accrue on the Offered Certificates at their respective Certificate Interest Rates (as described above) from the Distribution Date in the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date) through the day before such Distribution Date, in each case on an Actual /360 basis except for the Class A-IO (the Class A-IO will accrue interest on a 30/360 basis).  The Fixed-Rate Certificates will have a 27 day delay and interest will accrue over the calendar month immediately preceding such Distribution Date on a 30/360 basis.

Realized Losses:

If a Mortgage Loan becomes a liquidated loan and the net liquidation proceeds relating thereto and allocated to principal are less than the principal balance on such Mortgage Loan, the amount of such insufficiency is a “Realized Loss”.  Realized Losses will, in effect, be absorbed by (1) Excess Interest, (2) reduction of Reserve Fund, (3) reduction of Overcollateralization and (4) reduction of the amounts distributable to the Subordinate Certificates in reverse order of seniority.

Following the reduction of any O/C to zero, all allocable Realized Losses will be applied in reverse sequential order, beginning with the Class B-3 Certificates and ending with the Class M-1 Certificates. The balances of the Class A Certificates will not be reduced by Realized Losses.

Deferred Principal Amount:

The “Deferred Principal Amount” with respect to each Class of Subordinate Certificates and each Distribution Date will be equal to the amount by which (x) the aggregate of applied Realized Losses previously applied in reduction of the Class Principal Balance thereof, together with interest thereon at the applicable Interest Rate, exceeds (y) the aggregate of amounts previously distributed in reimbursement of such Realized Losses, plus accrued interest.

Class 1-A5 Lockout Percentage:

The Class 1-A5 Lockout Percentage for any Distribution Date will be equal to the following applicable percentages with respect to such Distribution Date:

Distribution Date	Lockout Pct%
April 2006 through March 2009 (Distribution Dates 1 to 36)	0%
April 2009 through March 2011 (Distribution Dates 37 to 60)	45%
April 2011 through March 2012 (Distribution Dates 61 to 72)	80%
April 2012 through March 2013 (Distribution Dates 73 to 84)	100%
April 2013 and thereafter (Distribution Dates 85+)	300%

Class 1-A5 Principal Payment:

The Class 1-A5 Principal Payment for any Distribution Date will be equal to the product of (i) the Class 1-A5 Lockout Percentage, (ii) the fraction, the numerator of which is equal to the balance of the Class 1-A5 Certificates immediately prior to that Distribution Date and the denominator of which is equal to the sum of the balances of the Fixed-Rate Certificates immediately prior to that Distribution Date and (iii) principal received from the Pool 1 Mortgage Loans allocable to the Fixed-Rate Certificates.

Limited Cross-Collateralization:

If the Senior Certificates relating to one Mortgage Pool have been retired, then principal payments on the mortgage loans in that Mortgage Pool will be distributed to the remaining Senior Certificates relating to the other Mortgage Pool, if any, before being distributed to the Subordinate Certificates, in accordance to the Principal Payment Priority listed below.

Interest Payment Priority:

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for each Mortgage Pool (and, where specified, amounts received under the Cap Agreement) for such date will be distributed concurrently as follows:

A.

On Each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 1 for such date will be distributed in the following order of priority:

1.

To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement, to the extent not paid pursuant to step B(1) below;

2.

to pay the Custodian Fee and the Trustee Fee for Pool 1;

3.

to pay Current Interest and Carryforward Interest to the A-IO(1) Component;

4.

to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata;

5.

to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;

6.

for application in clause (C) below;

B.

On Each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 2 for such date will be distributed in the following order of priority:

1.

To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the swap agreement;

2.

to pay the Custodian Fee and the Trustee Fee for Pool 2;

3.

to pay Current Interest and Carryforward Interest to the A-IO(2) Component;

4.

to pay Current Interest and Carryforward Interest to the Senior LIBOR Certificates, pro-rata;

5.

to pay Current Interest and Carryforward Interest to the Fixed-Rate Certificates, pro-rata,

6.

for application in clause (C) below;

C.

On Each Distribution Date, the remaining amounts of the Interest Remittance Amounts from Pool 1 and  Pool 2 for such date will be distributed in the following order of priority:

1.

to pay Current Interest and Carryforward Interest to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order;

2.

to pay to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the Pooling and Servicing Agreement;

3.

Any interest remaining after the applications pursuant to priority clause (C) (2) above will be deemed “Excess Interest” for such Distribution Date.  “Excess Interest” will be distributed as principal in the following order of priority:

 (i) prior to the Stepdown Date or on any Distribution Date for which a Trigger Event is in effect, sequentially as follows:

(a)

to the Fixed-Rate and Senior LIBOR Certificates, as described under “Principal Payment Priority”, until reduced to zero;

(b)

sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until reduced to zero to build and maintain the O/C Target;

Interest Payment Priority (cont.):

(ii) on or after the Stepdown Date and on any Distribution Date for which a Trigger Event is not in effect, concurrently in proportion to their respective class principal amounts after giving effect to distributions already made on such Distribution Date, pro-rata to the Class A, as described under “Principal Payment Priority”, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates to build and maintain O/C Target;

4.

to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any unpaid Carryforward Interest, to the extent of amounts received under the Cap  Agreement (1);

5.

to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any unpaid Carryforward Interest, to the extent of amounts received under the Cap  Agreement (1);

6.

to the extent of any remaining amounts received under the Cap Agreement, the amount of any losses on the Mortgage Loans in the priority specified pursuant to  priority clause (3) above (1);

7.

to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest and any remaining amounts received under the Cap Agreement (1);

8.

to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent of Excess Interest and any remaining amounts received under the Cap Agreement (1);

9.

to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, any Deferred Principal Amounts, to the extent of Excess Interest and any amounts received under the Cap Agreement (1);

10.

to the Reserve Fund any remaining cap payments received under the Cap Agreement up to the Reserve Fund Requirement (1);

11.

to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty;

12.

to the Supplemental Interest Trust, for distribution pursuant to priority (12) under Supplemental Interest Trust Payment Priority (1).

(1) Cap payments received under the Cap Agreement will be allocated pursuant to priority clauses (4), (5), (6), (7), (8), (9), (10) and (12), in that order of priority.

Supplemental Interest

Trust Payment Priority:

On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date), all payments due under the interest rate swap agreement and any swap termination payment (other than swap termination payment due to a default on the part of the Swap Counterparty) pursuant to the interest rate swap agreement will generally be distributed in the following order of priority after making payments described under Interest Payment Priority above:

1.

to pay any Net Swap Payment owed to the Swap Counterparty pursuant to the interest rate swap agreement;

2.

to pay any swap termination payment to the Swap Counterparty, to the extent the termination is not due to a default on the part of the Swap Counterparty;

3.

to pay Carryforward Interest to the Senior Certificates, pro-rata, to the extent unpaid;

4.

to pay Carryforward Interest to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, to the extent unpaid;

5.

to the extent of the amount of any losses on the Mortgage Loans in the priority specified pursuant to priority clause (C.)(3) of the Interest Payment Priority;

6.

to pay to the Class A Certificates, in proportion to their respective shortfall amounts, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid;

7.

to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extend unpaid;

8.

to pay sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, any Deferred Principal Amounts, to the extent unpaid;

9.

if applicable, for application to the purchase of a replacement interest rate swap agreement;

10.

to the Reserve Fund, any amounts necessary to achieve the Reserve Fund Requirement;

11.

to pay to the Swap Counterparty, any swap termination payment to the extent the termination is due to a default on the part of the Swap Counterparty; and

12.

Any remaining funds remaining on deposit in the Supplemental Interest Trust will be distributed to the Class X Certificates.

Following the Distribution Date in March 2010 the Swap Notional Amount will be equal to zero.

Principal Payment Priority:

Distributions of principal on the Fixed-Rate and LIBOR Certificates will be made on each Distribution Date in an aggregate amount equal to the Principal Distribution Amount for each Mortgage Pool for such Distribution Date. The Class A-IO Certificates will not be entitled to receive any distributions of principal.  To the extent that any Net Swap Payments owed by the Supplemental Interest Trust to the Swap Counterparty cannot be covered by interest received or advanced from the Mortgage Loans, principal available for payment to the Certificateholders, particularly to the Certificateholders of the Pool 2 Senior Certificates and the Subordinate Certificates, will be reduced to the extent necessary to fulfill the obligations to the Swap Counterparty.

The Fixed-Rate Certificates will be allocated principal primarily from the Pool 1 Mortgage Loans.  The Senior LIBOR Certificates will be allocated principal primarily from the Pool 2 Mortgage Loans.  The Subordinate Certificates will be allocated principal from all the Mortgage Loans.  Within the Fixed-Rate Certificates, the Class 1-A5 Certificates will receive principal in the amount of the Class 1-A5 Principal Payment, to the extent principal is available from the Pool 1 Mortgage Loans.

Principal Payment Priority

(cont.):

Within the Fixed-Rate Certificates, Pool 1 principal will be allocated sequentially as follows:

1.

To pay the Class 1-A5 Certificates, up to the Class 1-A5 Principal Payment; and

2.

To pay the Class 1-A1, Class 1-A2, Class 1-A3, Class 1-A4 and Class 1-A5, in that order, until reduced to zero.

Within the Senior LIBOR Certificates, Pool 2 principal will be allocated concurrently as follows:

1.

To pay the Class 2-A1, Class 2-A2 and Class 2-A3, in that order, until reduced to zero; and

2.

To pay the Class 2-A4 Certificate, until reduced to zero.

I.  On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring (a) before the Stepdown Date or (b) on or after the Stepdown Date and for which a Trigger Event is in effect, concurrently, as follows:

A.

Pool 1.  Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 1 will be distributed in the following order of priority:

1.

To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment, owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority or from the Principal Distribution Amount from Pool 2;

2.

to the Fixed-Rate Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;

3.

to the Senior LIBOR Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;

4.

to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.

for application pursuant to priority step “C” of Interest Payment Priority on page 23.

B.

Pool 2.  Until the total aggregate principal balance of the Certificates equals the aggregate pool balance of the Mortgage Loans minus the Target O/C Amount for that Distribution Date, the Principal Distribution Amount for Pool 2 will be distributed in the following order of priority:

1.

To deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority;

2.

to the Senior LIBOR Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;

3.

to the Fixed-Rate Certificates, pursuant to the paydown rules described above until their principal balances are reduced to zero;

4.

to the Class M-1, Class M-2, Class M-3, Class M-4, Class B-1, Class B-2 and Class B-3 Certificates, sequentially, in that order, in reduction of their respective principal balances, until their principal balances are reduced to zero; and

5.

for application pursuant to priority step “C” of Interest Payment Priority on page 23.

Principal Payment Priority

(cont.):

II. On each Distribution Date (or in the case of payments to the Swap Counterparty, the Business Day prior to each Distribution Date) occurring on or after the Stepdown Date and for which a Trigger Event is not in effect, as follows:

1.

For Pool 2, to deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not previously paid under Interest Payment Priority;

2.

For Pool 1, to deposit into the Supplemental Interest Trust Account any Net Swap Payment or any swap termination payment owed to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty), to the extent not previously paid under Interest Payment Priority or pursuant to priority step “1.” above;

3.

concurrently, to the Fixed-Rate Certificates, as a group, the Senior LIBOR Certificates, as a group and the Subordinate Certificates, pro rata, in reduction of their respective principal balances, until their principal balances have been reduced to zero; provided, that distributions between the Fixed-Rate Certificates and the Senior LIBOR Certificates will be allocated on the basis of the Group 1 Senior Principal Distribution Percentage and the Group 2 Senior Principal Distribution Percentage, respectively, and will be made in accordance with the paydown rules displayed above on page 26; and

4.

for application pursuant to priority step “C” of the Interest Payment Priority on page 23.

Group 1 Senior Principal Distribution

Percentage:

The Group 1 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Fixed-Rate Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 1 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Group 2 Senior Principal Distribution

Percentage:

The Group 2 Senior Principal Distribution Percentage will equal, for any Distribution Date and the Fixed-Rate Certificates, the percentage equivalent of a fraction, the numerator of which is the Principal Remittance Amount for Pool 2 and the denominator of which is the sum of the Principal Remittance Amounts for Pool 1 and Pool 2 for such Distribution Date.

Reps and Warrants:

The seller will be obligated to repurchase any mortgage loan if any effort to enforce the related mortgage loan or the related mortgage, deed of trust or other security instrument is materially impaired by the documentation defect. However, no mortgage loan with respect to which a copy of the original mortgage is missing will be required to be repurchased unless and until the mortgage loan is to be foreclosed upon and the mortgage is unenforceable because the original mortgage cannot be obtained from the public recording office.

Prospectus:

The Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus"). Complete information with respect to the Certificates and the Mortgage Loans is contained in the Prospectus. The foregoing is qualified in its entirety by the information appearing in the Prospectus. To the extent that the foregoing is inconsistent with the Prospectus, the Prospectus shall govern in all respects. Sales of the Certificates may not be consummated unless the purchaser has received the Prospectus.

Mortgage Loan Tables:

The following tables describe the Mortgage Loans and the related mortgaged properties as of the close of business on the Statistical Calculation Date. The sum of the columns below may not equal the total indicated due to rounding.

In addition, the mortgage loans can be summarized below in four categories based on the following characteristics (see collateral table on page 37 below):

1) A/Alt A

Current mortgage loans that are insured and uninsured with FICO Scores greater than 640.  Loans that fall within the A/Alt A category have a maximum of two-times 30 days late over the prior 12 months, and have not been 60 days past due over the prior 12 months, as of the Cut-Off Date.

2) Insured

Insured mortgage loans that do not fall within the definition of A/Alt A (as defined above).

3) Sub-Prime

Uninsured mortgage loans that do not fall within the definition of A/Alt A or Insured (as defined above).

NOTE: The information related to the Mortgage Loans described herein is preliminary and is meant to reflect information as of the Cut-off Date.  It is expected that on or prior to the Closing Date, unscheduled principal payments will reduce the principal balance of the Mortgage Loans as of the Cut-off Date and may cause a decrease in the aggregate principal balance of the Mortgage Loans, as reflected herein, of up to 10%.  Consequently, the initial principal balance of any of the Offered Certificates by the Closing Date is subject to an increase or decrease of up to 10% from amounts shown on page 4 under “Bond Summary” hereof.

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis – To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.85	1.31	1.00	0.80	0.66
Principal Window	Apr06 - Apr10	Apr06 - Feb09	Apr06 - Jun08	Apr06 - Dec07	Apr06 - Sep07
Principal # Months	49	35	27	21	18

Class 1-A2
Avg. Life (yrs)	5.57	4.03	3.00	2.31	1.90
Principal Window	Apr10 - Oct14	Feb09 - Sep11	Jun08 - Jun10	Dec07 - Mar09	Sep07 - Aug08
Principal # Months	55	32	25	16	12

Class 1-A3
Avg. Life (yrs)	10.18	6.65	4.78	3.43	2.63
Principal Window	Oct14 - Mar18	Sep11 - Oct14	Jun10 - Aug11	Mar09 - Mar10	Aug08 - Jan09
Principal # Months	42	38	15	13	6

Class 1-A4
Avg. Life (yrs)	14.06	10.48	7.56	5.39	3.74
Principal Window	Mar18 - Nov20	Oct14 - Mar17	Aug11 - Oct14	Mar10 - Feb13	Jan09 - Dec11
Principal # Months	33	30	39	36	36

Class 1-A5
Avg. Life (yrs)	7.25	6.73	6.31	5.72	5.10
Principal Window	Apr09 - Nov20	Apr09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	140	96	67	47	33

Class 2-A1
Avg. Life (yrs)	1.92	1.33	1.00	0.79	0.65
Principal Window	Apr06 - Jun10	Apr06 - Mar09	Apr06 - Jun08	Apr06 - Dec07	Apr06 - Aug07
Principal # Months	51	36	27	21	17

Class 2-A2
Avg. Life (yrs)	5.80	4.05	3.00	2.32	1.89
Principal Window	Jun10 - Feb14	Mar09 - Oct11	Jun08 - May10	Dec07 - Mar09	Aug07 - Aug08
Principal # Months	45	32	24	16	13

Class 2-A3
Avg. Life (yrs)	12.01	8.80	6.71	5.16	4.03
Principal Window	Feb14 - Nov20	Oct11 - Mar17	May10 - Oct14	Mar09 - Feb13	Aug08 - Dec11
Principal # Months	82	66	54	48	41

Class 2-A4
Avg. Life (yrs)	5.58	4.01	3.03	2.34	1.87
Principal Window	Apr06 - Nov20	Apr06 - Mar17	Apr06 - Oct14	Apr06 - Feb13	Apr06 - Dec11
Principal # Months	176	132	103	83	69

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed as defined on page 8.

PREPAYMENT SENSITIVITY ANALYSIS (cont’d)

Sensitivity Analysis – To 10% Call

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class M-2
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class M-3
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class M-4
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class B-1
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class B-2
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

Class B-3
Avg. Life (yrs)	9.91	7.29	5.87	5.18	4.68
Principal Window	Apr11 - Nov20	Nov09 - Mar17	Apr09 - Oct14	Apr09 - Feb13	Apr09 - Dec11
Principal # Months	116	89	67	47	33

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed as defined on page 8.

PREPAYMENT SENSITIVITY ANALYSIS

Sensitivity Analysis – To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class 1-A1
Avg. Life (yrs)	1.85	1.31	1.00	0.80	0.66
Principal Window	Apr06 - Apr10	Apr06 - Feb09	Apr06 - Jun08	Apr06 - Dec07	Apr06 - Sep07
Principal # Months	49	35	27	21	18

Class 1-A2
Avg. Life (yrs)	5.57	4.03	3.00	2.31	1.90
Principal Window	Apr10 - Oct14	Feb09 - Sep11	Jun08 - Jun10	Dec07 - Mar09	Sep07 - Aug08
Principal # Months	55	32	25	16	12

Class 1-A3
Avg. Life (yrs)	10.18	6.65	4.78	3.43	2.63
Principal Window	Oct14 - Mar18	Sep11 - Oct14	Jun10 - Aug11	Mar09 - Mar10	Aug08 - Jan09
Principal # Months	42	38	15	13	6

Class 1-A4
Avg. Life (yrs)	16.09	12.39	9.03	6.15	3.74
Principal Window	Mar18 - May29	Oct14 - Mar26	Aug11 - Jul22	Mar10 - Apr19	Jan09 - Dec11
Principal # Months	135	138	132	110	36

Class 1-A5
Avg. Life (yrs)	7.26	6.76	6.40	6.13	5.91
Principal Window	Apr09 - Mar29	Apr09 - Jan26	Apr09 - May22	Apr09 - Feb19	Apr09 - Nov16
Principal # Months	240	202	158	119	92

Class 2-A1
Avg. Life (yrs)	1.92	1.33	1.00	0.79	0.65
Principal Window	Apr06 - Jun10	Apr06 - Mar09	Apr06 - Jun08	Apr06 - Dec07	Apr06 - Aug07
Principal # Months	51	36	27	21	17

Class 2-A2
Avg. Life (yrs)	5.80	4.05	3.00	2.32	1.89
Principal Window	Jun10 - Feb14	Mar09 - Oct11	Jun08 - May10	Dec07 - Mar09	Aug07 - Aug08
Principal # Months	45	32	24	16	13

Class 2-A3
Avg. Life (yrs)	13.35	9.90	7.58	5.82	4.50
Principal Window	Feb14 - Jan33	Oct11 - Sep28	May10 - Jun24	Mar09 - Apr21	Aug08 - Oct18
Principal # Months	228	204	170	146	123

Class 2-A4
Avg. Life (yrs)	5.96	4.32	3.28	2.53	2.00
Principal Window	Apr06 - Jan33	Apr06 - Sep28	Apr06 - Jun24	Apr06 - Apr21	Apr06 - Oct18
Principal # Months	322	270	219	181	151

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed as defined on page 8.

PREPAYMENT SENSITIVITY ANALYSIS (cont’d)

Sensitivity Analysis – To Maturity

Prepayment Assumption (1)	50%	75%	100%	125%	150%

Class M-1
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class M-2
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class M-3
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class M-4
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class B-1
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class B-2
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

Class B-3
Avg. Life (yrs)	10.70	7.96	6.46	5.80	5.31
Principal Window	Apr11 - Jan33	Nov09 - Sep28	Apr09 - Jun24	Apr09 - Apr21	Apr09 - Oct18
Principal # Months	262	227	183	145	115

(1) 100% of the Prepayment Assumption is equal to the Pricing Prepayment Speed as defined on page 8.

A-IO SENSITIVITY ANALYSIS

Price (%)(1) Yield (%)
4.01321	7.80
4.02321	7.54
4.03321	7.28
4.04321	7.02
4.05321	6.76
4.06321	6.51
4.07321	6.25
4.08321	6.00
4.09321	5.75
4.10321	5.50
4.11321	5.25
4.12321	5.00
4.13321	4.76
4.14321	4.51
4.15321	4.27
4.16321	4.02
4.17321	3.78
4.18321	3.54
4.19321	3.30
4.20321	3.06
4.21321	2.82
WAL	1.26
Mod Durn	0.98

(1)

Assumes prepayments occur at 21% CPR.

POOL 1 SENIOR AVAILABLE FUNDS CAP

Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 1 Senior Available Funds Cap (%) (1)(2)
1	7.64%	38	21.07%	75	14.14%
2	8.40%	39	21.78%	76	14.11%
3	9.34%	40	21.70%	77	14.38%
4	10.16%	41	22.44%	78	14.46%
5	11.37%	42	22.74%	79	14.37%
6	12.38%	43	22.57%	80	14.63%
7	13.20%	44	23.36%	81	14.54%
8	14.44%	45	23.18%	82	14.85%
9	15.30%	46	24.02%	83	14.96%
10	16.63%	47	24.36%	84	14.51%
11	17.76%	48	23.38%	85	15.17%
12	17.66%	49	11.89%	86	15.10%
13	18.97%	50	11.82%	87	15.41%
14	18.84%	51	11.99%	88	15.34%
15	19.42%	52	12.16%	89	15.66%
16	19.11%	53	12.35%	90	15.80%
17	19.72%	54	12.38%	91	15.74%
18	19.99%	55	12.32%	92	16.08%
19	19.77%	56	12.51%	93	16.02%
20	20.44%	57	12.46%	94	16.37%
21	20.07%	58	12.67%	95	16.53%
22	20.73%	59	12.75%	96	16.05%
23	20.94%	60	12.44%	97	14.15%
24	20.29%	61	12.90%	98	14.15%
25	21.37%	62	12.81%	99	14.42%
26	21.15%	63	13.00%	100	14.43%
27	21.82%	64	12.91%	101	14.71%
28	21.60%	65	13.11%	102	14.87%
29	22.30%	66	13.41%	103	14.89%
30	22.60%	67	13.32%	104	15.20%
31	22.57%	68	13.53%	105	15.23%
32	23.32%	69	13.44%
33	23.06%	70	13.66%
34	23.82%	71	13.85%
35	24.09%	72	13.59%
36	22.78%	73	13.99%
37	21.24%	74	13.90%

1.

Assumes no losses, 10% cleanup call, 21% CPR, 1 month LIBOR ramp from 4.809% to 15% by month 12 and other indices ramp from their initial values to 15% by month 12. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 1 Senior Available Funds Cap defined herein.

2.

The Pool 1 Senior Available Funds Cap is calculated as (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 1 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) the sum of (x) any Net Swap Payment and any swap termination payment due to the Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) to the extent not paid from collections on the Pool 2 Mortgage Loans and (y)  interest accrued on the Class A-IO(1) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Fixed-Rate Certificates immediately prior to that Distribution Date, multiplied by (B) 12.

POOL 2 SENIOR AVAILABLE FUNDS CAP

Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)	Distribution Period	Pool 2 Senior Available Funds Cap (%) (1)(2)
1	8.96%	38	16.73%	75	13.73%
2	6.51%	39	16.46%	76	14.14%
3	6.83%	40	17.03%	77	13.73%
4	7.60%	41	16.89%	78	13.72%
5	7.96%	42	16.99%	79	14.14%
6	8.45%	43	17.54%	80	13.73%
7	9.41%	44	17.37%	81	14.13%
8	9.77%	45	17.86%	82	13.72%
9	10.60%	46	17.82%	83	13.72%
10	10.87%	47	17.93%	84	15.03%
11	11.47%	48	19.27%	85	13.73%
12	12.78%	49	13.11%	86	14.14%
13	12.02%	50	13.51%	87	13.74%
14	12.44%	51	13.12%	88	14.15%
15	12.27%	52	13.51%	89	13.76%
16	12.64%	53	13.13%	90	13.76%
17	12.54%	54	13.21%	91	14.17%
18	12.63%	55	13.62%	92	13.77%
19	13.07%	56	13.46%	93	14.18%
20	13.30%	57	13.91%	94	13.78%
21	13.71%	58	13.51%	95	13.79%
22	13.83%	59	13.56%	96	15.09%
23	14.36%	60	14.89%	97	13.12%
24	15.13%	61	13.61%	98	13.53%
25	14.65%	62	14.03%	99	13.13%
26	15.13%	63	13.62%	100	13.54%
27	15.00%	64	14.05%	101	13.13%
28	15.53%	65	13.64%	102	13.13%
29	15.64%	66	13.65%	103	13.54%
30	15.74%	67	14.08%	104	13.14%
31	16.51%	68	13.67%	105	13.54%
32	16.37%	69	14.08%
33	17.09%	70	13.67%
34	16.96%	71	13.68%
35	17.28%	72	14.51%
36	18.67%	73	13.69%
37	16.27%	74	14.09%

1.

Assumes no losses, 10% cleanup call, 21% CPR, 1 month LIBOR ramp from 4.49 % to 15% by month 12 and other indices ramp from their initial values to 15% by month 12. The values indicated include proceeds received under the Cap and Swap Agreements, although such proceeds are excluded from the calculation of the Pool 2 Senior Available Funds Cap defined herein.

2.

The Pool 2 Senior Available Funds Cap is calculated as (A)(1)(a) the total of interest accrued (whether or not collected or advanced) for the related Due Period on all the Pool 2 Mortgage Loans at the applicable Net Mortgage Rates plus any amounts received under the Cap and Swap Agreements, minus (b) ) the sum of (x) any Net Swap Payment and any swap termination payment due to Swap Counterparty (other than a swap termination payment due to a default on the part of the Swap Counterparty) and (y)  interest accrued on the Class A-IO(2) Component for such Distribution Date, multiplied by (2) the fraction of (I) the aggregate balance of the Fixed-Rate and Senior LIBOR Certificates immediately prior to that Distribution Date over (II) the aggregate balance of the Fixed-Rate and LIBOR Certificates immediately prior to that Distribution Date, divided by (3) the aggregate balance of the Senior LIBOR Certificates immediately prior to that Distribution Date, the fraction, expressed as a percentage, the numerator of which is 360 and the denominator of which is the actual number of days in the related Accrual Period.

PER ANNUM EXCESS INTEREST

Distribution Period	Excess Interest (%) (1) (2)	Distribution Period	Excess Interest (%) (1) (2)	Distribution Period	Excess Interest (%) (1) (2)
1	2.43%	38	2.76%	75	2.83%
2	1.14%	39	2.62%	76	2.98%
3	1.05%	40	2.76%	77	2.84%
4	1.24%	41	2.62%	78	2.84%
5	1.22%	42	2.62%	79	2.99%
6	1.26%	43	2.76%	80	2.85%
7	1.55%	44	2.61%	81	2.99%
8	1.51%	45	2.75%	82	2.85%
9	1.68%	46	2.61%	83	2.86%
10	1.58%	47	2.60%	84	3.31%
11	1.61%	48	3.04%	85	2.88%
12	1.96%	49	2.71%	86	3.03%
13	1.55%	50	2.85%	87	2.90%
14	1.72%	51	2.71%	88	3.05%
15	1.61%	52	2.85%	89	2.91%
16	1.74%	53	2.71%	90	2.92%
17	1.62%	54	2.74%	91	3.08%
18	1.63%	55	2.88%	92	2.94%
19	1.76%	56	2.79%	93	3.10%
20	1.69%	57	2.94%	94	2.96%
21	1.81%	58	2.80%	95	2.97%
22	1.88%	59	2.80%	96	3.42%
23	2.08%	60	3.23%	97	2.99%
24	2.36%	61	2.81%	98	3.15%
25	2.13%	62	2.95%	99	3.02%
26	2.31%	63	2.81%	100	3.17%
27	2.20%	64	2.95%	101	3.04%
28	2.38%	65	2.81%	102	3.05%
29	2.30%	66	2.80%	103	3.21%
30	2.32%	67	2.95%
31	2.77%	68	2.81%
32	2.63%	69	2.95%
33	2.77%	70	2.81%
34	2.63%	71	2.82%
35	2.63%	72	3.11%
36	3.07%	73	2.83%
37	2.64%	74	2.97%

1.

Assumes no losses, 10% cleanup call, 21% CPR and 1 month LIBOR, 6 month LIBOR, Prime, COFI 11th District,  3 month CMT, 6 month CMT and 1 year CMT, are 4.809%, 5.069%, 7.500%, 3.347%, 4.683%, 4.812% and 4.784% respectively.

2.

Excess Interest is equal to (A) the product of (1) interest remaining after payment of Current Interest on the Senior and Subordinate Certificates and (2) 12, divided by (B) the principal balance of Fixed-Rate and LIBOR Certificates.

COLLATERAL SUMMARY

Mortgage Loan Characteristics - Aggregate

Aggregate Outstanding Principal Balance		$ 407,394,156
Aggregate Original Principal Balance		$ 479,021,598
Number of Mortgage Loans		3,940
	Minimum	Maximum	Average (1)
Original Principal Balance	$6,175	$3,925,000	$121,579
Outstanding Principal Balance	$3,034	$3,203,955	$103,400
	Minimum	Maximum	Weighted Average (2)
Original Term (mos)	12	480	330
Remaining Term (mos)	1	360	267
Loan Age (mos)	0	398	63
Current Interest Rate	1.000%	18.000%	7.622%
Periodic Rate Cap(3)(4)	0.100%	10.000%	1.495%
Gross Margin(3)	0.000%	11.400%	3.903%
Maximum Mortgage Rate(3)(4)	7.480%	24.000%	13.647%
Minimum Mortgage Rate(3)(4)	0.250%	16.050%	5.168%
Months to Roll(3)	1	91	16
Current Loan-to-Value	1.46%	111.59%	66.93%
Credit Score(4)	500	842	667
	Earliest	Latest
Maturity Date	1/2/2006	3/1/2036
	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	1.79%
		1985	2.11%
	Percent of	1986	0.76%
Loan Type	Mortgage Pool	1987	1.63%
Adjustable-Rate	65.55%	1988	2.40%
Fixed-Rate	34.45%	1989	1.10%
		1990	1.01%
	Percent of	1991	1.51%
Occupancy	Mortgage Pool	1992	3.07%
Primary	76.34%	1993	2.82%
Investment	21.35%	1994	4.06%
Second Home	2.31%	1995	4.42%
		1996	1.46%
	Percent of	1997	1.28%
Property Type	Mortgage Pool	1998	3.02%
Single Family	70.65%	1999	2.46%
Single Family (Other)(5)	4.01%	2000	1.77%
PUD	8.28%	2001	3.80%
Condo	7.67%	2002	7.45%
2 to 4 Family	4.68%	2003	1.57%
Commercial (Other)(6)	4.72%	2004	4.01%
		2005	39.55%
		2006	6.96%

		Loan Purpose	% Mortgage Pool
		Purchase	57.06%
		Refinance With Cash Out	27.05%
		Refinance No Cash Out	15.89%

(1) Sum of Principal Balance divided by total number of loans.

(2) Weighted by Outstanding Principal Balance.

(3) ARM loans only.

(4) Minimum, Maximum and Weighting only for loans with values.

(5) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(6) Commercial (Other) includes the following property types: industrial, multi-family, office, retail and warehouse.

Mortgage Loan Characteristics (cont.)

Category	A/Alt A	Insured	Subprime	Total
% of Total	50.53%	2.03%	47.44%	100.00%
Fixed	29.42%	64.18%	38.54%	34.45%
ARM	70.58%	35.82%	61.46%	65.55%
Current Balance	205,864,924	8,277,701	193,251,531	407,394,156
No. of Loans	1,942	86	1,912	3,940
Average Current Balance	106,007	96,252	101,073	103,400
% => $200K	51.34%	27.74%	44.34%	47.54%
% => $500K	18.21%	0.00%	19.13%	18.28%
WAC	6.963%	7.084%	8.347%	7.622%
WAM	257	283	277	267
WA Age	74	61	51	63
WA OTERM	331	344	328	330
Balloon	4.10%	2.48%	5.54%	4.75%
Fully Amortizing	95.90%	97.52%	94.46%	95.25%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	723	574	600	667
% below 640	0.00%	91.54%	72.01%	36.02%
WA Current LTV	65.40%	82.97%	67.87%	66.93%
WA Margin	3.366%	2.754%	4.589%	3.903%
WA Lifetime Cap (non-zero)	13.111%	12.926%	14.360%	13.647%
WA MTR	15	20	17	16
Property Type:
Single Family	70.70%	69.55%	70.63%	70.65%
Single Family (Other) (1)	5.49%	2.39%	2.51%	4.01%
Condo	7.50%	6.70%	7.89%	7.67%
PUD	9.29%	19.11%	6.73%	8.28%
Commercial (Other) (2)	2.53%	0.00%	7.25%	4.72%
2-4 Family	4.49%	2.25%	4.98%	4.68%
Occupancy Status:
Owner Occupied	75.64%	88.45%	76.56%	76.34%
Investment	21.98%	4.54%	21.40%	21.35%
Second Home	2.38%	7.01%	2.04%	2.31%
Loan Purpose:
Purchase	62.35%	71.80%	50.79%	57.06%
Refinance With Cash Out	23.58%	9.50%	31.51%	27.05%
Refinance No Cash Out	14.07%	18.71%	17.70%	15.89%
Insurance:
Conventional Insured	3.92%	100.00%	0.00%	4.01%
Non-MI	96.08%	0.00%	100.00%	95.99%
States > 5% of Total:
TX	7.37%	11.60%	16.63%	11.85%
CA	30.26%	0.72%	23.26%	26.34%
FL	7.49%	5.46%	13.79%	10.44%
Other	54.88%	82.22%	46.32%	51.38%
Delinquency Status:
Current	100.00%	84.60%	85.47%	92.79%
1 Month Delinquent	0.00%	15.40%	14.53%	7.21%

(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(2) Commercial (Other) includes the following property types: industrial, multi-family, office, retail and warehouse..

Mortgage Loan Characteristics (cont.)

Index:(1)
6 MO CD	0.12%	0.00%	0.13%	0.12%
1 MO LIBOR	7.87%	0.00%	0.08%	4.32%
1 YR CMT	31.48%	40.17%	17.15%	25.20%
1 YR LIBOR	4.35%	0.00%	2.43%	3.45%
2 YR CMT	0.38%	4.62%	0.40%	0.44%
3 MO CMT	0.57%	0.00%	0.00%	0.31%
3 YR CMT	3.00%	17.42%	1.93%	2.68%
5 YR CMT	0.60%	0.00%	0.02%	0.33%
6 MO CMT	0.18%	0.00%	0.11%	0.15%
10 YR CMT	0.49%	0.00%	0.00%	0.27%
7 YR CMT	0.11%	0.00%	0.00%	0.06%
6 MO LIBOR	33.30%	21.31%	63.77%	46.72%
COFI	8.68%	10.10%	2.11%	5.77%
PRIME	8.30%	6.38%	10.92%	9.45%
OTHER	0.57%	0.00%	0.95%	0.73%
(1) For Adjustable Rate Loans only.

Original Principal Balances of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
6,175.00 - 49,999.99	1,183	$27,872,520.36	6.84%	8.615%	$23,560.88	646	63.36%
50,000.00 - 99,999.99	1,355	75,780,296.19	18.60	7.962	55,926.42	649	66.03
100,000.00 - 149,999.99	560	55,809,732.21	13.70	7.581	99,660.24	662	64.46
150,000.00 - 199,999.99	263	40,170,197.34	9.86	7.543	152,738.39	663	67.11
200,000.00 - 249,999.99	168	31,882,133.67	7.83	7.242	189,774.61	673	67.93
250,000.00 - 299,999.99	93	22,885,329.01	5.62	7.630	246,078.81	667	70.71
300,000.00 - 349,999.99	77	22,736,597.01	5.58	7.035	295,280.48	676	70.86
350,000.00 - 399,999.99	69	22,659,189.32	5.56	7.065	328,394.05	681	69.32
400,000.00 - 449,999.99	43	16,179,106.31	3.97	7.130	376,258.29	670	70.02
450,000.00 - 499,999.99	31	13,023,768.40	3.20	7.232	420,121.56	678	67.80
500,000.00 - 549,999.99	30	13,296,103.48	3.26	6.869	443,203.45	695	65.48
550,000.00 - 599,999.99	16	8,266,141.92	2.03	8.217	516,633.87	671	74.22
600,000.00 - 649,999.99	9	5,402,182.38	1.33	6.583	600,242.49	667	69.30
650,000.00 - 699,999.99	5	3,197,951.17	0.78	7.574	639,590.23	715	64.90
700,000.00 - 749,999.99	6	4,059,862.99	1.00	6.816	676,643.83	695	58.71
750,000.00 - 799,999.99	1	780,000.00	0.19	5.875	780,000.00	653	67.83
800,000.00 - 849,999.99	2	1,611,027.87	0.40	7.419	805,513.94	726	65.86
850,000.00 - 899,999.99	6	4,644,899.05	1.14	6.306	774,149.84	768	58.88
900,000.00 - 949,999.99	4	3,648,366.38	0.90	7.914	912,091.60	712	69.84
950,000.00 - 999,999.99	2	1,925,200.36	0.47	7.926	962,600.18	640	72.26
1,150,000.00 - 1,199,999.99	2	2,391,080.37	0.59	6.418	1,195,540.19	714	86.39
1,200,000.00 - 1,249,999.99	1	1,188,587.17	0.29	6.875	1,188,587.17	594	51.68
1,250,000.00 - 1,299,999.99	1	1,257,094.87	0.31	6.560	1,257,094.87	735	69.84
1,300,000.00 - 1,349,999.99	1	1,299,423.67	0.32	9.990	1,299,423.67	514	56.50
1,500,000.00 - 1,549,999.99	3	4,362,459.55	1.07	7.250	1,454,153.18	607	64.70
1,850,000.00 - 1,899,999.99	1	1,852,500.00	0.45	7.875	1,852,500.00	700	57.00
2,000,000.00 - 3,925,000.00	8	19,212,404.45	4.72	8.995	2,401,550.56	686	66.25
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the average Original Principal Balance of the Mortgage Loans is approximately $121,579.

Principal Balances of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
3,034.30 - 49,999.99	1,731	$47,722,806.95	11.71%	7.839%	$27,569.50	670	56.90%
50,000.00 - 99,999.99	1,089	76,586,862.46	18.80	7.949	70,327.70	652	66.10
100,000.00 - 149,999.99	420	51,187,495.95	12.56	7.579	121,874.99	656	65.76
150,000.00 - 199,999.99	221	38,223,963.30	9.38	7.618	172,959.11	661	67.04
200,000.00 - 249,999.99	136	30,297,233.54	7.44	7.283	222,773.78	673	70.35
250,000.00 - 299,999.99	86	23,338,676.38	5.73	7.319	271,379.96	684	70.74
300,000.00 - 349,999.99	60	19,309,256.61	4.74	7.184	321,820.94	664	70.77
350,000.00 - 399,999.99	55	20,600,398.37	5.06	7.546	374,552.70	658	72.83
400,000.00 - 449,999.99	36	15,243,013.22	3.74	7.026	423,417.03	679	75.00
450,000.00 - 499,999.99	22	10,412,924.94	2.56	7.192	473,314.77	680	68.57
500,000.00 - 549,999.99	20	10,397,207.76	2.55	7.029	519,860.39	683	66.75
550,000.00 - 599,999.99	16	9,250,976.51	2.27	7.980	578,186.03	673	73.96
600,000.00 - 649,999.99	7	4,386,258.13	1.08	6.263	626,608.30	668	75.07
650,000.00 - 699,999.99	6	4,028,508.56	0.99	7.515	671,418.09	733	67.42
700,000.00 - 749,999.99	6	4,304,036.08	1.06	7.327	717,339.35	689	55.20
750,000.00 - 799,999.99	2	1,578,748.07	0.39	6.571	789,374.04	669	62.38
800,000.00 - 849,999.99	2	1,657,721.85	0.41	6.458	828,860.93	781	81.67
850,000.00 - 899,999.99	3	2,611,741.38	0.64	5.921	870,580.46	763	65.24
900,000.00 - 949,999.99	3	2,767,575.00	0.68	8.523	922,525.00	696	73.37
950,000.00 - 999,999.99	2	1,925,200.36	0.47	7.926	962,600.18	640	72.26
1,150,000.00 - 1,199,999.99	3	3,579,667.54	0.88	6.569	1,193,222.51	674	74.87
1,250,000.00 - 1,299,999.99	2	2,556,518.54	0.63	8.303	1,278,259.27	623	63.06
1,350,000.00 - 1,399,999.99	1	1,362,459.55	0.33	7.250	1,362,459.55	624	43.95
1,500,000.00 - 1,549,999.99	2	3,000,000.00	0.74	7.250	1,500,000.00	599	74.12
1,850,000.00 - 1,899,999.99	1	1,852,500.00	0.45	7.875	1,852,500.00	700	57.00
1,950,000.00 - 1,999,999.99	1	1,950,118.85	0.48	8.530	1,950,118.85	NA	64.47
2,000,000.00 - 3,203,955.20	7	17,262,285.60	4.24	9.047	2,466,040.80	686	66.45
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the average Principal Balance of the Mortgage Loans is approximately $103,400.

Mortgage Rates of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.000 - 1.999	3	$598,153.10	0.15%	1.540%	$199,384.37	720	72.86%
2.000 - 2.999	7	228,525.08	0.06	2.300	32,646.44	692	62.81
3.000 - 3.999	88	4,053,361.42	0.99	3.353	46,060.93	659	67.11
4.000 - 4.999	239	15,117,661.81	3.71	4.500	63,253.82	700	58.97
5.000 - 5.999	565	58,685,314.35	14.41	5.527	103,867.81	719	63.69
6.000 - 6.999	801	102,056,216.25	25.05	6.423	127,411.01	690	69.05
7.000 - 7.999	497	68,012,068.04	16.69	7.408	136,845.21	669	70.25
8.000 - 8.999	425	49,552,669.61	12.16	8.450	116,594.52	645	68.24
9.000 - 9.999	507	53,811,902.76	13.21	9.369	106,137.88	624	64.14
10.000 - 10.999	378	26,646,748.01	6.54	10.440	70,494.04	614	67.73
11.000 - 11.999	267	22,006,396.36	5.40	11.405	82,420.96	599	64.23
12.000 - 12.999	85	3,959,482.30	0.97	12.401	46,582.14	630	67.88
13.000 - 13.999	35	1,689,295.54	0.41	13.295	48,265.59	577	59.60
14.000 - 14.999	28	680,451.83	0.17	14.344	24,301.85	576	69.71
15.000 - 15.999	8	146,985.18	0.04	15.383	18,373.15	593	57.45
16.000 - 16.999	4	50,465.78	0.01	16.218	12,616.45	645	22.14
17.000 - 18.000	3	98,458.08	0.02	18.000	32,819.36	528	31.07
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.622% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
5.46 - 10.00	4	$111,849.35	0.03%	4.296%	$27,962.34	595	6.36%
10.01 - 20.00	31	1,889,142.90	0.46	8.676	60,940.09	633	14.38
20.01 - 30.00	63	5,380,968.30	1.32	7.952	85,412.20	647	24.27
30.01 - 40.00	109	8,001,106.31	1.96	8.659	73,404.65	649	32.04
40.01 - 50.00	187	21,277,072.91	5.22	8.130	113,781.14	672	40.79
50.01 - 60.00	267	39,277,217.52	9.64	8.554	147,105.68	655	51.96
60.01 - 70.00	427	67,309,848.64	16.52	8.446	157,634.31	650	62.25
70.01 - 80.00	1,133	141,337,660.64	34.69	6.800	124,746.39	686	70.32
80.01 - 90.00	719	66,218,444.43	16.25	7.702	92,097.98	658	77.13
90.01 - 95.00	434	27,962,068.66	6.86	7.689	64,428.73	652	84.55
95.01 - 100.00	513	25,056,883.60	6.15	7.474	48,843.83	668	80.94
100.01 - 105.00	31	2,461,199.63	0.60	7.511	79,393.54	674	88.00
105.01 - 110.00	5	238,427.42	0.06	5.268	47,685.48	685	92.85
110.01 - 115.00	9	377,478.64	0.09	8.089	41,942.07	645	90.22
115.01 - 120.00	4	319,172.52	0.08	4.539	79,793.13	592	81.69
120.01 - 125.00	3	168,723.19	0.04	6.070	56,241.06	684	85.02
125.01 - 129.38	1	6,890.84	0.00	10.000	6,890.84	559	86.14
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 5.46% and 129.38%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.47%.

Current Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Current Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.46 - 10.00	56	$896,732.22	0.22%	6.790%	$16,013.08	705	7.51%
10.01 - 20.00	156	4,879,951.78	1.20	7.794	31,281.74	690	15.83
20.01 - 30.00	224	10,627,806.80	2.61	7.556	47,445.57	679	26.15
30.01 - 40.00	305	19,961,779.10	4.90	7.572	65,448.46	695	35.77
40.01 - 50.00	497	36,140,342.29	8.87	7.280	72,716.99	694	45.72
50.01 - 60.00	595	60,333,575.28	14.81	7.743	101,400.97	675	55.45
60.01 - 70.00	629	89,776,334.69	22.04	8.161	142,728.67	659	65.38
70.01 - 80.00	672	99,519,210.03	24.43	7.114	148,094.06	667	76.95
80.01 - 90.00	442	49,382,730.29	12.12	7.634	111,725.63	644	85.86
90.01 - 95.00	246	21,576,296.97	5.30	8.087	87,708.52	640	93.19
95.01 - 100.00	103	10,467,456.76	2.57	7.701	101,625.79	663	97.88
100.01 - 105.00	12	3,608,825.05	0.89	6.836	300,735.42	688	100.98
105.01 - 110.00	2	143,995.70	0.04	7.826	71,997.85	643	109.09
110.01 - 111.59	1	79,118.54	0.02	8.500	79,118.54	545	111.59
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

The minimum and maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 1.46% and 111.59%, respectively, and the weighted average Current Loan-to-Value Ratio of the Mortgage Loans is approximately 66.93%.

Delinquency Status of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Delinquency Status	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Current	3,678	$378,036,249.42	92.79%	7.607%	$102,783.10	671	66.79%
1 Month Delinquent	262	29,357,906.08	7.21	7.819	112,053.08	618	68.75
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 30-Day Delinquencies of the Mortgage Loans

					Weighted		Weighted
			Percent of	Weighted	Average	Average	Average
Number of 30-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Credit	Principal	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Score	Balance	LTV
0	3,054	$324,513,261.51	79.66%	7.616%	$106,258.44	677	66.19%
1	280	30,271,572.91	7.43	7.524	108,112.76	647	69.82
2	130	11,988,160.35	2.94	7.765	92,216.62	627	68.08
3	86	7,375,766.77	1.81	7.251	85,764.73	626	68.39
4	63	5,734,755.22	1.41	7.797	91,027.86	606	68.56
5	69	4,270,701.72	1.05	7.305	61,894.23	601	65.86
6	56	5,423,185.86	1.33	6.927	96,842.60	659	72.93
7	38	3,134,006.70	0.77	7.587	82,473.86	585	74.85
8	35	1,793,185.43	0.44	8.332	51,233.87	564	75.42
9	46	6,903,723.97	1.69	7.878	150,080.96	642	69.72
10	28	2,422,608.22	0.59	8.686	86,521.72	565	68.83
11	41	2,495,482.29	0.61	8.062	60,865.42	570	79.99
12	14	1,067,744.55	0.26	10.674	76,267.47	578	60.33
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 60-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 60-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	3,628	$377,710,250.89	92.71%	7.616%	$104,109.77	670	66.71%
1	100	8,178,440.93	2.01	7.597	81,784.41	620	64.19
2	53	3,820,545.21	0.94	7.755	72,085.76	631	68.16
3	49	4,800,790.93	1.18	7.082	97,975.33	636	73.20
4	26	3,017,424.42	0.74	8.003	116,054.79	590	73.35
5	26	3,269,216.95	0.80	7.508	125,739.11	606	64.70
6	16	724,566.65	0.18	8.683	45,285.42	568	71.34
7	18	2,083,191.74	0.51	7.173	115,732.87	582	70.09
8	9	2,813,688.19	0.69	8.234	312,632.02	701	78.98
9	8	399,997.67	0.10	8.916	49,999.71	579	73.21
10	7	576,041.92	0.14	10.507	82,291.70	546	84.17
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 90-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 90-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	3,817	$391,167,316.90	96.02%	7.625%	$102,480.30	668	66.75%
1	54	6,726,988.48	1.65	7.218	124,573.86	640	64.50
2	11	2,058,809.11	0.51	7.287	187,164.46	611	69.71
3	22	2,118,701.84	0.52	7.421	96,304.63	598	76.29
4	9	769,940.83	0.19	7.263	85,548.98	574	79.41
5	11	1,125,076.21	0.28	6.831	102,279.66	576	77.73
6	5	616,592.66	0.15	9.462	123,318.53	560	71.75
7	6	2,487,807.22	0.61	8.499	414,634.54	721	78.29
8	3	169,274.51	0.04	8.110	56,424.84	595	87.48
9	2	153,647.74	0.04	9.179	76,823.87	535	95.12
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 120-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 120-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	3,880	$398,919,155.05	97.92%	7.614%	$102,814.22	667	66.73%
1	29	3,559,392.98	0.87	7.967	122,737.69	602	72.08
2	1	51,243.22	0.01	10.000	51,243.22	562	109.03
3	14	1,535,246.74	0.38	7.018	109,660.48	576	79.51
4	4	168,312.37	0.04	8.464	42,078.09	598	68.59
5	6	767,791.37	0.19	8.692	127,965.23	541	77.27
6	2	2,141,740.25	0.53	8.281	1,070,870.13	751	78.55
7	4	251,273.52	0.06	8.627	62,818.38	571	88.72
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 150-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 150-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	3,908	$402,138,548.03	98.71%	7.618%	$102,901.37	667	66.77%
1	13	1,526,522.50	0.37	7.143	117,424.81	616	80.28
2	4	414,535.93	0.10	6.606	103,633.98	584	79.21
3	7	479,629.72	0.12	8.617	68,518.53	550	79.34
4	5	649,104.84	0.16	8.781	129,820.97	561	82.18
5	2	2,144,620.72	0.53	8.327	1,072,310.36	750	77.81
6	1	41,193.76	0.01	4.000	41,193.76	568	62.70
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Number of 180-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 180-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	3,925	$403,696,878.87	99.09%	7.618%	$102,852.71	666	66.82%
1	8	940,597.35	0.23	7.254	117,574.67	643	77.49
2	3	202,526.26	0.05	8.832	67,508.75	563	85.71
3	2	442,867.74	0.11	8.378	221,433.87	542	79.05
4	1	2,070,091.52	0.51	8.270	2,070,091.52	758	77.82
5	1	41,193.76	0.01	4.000	41,193.76	568	62.70
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Original Terms to Maturity of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Terms to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
12 - 59	14	$2,753,293.06	0.68%	8.405%	$196,663.79	661	64.50%
60 - 119	146	10,603,868.22	2.60	7.998	72,629.23	640	74.45
120 - 179	168	10,574,362.45	2.60	8.077	62,942.63	691	64.96
180 - 239	326	21,186,841.66	5.20	8.423	64,990.31	676	58.31
240 - 299	172	10,458,207.78	2.57	8.996	60,803.53	667	64.97
300 - 359	160	24,963,205.51	6.13	7.753	156,020.03	685	72.79
360 - 419	2,950	325,955,511.94	80.01	7.487	110,493.39	665	66.99
420 - 480	4	898,864.88	0.22	5.742	224,716.22	710	48.42
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the weighted average original term to maturity of the Mortgage Loans is approximately 330 months.

Stated Remaining Terms to Maturity of the Mortgage Loans as of the Statistical Calculation Date

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Stated Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0 - 60	327	$16,395,200.27	4.02%	8.106%	$50,138.23	656	61.32%
61 - 120	772	29,100,156.97	7.14	7.178	37,694.50	708	53.27
121 - 180	604	54,137,033.29	13.29	7.335	89,630.85	709	57.80
181 - 240	661	61,719,633.59	15.15	7.777	93,373.12	677	55.12
241 - 300	398	32,184,078.24	7.90	7.355	80,864.52	650	70.15
301 - 360	1,178	213,858,053.14	52.49	7.713	181,543.34	653	74.45
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the weighted average stated remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 266 months.

The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Statistical Calculation Date.

Remaining Terms to Maturity of the Mortgage Loans as of the Paid Through Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 - 60	321	$16,253,386.62	3.99%	8.101%	$50,633.60	656	61.32%
61 - 120	766	28,649,876.96	7.03	7.210	37,401.93	707	53.37
121 - 180	612	54,502,405.07	13.38	7.320	89,056.22	709	57.68
181 - 240	654	61,302,595.50	15.05	7.781	93,734.86	677	55.18
241 - 300	407	32,698,865.74	8.03	7.346	80,341.19	649	69.79
301 - 360	1,180	213,987,025.61	52.53	7.714	181,344.94	653	74.45
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Paid Through Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 267 months.

The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last monthly payment made by the related borrower.

Seasoning of the Mortgage Loans as of the Paid Through Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Seasoning (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0 - 59	1,691	$261,305,770.76	64.14%	7.852%	$154,527.36	656	73.26%
60 - 119	578	39,364,962.20	9.66	7.377	68,105.47	648	69.47
120 - 179	683	63,716,113.53	15.64	7.825	93,288.60	682	52.28
180 - 239	483	26,844,616.28	6.59	5.958	55,578.92	726	49.50
240 - 299	478	15,897,805.20	3.90	6.432	33,259.01	740	45.43
300 - 359	26	260,893.34	0.06	8.085	10,034.36	666	21.84
360 - 398	1	3,994.19	0.00	8.875	3,994.19	822	15.63
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Paid Through Date, the weighted average seasoning of the Mortgage Loans is approximately 63 months.

Geographic Distribution of the Mortgaged Properties

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Geographic Location	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
ALABAMA	50	$2,659,339.98	0.65%	8.529%	$53,186.80	617	75.45%
ALASKA	2	350,308.09	0.09	7.153	175,154.05	692	74.11
ARIZONA	62	10,161,501.50	2.49	7.857	163,895.19	670	68.21
ARKANSAS	28	1,189,563.30	0.29	8.120	42,484.40	672	72.73
CALIFORNIA	661	107,305,254.48	26.34	7.341	162,337.75	681	60.87
COLORADO	23	4,405,842.16	1.08	7.165	191,558.35	649	65.97
CONNECTICUT	38	7,021,852.23	1.72	7.150	184,785.59	693	57.78
DELAWARE	12	548,071.28	0.13	6.395	45,672.61	689	62.45
DISTRICT OF COLUMBIA	9	867,490.11	0.21	8.431	96,387.79	672	61.57
FLORIDA	368	42,512,635.74	10.44	7.895	115,523.47	647	68.07
GEORGIA	103	16,088,412.10	3.95	7.287	156,198.18	687	76.02
HAWAII	7	1,803,582.93	0.44	7.873	257,654.70	644	68.06
IDAHO	6	629,507.33	0.15	6.686	104,917.89	681	74.57
ILLINOIS	79	7,444,423.50	1.83	7.524	94,233.21	633	69.73
INDIANA	85	5,267,847.94	1.29	7.697	61,974.68	617	75.24
IOWA	8	215,744.94	0.05	7.379	26,968.12	556	79.91
KANSAS	20	664,785.99	0.16	7.068	33,239.30	655	61.15
KENTUCKY	14	818,981.15	0.20	9.065	58,498.65	636	65.58
LOUISIANA	30	1,833,273.69	0.45	7.257	61,109.12	644	79.78
MAINE	5	1,521,688.22	0.37	6.509	304,337.64	633	59.16
MARYLAND	56	8,310,735.40	2.04	7.333	148,405.99	659	70.71
MASSACHUSETTS	50	8,422,361.71	2.07	7.748	168,447.23	661	67.31
MICHIGAN	46	5,810,108.99	1.43	8.860	126,306.72	668	72.89
MINNESOTA	38	3,547,112.20	0.87	7.191	93,345.06	694	66.79
MISSISSIPPI	23	899,852.74	0.22	7.320	39,124.03	626	72.57
MISSOURI	37	2,817,300.63	0.69	7.303	76,143.26	657	78.65
MONTANA	1	103,682.13	0.03	7.400	103,682.13	589	65.83
NEBRASKA	7	315,020.81	0.08	6.474	45,002.97	687	54.56
NEVADA	42	9,579,803.37	2.35	7.346	228,090.56	653	72.48
NEW HAMPSHIRE	11	1,108,403.59	0.27	8.237	100,763.96	687	54.63
NEW JERSEY	104	14,300,429.97	3.51	8.163	137,504.13	667	66.29
NEW MEXICO	12	650,892.85	0.16	7.385	54,241.07	704	62.43
NEW YORK	215	33,897,580.73	8.32	7.371	157,663.17	682	66.15
NORTH CAROLINA	34	3,977,006.97	0.98	7.879	116,970.79	665	82.24
OHIO	137	5,871,941.34	1.44	7.080	42,860.89	671	61.55
OKLAHOMA	22	2,792,273.85	0.69	8.778	126,921.54	657	65.59
OREGON	19	2,689,746.17	0.66	7.346	141,565.59	694	72.64
PENNSYLVANIA	229	10,458,032.27	2.57	7.116	45,668.26	689	63.69
RHODE ISLAND	8	804,699.61	0.20	7.737	100,587.45	590	73.18
SOUTH CAROLINA	226	10,733,921.09	2.63	5.035	47,495.23	678	63.61
SOUTH DAKOTA	1	119,806.05	0.03	7.530	119,806.05	536	85.58
TENNESSEE	37	2,462,129.39	0.60	8.290	66,544.04	648	81.41
TEXAS	851	48,261,465.86	11.85	8.792	56,711.48	636	72.93
UTAH	13	1,992,085.14	0.49	9.395	153,237.32	563	60.43
VERMONT	1	249,013.03	0.06	7.250	249,013.03	676	54.13
VIRGIN ISLANDS	3	220,568.77	0.05	6.073	73,522.92	667	49.69
VIRGINIA	54	6,976,621.18	1.71	7.222	129,196.69	701	70.70
WASHINGTON	39	5,420,796.79	1.33	7.672	138,994.79	675	62.42
WEST VIRGINIA	7	468,333.92	0.11	7.320	66,904.85	672	68.83
WISCONSIN	7	822,322.29	0.20	7.924	117,474.61	640	83.50
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

No more than approximately 1.41% of the Mortgage Loans are secured by Mortgaged Properties location in any one zip code area.

Loan Purpose of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Purchase	2,926	$232,452,667.30	57.06%	7.420%	$79,443.84	676	67.75%
Refinance With Cash Out	580	110,207,396.30	27.05	8.230	190,012.75	646	66.44
Refinance No Cash Out	434	64,734,091.90	15.89	7.312	149,156.89	670	64.79
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Amortization Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Amortization Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Fully Amortizing	3,738	$388,023,539.40	95.25%	7.597%	$103,805.12	668	66.74%
Balloon	202	19,370,616.10	4.75	8.111	95,894.14	638	70.60
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Adjustment Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Adjustment Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Adjustable-Rate	2,301	$267,047,398.96	65.55%	7.469%	$116,057.11	672	63.79%
Fixed-Rate	1,639	140,346,756.54	34.45	7.913	85,629.50	656	72.90
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Loan Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV

Conventional Uninsured	3,758	$388,536,199.03	95.37%	7.658%	$103,389.09	667	66.08%
Conventional Insured	157	16,350,912.40	4.01	6.925	104,145.94	649	83.25
Uninsured FHA	25	2,507,044.07	0.62	6.533	100,281.76	655	91.79
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Credit Scores of the Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Credit Scores	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
NA	313	$31,987,638.50	7.85%	8.188%	$102,196.93	NA	64.85%
500 - 520	137	9,908,973.92	2.43	8.684	72,328.28	511	71.70
521 - 540	160	10,521,850.16	2.58	8.607	65,761.56	531	71.05
541 - 560	239	22,157,911.91	5.44	8.842	92,710.93	553	70.10
561 - 580	238	23,040,827.81	5.66	8.922	96,810.20	571	67.37
581 - 600	254	28,522,044.77	7.00	8.783	112,291.51	591	67.17
601 - 620	245	25,976,829.51	6.38	8.068	106,027.88	610	71.21
621 - 640	265	27,849,576.80	6.84	7.985	105,092.74	630	67.44
641 - 660	233	27,362,209.17	6.72	7.554	117,434.37	650	70.41
661 - 680	252	27,365,401.70	6.72	7.363	108,592.86	671	70.22
681 - 700	284	37,897,290.72	9.30	7.575	133,441.16	691	66.20
701 - 720	255	32,125,657.64	7.89	7.033	125,982.97	711	66.37
721 - 740	199	24,206,321.81	5.94	6.680	121,639.81	731	67.06
741 - 760	191	24,116,415.01	5.92	6.648	126,263.95	751	69.00
761 - 780	201	18,456,177.06	4.53	6.305	91,821.78	772	61.54
781 - 800	230	20,269,238.31	4.98	6.271	88,127.12	790	60.75
801 - 820	187	12,466,081.11	3.06	6.076	66,663.54	808	54.30
821 - 840	55	3,108,595.41	0.76	6.381	56,519.92	825	51.77
841 - 842	2	55,114.18	0.01	5.846	27,557.09	842	41.87
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

As of the Statistical Calculation Date, the weighted average credit score of the Mortgage Loans is approximately 667.

Mortgaged Property Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgaged Property Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Single Family	3,095	$287,806,081.86	70.65%	7.552%	$92,990.66	664	66.66%
PUD	141	33,731,359.81	8.28	7.122	239,229.50	667	74.60
Condo	330	31,245,652.95	7.67	7.277	94,683.80	679	63.29
Commercial (Other)[2]	8	19,212,404.45	4.72	8.995	2,401,550.56	686	66.25
2 to 4 Family	147	19,049,456.03	4.68	7.962	129,588.14	667	66.64
Single Family (Other)[1]	219	16,349,200.40	4.01	8.526	74,653.88	684	63.92
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(2) Commercial (Other) includes the following property types: industrial, multi-family, office, retail and warehouse.

Occupancy Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Occupancy Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Owner Occupied	3,019	$311,004,074.22	76.34%	7.607%	$103,015.59	662	66.83%
Investment	869	86,967,774.16	21.35	7.847	100,077.99	683	66.48
Second Home	52	9,422,307.12	2.31	6.045	181,198.21	696	74.15
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Documentation Levels of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Documentation Levels	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Full Documentation	1,932	$152,689,279.28	37.48%	6.825%	$79,031.72	693	62.48%
Stated Documentation	782	120,685,819.61	29.62	8.247	154,329.69	647	70.53
Limited Documentation	916	92,037,116.25	22.59	8.186	100,477.20	651	64.81
Alternative	247	34,805,004.97	8.54	7.320	140,910.95	658	77.84
No Income Verified	40	6,076,512.96	1.49	8.031	151,912.82	655	74.52
No Assets Verified	23	1,100,422.43	0.27	9.728	47,844.45	610	78.10
Total:	3,940	$407,394,155.50	100.00%	7.622%	$103,399.53	667	66.93%

Remaining Interest Only Term of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Remaining Interest Only Term	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
IO Term Expired	2	$1,495,014.94	2.04%	5.899%	$747,507.47	700	89.53%
4 - 6	1	118,100.00	0.16	5.750	118,100.00	758	100.00
7 - 12	2	948,355.76	1.29	5.968	474,177.88	652	74.18
13 - 18	17	5,998,659.73	8.17	7.365	352,862.34	648	75.93
19 - 24	64	14,665,467.04	19.97	9.817	229,147.92	606	65.40
25 - 30	9	3,685,550.00	5.02	6.415	409,505.56	669	78.63
31 - 36	11	2,118,657.28	2.88	9.578	192,605.21	607	62.75
37 - 42	3	780,000.00	1.06	6.792	260,000.00	701	70.45
43 - 48	2	379,834.11	0.52	7.526	189,917.06	566	81.94
49 - 54	29	8,620,734.42	11.74	5.936	297,266.70	647	82.17
55 - 60	35	11,656,396.76	15.87	7.565	333,039.91	662	77.38
67 - 72	2	1,190,000.00	1.62	6.105	595,000.00	740	42.53
73 - 78	1	650,000.00	0.88	7.500	650,000.00	NA	72.22
79 - 84	2	1,023,499.80	1.39	6.452	511,749.90	742	72.86
103 - 108	8	2,910,876.59	3.96	6.328	363,859.57	686	69.27
109 - 114	24	8,180,527.03	11.14	6.183	340,855.29	677	75.34
115 - 120	22	8,399,652.05	11.44	6.935	381,802.37	706	77.05
121 - 318	2	631,674.21	0.86	5.183	315,837.11	676	67.02
Total:	236	$73,452,999.72	100.00%	7.406%	$311,241.52	657	73.92%

As of the Statistical Calculation Date, the weighted average Remaining Interest Only Term of the Mortgage Loans is approximately 59 months.

Indices of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Indices	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 YR CMT	1,050	$67,304,279.96	25.20%	6.192%	$64,099.31	706	59.54%
6 MO LIBOR	751	124,755,337.21	46.72	8.306	166,118.96	641	66.50
COFI	185	15,415,040.14	5.77	5.361	83,324.54	740	48.21
PRIME	126	25,223,919.87	9.45	9.453	200,189.84	642	61.63
3 YR CMT	70	7,163,863.68	2.68	6.037	102,340.91	692	56.32
1 MO LIBOR	37	11,528,113.78	4.32	6.662	311,570.64	728	76.82
1 YR LIBOR	32	9,210,561.26	3.45	6.193	287,830.04	709	76.82
OTHER	15	1,955,520.37	0.73	7.240	130,368.02	693	69.13
2 YR CMT	13	1,169,126.20	0.44	7.635	89,932.78	615	73.72
6 MO CMT	11	399,838.12	0.15	8.646	36,348.92	716	43.93
10 YR CMT	3	718,050.66	0.27	5.064	239,350.22	749	55.33
5 YR CMT	3	887,826.05	0.33	5.378	295,942.02	796	85.90
3 MO CMT	2	823,817.45	0.31	6.523	411,908.73	661	58.77
6 MO CD	2	325,239.45	0.12	6.179	162,619.73	697	66.40
7 YR CMT	1	166,864.76	0.06	6.000	166,864.76	721	67.42
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
Frequency of			Percent of	Weighted	Average	Average	Average
Mortgage Rate Adjustment	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
(in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1	121	$27,063,925.42	10.13%	6.517%	$223,668.81	732	68.05%
3	3	304,673.90	0.11	7.214	101,557.97	709	64.80
6	842	141,175,543.19	52.87	8.286	167,666.92	648	65.60
12	1,213	89,431,587.61	33.49	6.585	73,727.61	689	60.36
24	22	1,809,498.77	0.68	7.508	82,249.94	626	74.70
36	87	5,779,804.51	2.16	5.956	66,434.53	720	51.94
48	3	30,456.51	0.01	9.000	10,152.17	645	25.43
60	6	232,750.47	0.09	7.744	38,791.75	693	58.52
120	4	1,219,158.58	0.46	5.859	304,789.65	749	51.75
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

Gross Margins of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Gross Margins (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Margin	55	$1,555,581.65	0.58%	6.490%	$28,283.30	705	40.35%
0.010 - 0.999	12	431,059.93	0.16	5.411	35,921.66	740	51.20
1.000 - 1.999	134	14,137,568.79	5.29	6.384	105,504.24	692	65.71
2.000 - 2.999	1,134	109,475,211.85	40.99	6.367	96,538.99	706	61.19
3.000 - 3.999	286	36,511,919.41	13.67	7.126	127,664.05	686	66.90
4.000 - 4.999	204	28,433,260.93	10.65	8.232	139,378.73	649	56.69
5.000 - 5.999	151	22,554,905.58	8.45	8.692	149,370.24	632	66.03
6.000 - 6.999	182	28,661,147.01	10.73	8.897	157,478.83	626	71.03
7.000 - 7.999	112	21,165,474.44	7.93	9.759	188,977.45	610	69.17
8.000 - 8.999	21	2,865,724.49	1.07	9.793	136,463.07	605	67.00
9.000 - 9.999	5	297,047.30	0.11	10.949	59,409.46	590	76.43
10.000 - 11.400	5	958,497.58	0.36	12.056	191,699.52	572	65.84
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%
As of the Statistical Calculation Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately 3.903% per annum.

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Maximum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Maximum Rate	186	$17,223,134.00	6.45%	8.334%	$92,597.49	648	58.23%
7.480 - 7.999	2	478,657.18	0.18	7.053	239,328.59	697	80.82
8.000 - 8.999	5	1,072,186.51	0.40	5.902	214,437.30	731	77.32
9.000 - 9.999	37	13,178,849.59	4.94	6.697	356,185.12	729	77.54
10.000 - 10.999	59	13,068,160.48	4.89	6.069	221,494.25	714	63.88
11.000 - 11.999	178	31,559,114.83	11.82	5.952	177,298.40	693	69.94
12.000 - 12.999	363	44,952,934.95	16.83	6.446	123,837.29	678	68.14
13.000 - 13.999	343	43,124,350.80	16.15	7.100	125,726.97	673	64.72
14.000 - 14.999	454	41,699,554.92	15.62	7.496	91,849.24	665	59.75
15.000 - 15.999	316	24,152,544.62	9.04	8.483	76,432.10	661	57.14
16.000 - 16.999	176	13,741,082.43	5.15	9.307	78,074.33	647	56.24
17.000 - 17.999	99	12,291,759.27	4.60	10.884	124,159.18	606	58.68
18.000 - 18.999	50	7,449,593.14	2.79	10.852	148,991.86	616	60.35
19.000 - 19.999	16	1,268,134.49	0.47	8.851	79,258.41	678	55.66
20.000 - 24.000	17	1,787,341.75	0.67	10.432	105,137.75	664	59.29
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%
As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rate is approximately 13.647% per annum.

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Minimum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Minimum Rate	37	$1,004,981.03	0.38%	6.026%	$27,161.65	691	41.82%
0.250 - 0.999	4	272,173.75	0.10	6.155	68,043.44	758	72.71
1.000 - 1.999	112	9,983,243.09	3.74	5.106	89,136.10	714	65.63
2.000 - 2.999	864	85,294,720.72	31.94	6.054	98,720.74	710	62.28
3.000 - 3.999	254	33,702,332.94	12.62	6.796	132,686.35	701	66.57
4.000 - 4.999	134	16,715,223.43	6.26	7.272	124,740.47	661	61.64
5.000 - 5.999	148	13,934,973.37	5.22	7.189	94,155.23	668	65.05
6.000 - 6.999	164	22,617,969.40	8.47	7.961	137,914.45	632	69.54
7.000 - 7.999	191	33,083,473.21	12.39	8.873	173,211.90	643	68.27
8.000 - 8.999	129	17,954,575.94	6.72	8.878	139,182.76	617	64.89
9.000 - 9.999	123	16,472,872.37	6.17	9.516	133,925.79	622	55.22
10.000 - 10.999	74	6,866,578.71	2.57	10.222	92,791.60	630	58.84
11.000 - 11.999	38	6,914,755.19	2.59	11.520	181,967.24	608	56.77
12.000 - 12.999	16	1,684,822.82	0.63	12.749	105,301.43	663	55.44
13.000 - 13.999	10	445,727.31	0.17	13.541	44,572.73	610	49.62
14.000 - 16.050	3	98,975.68	0.04	15.006	32,991.89	613	62.55
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 5.168% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Months to Next Rate Adjustment	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 - 6	1,178	$103,801,913.13	38.87%	7.093%	$88,117.07	699	57.03%
7 - 12	615	44,322,060.17	16.60	7.195	72,068.39	667	58.15
13 - 18	110	19,808,204.72	7.42	7.187	180,074.59	639	80.73
19 - 24	228	53,309,545.66	19.96	8.981	233,813.80	634	68.14
25 - 30	54	10,821,734.61	4.05	6.241	200,402.49	685	75.30
31 - 36	40	9,647,034.33	3.61	8.160	241,175.86	607	65.27
37 - 42	5	767,523.21	0.29	7.259	153,504.64	688	61.09
43 - 48	9	2,523,939.88	0.95	5.810	280,437.76	702	78.89
49 - 54	23	6,102,852.05	2.29	6.067	265,341.39	667	80.89
55 - 60	29	12,211,479.96	4.57	7.529	421,085.52	698	75.02
67 - 72	3	1,416,786.83	0.53	6.048	472,262.28	725	43.45
73 - 78	1	71,666.03	0.03	6.000	71,666.03	785	74.59
79 - 84	3	1,524,607.72	0.57	6.632	508,202.57	742	64.23
85 - 91	3	718,050.66	0.27	5.064	239,350.22	749	55.33
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

As of the Statistical Calculation Date, the weighted average Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans is approximately 16 months.

Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Periodic Cap	328	$44,274,123.91	16.58%	7.072%	$134,982.09	700	63.94%
0.100 - 0.249	3	269,832.85	0.10	5.661	89,944.28	734	48.18
0.250 - 0.499	2	154,494.01	0.06	5.490	77,247.01	797	31.83
0.500 - 0.749	1	3,117.34	0.00	10.000	3,117.34	707	21.50
1.000 - 1.249	949	115,951,773.02	43.42	7.854	122,183.11	650	66.11
1.250 - 1.499	3	76,042.73	0.03	5.322	25,347.58	666	45.86
1.500 - 1.749	64	13,001,926.45	4.87	8.855	203,155.10	627	66.17
1.750 - 1.999	13	1,121,289.19	0.42	5.698	86,253.01	713	52.50
2.000 - 2.249	905	88,830,310.35	33.26	6.938	98,155.04	693	60.72
2.500 - 2.749	7	287,081.13	0.11	6.647	41,011.59	723	47.85
2.750 - 2.999	1	110,685.25	0.04	6.875	110,685.25	796	63.25
3.000 - 3.249	14	666,804.11	0.25	7.354	47,628.87	667	57.23
5.000 - 5.249	1	21,780.52	0.01	4.625	21,780.52	NA	39.60
6.000 - 6.249	8	1,850,092.94	0.69	11.112	231,261.62	579	62.17
7.500 - 7.749	1	323,130.55	0.12	1.950	323,130.55	774	69.04
7.750 - 10.000	1	104,914.61	0.04	10.990	104,914.61	635	54.37
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

As of the Statistical Calculation Date, the weighted average Periodic Cap of the Adjustable Rate Mortgage Loans with Periodic Caps is approximately 1.495% per annum.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Initial Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0.100 - 0.249	3	$269,832.85	0.10%	5.661%	$89,944.28	734	48.18%
0.250 - 0.499	2	154,494.01	0.06	5.490	77,247.01	797	31.83
0.500 - 0.749	1	3,117.34	0.00	10.000	3,117.34	707	21.50
1.000 - 1.249	1,001	95,324,851.18	35.70	7.271	95,229.62	684	58.80
1.250 - 1.499	3	76,042.73	0.03	5.322	25,347.58	666	45.86
1.500 - 1.749	48	6,575,798.31	2.46	8.254	136,995.80	614	65.46
1.750 - 1.999	12	1,080,910.11	0.40	5.724	90,075.84	714	53.00
2.000 - 2.249	876	83,721,273.88	31.35	7.360	95,572.23	686	59.21
2.500 - 2.749	7	287,081.13	0.11	6.647	41,011.59	723	47.85
3.000 - 3.249	263	56,112,412.93	21.01	8.128	213,355.18	631	74.47
4.000 - 4.249	1	40,379.08	0.02	5.000	40,379.08	695	39.01
5.000 - 5.249	46	14,372,045.09	5.38	6.591	312,435.76	688	77.32
6.000 - 6.249	31	7,599,580.87	2.85	7.819	245,147.77	676	72.84
6.500 - 6.749	1	70,807.55	0.03	10.000	70,807.55	554	72.27
7.000 - 7.249	2	151,707.31	0.06	9.125	75,853.66	605	85.74
7.500 - 7.749	3	1,102,149.98	0.41	5.685	367,383.33	766	72.66
7.750 - 10.000	1	104,914.61	0.04	10.990	104,914.61	635	54.37
Total:	2,301	$267,047,398.96	100.00%	7.469%	$116,057.11	672	63.79%

As of the Statistical Calculation Date, the weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans with Initial Periodic Caps is approximately 2.143% per annum.

Pool I

Mortgage Loan Characteristics

Aggregate Outstanding Principal Balance		$122,865,593
Aggregate Original Principal Balance		$139,708,789
Number of Mortgage Loans		1,463
	Minimum	Maximum	Average (1)
Original Principal Balance	$6,175	$3,925,000	$95,495
Outstanding Principal Balance	$3,292	$3,203,955	$83,982
	Minimum	Maximum	Weighted Average (2)
Original Term (mos)	12	480	291
Remaining Term (mos)	1	360	244
Loan Age (mos)	0	398	47
Current Interest Rate	4.875%	18.000%	8.347%
Periodic Rate Cap(3)(4)	1.000%	2.000%	1.930%
Gross Margin(3)	1.000%	3.250%	2.195%
Maximum Mortgage Rate(3)(4)	10.500%	13.000%	12.068%
Minimum Mortgage Rate(3)(4)	1.000%	7.000%	2.884%
Months to Roll(3)	68	91	78
Current Loan-to-Value	3.45%	111.59%	72.86%
Credit Score(4)	500	824	651
	Earliest	Latest
Maturity Date	½/06	3/1/36

	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	0.60%
		1985	0.16%
	Percent of	1986	0.46%
Loan Type	Mortgage Pool	1987	0.16%
Adjustable Rate	3.04%	1988	0.50%
Fixed Rate	96.96%	1989	0.27%
		1990	0.61%
	Percent of	1991	0.33%
Occupancy	Mortgage Pool	1992	0.88%
Primary	71.84%	1993	1.90%
Investment	26.27%	1994	1.41%
Second Home	1.89%	1995	9.76%
		1996	1.75%
	Percent of	1997	1.45%
Property Type	Mortgage Pool	1998	3.62%
Single Family	67.86%	1999	2.24%
Single Family (Other)(5)	6.44%	2000	2.36%
Condo	5.59%	2001	10.57%
Commercial (Other)(6)	9.75%	2002	13.74%
PUD	5.43%	2003	2.63%
2 to 4 Family	4.93%	2004	5.23%
		2005	33.29%
		2006	6.10%
		Loan Purpose	% Mortgage Pool
		Purchase	61.70%
		Refinance With Cash Out	20.93%
		Refinance No Cash Out	17.37%

(1) Sum of Principal Balance divided by total number of loans.

(2) Weighted by Outstanding Principal Balance.

(3) ARM loans only.

(4) Minimum, Maximum and Weighting only for loans with values.

(5) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(6) Commercial (Other) includes the following property types: multi-family and warehouse.

Mortgage Loan Characteristics (cont.)

Category	A/Alt A	Insured	Subprime	Total
% of Total	40.21%	3.69%	56.10%	100.00%
Fixed	94.69%	100.00%	98.39%	96.96%
ARM	5.31%	0.00%	1.61%	3.04%
Balance	49,404,355	4,533,093	68,928,144	122,865,593
No. of Loans	497	54	912	1,463
Average Current Balance	99,405	83,946	75,579	83,982
% => $200K	48.44%	20.47%	32.96%	38.72%
% => $500K	12.60%	0.00%	21.19%	16.96%
WAC	7.437%	7.877%	9.031%	8.347%
WAM	254	290	234	244
WA Age	38	53	53	47
WA OTERM	293	343	287	291
Balloon	12.76%	4.53%	12.22%	12.15%
Fully Amortizing	87.24%	95.47%	87.78%	87.85%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	715	563	596	651
% below 640	0.00%	90.34%	62.14%	38.20%
WA Current LTV	70.53%	86.44%	73.63%	72.86%
WA Margin	2.029%	0.000%	2.589%	2.195%
WA Lifetime Cap (non-zero)	11.958%	0.000%	12.544%	12.068%
WA MTR	77	0	82	78
Property Type:
Single Family	69.26%	69.64%	66.74%	67.86%
Single Family (Other)(1)	10.89%	2.40%	3.52%	6.44%
Condo	4.55%	9.59%	6.08%	5.59%
PUD	6.63%	14.26%	3.98%	5.43%
Commercial (Other)(2)	0.00%	0.00%	17.38%	9.75%
2-4 Family	8.68%	4.10%	2.29%	4.93%
Occupancy Status:
Owner Occupied	75.59%	89.47%	67.99%	71.84%
Investment	21.88%	6.01%	30.75%	26.27%
Second Home	2.52%	4.52%	1.26%	1.89%
Loan Purpose:
Purchase	59.04%	73.53%	62.83%	61.70%
Refinance With Cash Out	26.32%	8.40%	17.89%	20.93%
Refinance No Cash Out	14.65%	18.07%	19.28%	17.37%
Insurance:
Conventional Insured	7.47%	100.00%	0.00%	6.69%
Non-MI	92.53%	0.00%	100.00%	93.31%
States > 5% of Total:
TX	13.59%	14.23%	37.90%	27.25%
CA	15.05%	0.00%	5.97%	9.40%
FL	10.74%	8.32%	10.25%	10.38%
Other	60.62%	77.45%	45.88%	52.97%
Delinquency Status:
Current	100.00%	86.98%	89.41%	93.58%
1 Month Delinquent	0.00%	13.02%	10.59%	6.42%
(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.
(2) Commercial (Other) includes the following property types: multi-family and warehouse.

Mortgage Loan Characteristics (cont.)

Index:(1)
6 MO CD	0.00%	0.00%	0.00%	0.00%
1 MO LIBOR	0.00%	0.00%	0.00%	0.00%
1 YR CMT	0.00%	0.00%	0.00%	0.00%
1 YR LIBOR	36.51%	0.00%	0.00%	25.66%
2 YR CMT	0.00%	0.00%	0.00%	0.00%
3 MO CMT	0.00%	0.00%	0.00%	0.00%
3 YR CMT	0.00%	0.00%	0.00%	0.00%
5 YR CMT	0.00%	0.00%	0.00%	0.00%
6 MO CMT	0.00%	0.00%	0.00%	0.00%
10 YR CMT	27.38%	0.00%	0.00%	19.24%
7 YR CMT	0.00%	0.00%	0.00%	0.00%
6 MO LIBOR	36.10%	0.00%	54.81%	41.66%
COFI	0.00%	0.00%	0.00%	0.00%
PRIME	0.00%	0.00%	0.00%	0.00%
OTHER	0.00%	0.00%	45.19%	13.43%

(1) For Adjustable Rate Loans only.

Original Principal Balances of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
6,175.00 - 49,999.99	634	$15,857,744.88	12.91%	9.971%	$25,012.22	616	73.20%
50,000.00 - 99,999.99	514	32,452,374.24	26.41	9.076	63,136.91	618	80.19
100,000.00 - 149,999.99	136	15,360,521.45	12.50	7.880	112,945.01	638	77.65
150,000.00 - 199,999.99	51	8,117,401.21	6.61	7.809	159,164.73	660	71.44
200,000.00 - 249,999.99	32	6,613,154.48	5.38	7.418	206,661.08	682	69.50
250,000.00 - 299,999.99	18	4,631,208.70	3.77	7.367	257,289.37	680	74.03
300,000.00 - 349,999.99	17	4,927,781.09	4.01	7.094	289,869.48	680	76.00
350,000.00 - 399,999.99	6	1,764,303.71	1.44	7.146	294,050.62	633	75.31
400,000.00 - 449,999.99	18	6,402,813.84	5.21	7.041	355,711.88	688	65.65
450,000.00 - 499,999.99	12	4,734,356.84	3.85	7.559	394,529.74	691	62.06
500,000.00 - 549,999.99	9	3,133,983.06	2.55	6.980	348,220.34	727	57.21
550,000.00 - 599,999.99	4	1,350,985.99	1.10	9.162	337,746.50	600	47.39
600,000.00 - 649,999.99	1	600,000.00	0.49	6.000	600,000.00	700	80.00
700,000.00 - 749,999.99	1	720,000.00	0.59	6.500	720,000.00	729	29.39
800,000.00 - 849,999.99	1	798,748.07	0.65	7.250	798,748.07	685	57.05
850,000.00 - 899,999.99	2	1,577,237.22	1.28	6.139	788,618.61	773	54.84
900,000.00 - 949,999.99	1	880,791.38	0.72	6.000	880,791.38	763	58.72
950,000.00 - 999,999.99	1	960,000.00	0.78	7.500	960,000.00	714	80.00
2,000,000.00 - 3,925,000.00	5	11,982,186.86	9.75	8.879	2,396,437.37	758	68.35
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the average Original Principal Balance of the Mortgage Loans is approximately $95,495.

Principal Balances of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
3,292.41 - 49,999.99	731	$19,567,354.48	15.93%	9.754%	$26,767.93	623	70.77%
50,000.00 - 99,999.99	445	31,022,425.73	25.25	9.048	69,713.32	618	80.77
100,000.00 - 149,999.99	133	15,983,285.85	13.01	7.759	120,175.08	644	73.68
150,000.00 - 199,999.99	51	8,713,357.14	7.09	7.744	170,850.14	671	67.42
200,000.00 - 249,999.99	27	5,958,467.39	4.85	7.197	220,683.98	687	73.23
250,000.00 - 299,999.99	15	4,147,722.04	3.38	7.234	276,514.80	690	77.84
300,000.00 - 349,999.99	15	4,812,857.26	3.92	7.215	320,857.15	669	76.12
350,000.00 - 399,999.99	8	3,040,118.08	2.47	7.230	380,014.76	645	74.26
400,000.00 - 449,999.99	12	5,017,934.81	4.08	7.197	418,161.23	689	69.49
450,000.00 - 499,999.99	8	3,768,598.58	3.07	7.431	471,074.82	686	62.54
500,000.00 - 549,999.99	4	2,039,964.24	1.66	7.671	509,991.06	649	54.19
550,000.00 - 599,999.99	1	584,572.55	0.48	9.500	584,572.55	518	61.53
600,000.00 - 649,999.99	1	600,000.00	0.49	6.000	600,000.00	700	80.00
650,000.00 - 699,999.99	2	1,388,508.56	1.13	6.621	694,254.28	758	66.49
700,000.00 - 749,999.99	1	720,000.00	0.59	6.500	720,000.00	729	29.39
750,000.00 - 799,999.99	1	798,748.07	0.65	7.250	798,748.07	685	57.05
850,000.00 - 899,999.99	2	1,759,491.38	1.43	6.125	879,745.69	767	63.15
950,000.00 - 999,999.99	1	960,000.00	0.78	7.500	960,000.00	714	80.00
1,950,000.00 - 1,999,999.99	1	1,950,118.85	1.59	8.530	1,950,118.85	NA	64.47
2,000,000.00 - 3,203,955.20	4	10,032,068.01	8.17	8.947	2,508,017.00	758	69.10
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the average Principal Balance of the Mortgage Loans is approximately $83,982.

Mortgage Rates of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
4.875 - 4.999	1	$256,598.73	0.21%	4.875%	$256,598.73	752	67.43%
5.000 - 5.999	6	1,302,286.97	1.06	5.480	217,047.83	726	58.01
6.000 - 6.999	209	31,837,442.02	25.91	6.342	152,332.26	694	72.37
7.000 - 7.999	184	22,084,377.43	17.97	7.334	120,023.79	659	70.23
8.000 - 8.999	228	22,116,075.22	18.00	8.422	97,000.33	665	73.93
9.000 - 9.999	247	19,627,988.00	15.98	9.328	79,465.54	609	74.42
10.000 - 10.999	267	13,710,300.26	11.16	10.371	51,349.44	600	76.02
11.000 - 11.999	194	8,036,318.36	6.54	11.333	41,424.32	593	73.48
12.000 - 12.999	66	2,115,438.58	1.72	12.277	32,052.10	611	79.34
13.000 - 13.999	24	1,190,338.97	0.97	13.216	49,597.46	562	63.83
14.000 - 14.999	23	309,126.31	0.25	14.246	13,440.27	575	63.04
15.000 - 15.999	8	146,985.18	0.12	15.383	18,373.15	593	57.45
16.000 - 16.999	3	33,858.91	0.03	16.300	11,286.30	664	21.36
17.000 - 18.000	3	98,458.08	0.08	18.000	32,819.36	528	31.07
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 8.347% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
14.39 - 20.00	4	$222,824.00	0.18%	9.044%	$55,706.00	621	18.89%
20.01 - 30.00	12	1,472,512.91	1.20	7.861	122,709.41	657	27.07
30.01 - 40.00	23	2,373,529.65	1.93	8.476	103,196.94	652	35.01
40.01 - 50.00	42	5,447,383.48	4.43	7.736	129,699.61	690	42.98
50.01 - 60.00	61	7,247,998.44	5.90	8.087	118,819.65	664	51.26
60.01 - 70.00	94	14,500,182.88	11.80	8.354	154,257.26	672	62.93
70.01 - 80.00	302	34,102,133.91	27.76	7.748	112,920.97	668	72.38
80.01 - 90.00	387	28,657,226.11	23.32	8.987	74,049.68	638	78.41
90.01 - 95.00	272	15,638,271.56	12.73	8.636	57,493.65	623	89.85
95.01 - 100.00	241	11,998,334.35	9.77	8.575	49,785.62	631	89.71
100.01 - 105.00	16	706,993.03	0.58	8.661	44,187.06	591	86.99
105.01 - 110.00	1	92,752.48	0.08	6.625	92,752.48	688	109.12
110.01 - 115.00	6	322,123.93	0.26	8.566	53,687.32	635	96.76
120.01 - 125.00	1	76,435.45	0.06	9.000	76,435.45	593	83.54
125.01 - 129.38	1	6,890.84	0.01	10.000	6,890.84	559	86.14
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 14.39% and 129.38%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 78.61%.

Current Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Current Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
3.45 - 10.00	9	$287,886.09	0.23%	7.527%	$31,987.34	727	8.39%
10.01 - 20.00	38	1,432,262.61	1.17	8.172	37,691.12	738	15.51
20.01 - 30.00	49	2,393,564.53	1.95	8.163	48,848.26	664	27.01
30.01 - 40.00	54	4,451,329.10	3.62	7.734	82,432.02	692	36.59
40.01 - 50.00	91	5,929,152.33	4.83	8.550	65,155.52	650	46.73
50.01 - 60.00	126	9,122,862.46	7.43	8.257	72,403.67	669	56.19
60.01 - 70.00	203	25,942,018.07	21.11	8.511	127,793.19	663	65.43
70.01 - 80.00	302	31,108,452.14	25.32	7.903	103,008.12	664	76.77
80.01 - 90.00	293	19,744,764.07	16.07	8.975	67,388.27	612	86.05
90.01 - 95.00	218	15,865,366.64	12.91	8.497	72,776.91	628	93.16
95.01 - 100.00	73	5,899,579.24	4.80	8.066	80,816.15	651	97.65
100.01 - 105.00	4	465,241.50	0.38	7.906	116,310.38	666	100.84
105.01 - 110.00	2	143,995.70	0.12	7.826	71,997.85	643	109.09
110.01 - 111.59	1	79,118.54	0.06	8.500	79,118.54	545	111.59
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

The minimum and maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 3.45% and 111.59%, respectively, and the weighted average Current Loan-to-Value Ratio of the Mortgage Loans is approximately 72.86%.

Delinquency Status of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Delinquency Status	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Current	1,359	$114,979,063.46	93.58%	8.311%	$84,605.64	655	72.81%
1 Month Delinquent	104	7,886,529.56	6.42	8.876	75,832.02	608	73.54
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 30-Day Delinquencies of the Mortgage Loans

					Weighted		Weighted
			Percent of	Weighted	Average	Average	Average
Number of 30-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Credit	Principal	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Score	Balance	LTV
0	1,029	$94,047,989.48	76.55%	8.207%	$91,397.46	665	72.45%
1	99	8,053,622.77	6.55	8.703	81,349.72	630	71.02
2	63	4,223,207.52	3.44	8.702	67,035.04	627	72.34
3	43	1,903,584.29	1.55	9.116	44,269.40	587	74.42
4	37	2,059,373.33	1.68	9.202	55,658.74	584	77.86
5	40	2,193,799.42	1.79	8.544	54,844.99	586	72.46
6	27	1,621,271.58	1.32	8.509	60,047.10	612	77.41
7	18	1,386,531.09	1.13	8.189	77,029.51	586	77.82
8	20	731,137.38	0.60	10.041	36,556.87	559	75.59
9	33	3,931,901.85	3.20	8.603	119,148.54	672	76.87
10	16	632,741.94	0.51	9.654	39,546.37	575	76.18
11	29	1,360,676.98	1.11	9.050	46,919.90	540	81.31
12	9	719,755.39	0.59	9.851	79,972.82	572	69.63
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 60-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 60-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	1,295	$111,572,953.17	90.81%	8.310%	$86,156.72	656	72.59%
1	45	2,180,752.86	1.77	8.952	48,461.17	593	69.50
2	31	1,367,672.58	1.11	9.678	44,118.47	566	72.42
3	28	2,046,816.65	1.67	8.074	73,100.59	570	76.08
4	13	1,066,018.20	0.87	8.298	82,001.40	608	78.91
5	15	851,069.44	0.69	8.453	56,737.96	595	77.07
6	9	305,602.73	0.25	9.845	33,955.86	536	77.93
7	9	256,144.94	0.21	9.786	28,460.55	553	61.09
8	7	2,554,500.54	2.08	8.208	364,928.65	719	79.05
9	6	262,238.74	0.21	9.639	43,706.46	596	74.47
10	5	401,823.17	0.33	10.021	80,364.63	545	89.83
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 90-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 90-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	1,402	$116,527,090.63	94.84%	8.345%	$83,114.90	652	72.59%
1	27	1,962,799.19	1.60	8.429	72,696.27	567	74.14
2	2	392,025.04	0.32	7.064	196,012.52	725	81.29
3	11	867,765.69	0.71	7.710	78,887.79	585	81.77
4	6	300,615.72	0.24	7.977	50,102.62	571	83.51
5	5	223,261.26	0.18	9.661	44,652.25	570	66.80
6	3	115,622.64	0.09	11.902	38,540.88	660	61.46
7	4	2,266,333.09	1.84	8.465	566,583.27	740	78.42
8	1	56,432.02	0.05	10.500	56,432.02	673	90.29
9	2	153,647.74	0.13	9.179	76,823.87	535	95.12
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 120-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 120-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	1,432	$118,710,519.46	96.62%	8.346%	$82,898.41	650	72.65%
1	13	1,209,044.08	0.98	7.418	93,003.39	645	78.43
2	1	51,243.22	0.04	10.000	51,243.22	562	109.03
3	8	372,260.06	0.30	9.902	46,532.51	572	78.38
4	2	94,437.68	0.08	9.577	47,218.84	581	66.42
5	3	147,917.24	0.12	11.258	49,305.75	580	70.38
6	1	2,070,091.52	1.68	8.270	2,070,091.52	758	77.82
7	3	210,079.76	0.17	9.534	70,026.59	572	93.82
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 150-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 150-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	1,444	$119,579,563.54	97.33%	8.342%	$82,811.33	649	72.69%
1	9	698,582.24	0.57	8.439	77,620.25	669	79.12
2	2	79,489.51	0.06	8.290	39,744.76	560	90.83
3	3	184,280.90	0.15	8.966	61,426.97	559	85.38
4	3	179,056.11	0.15	11.374	59,685.37	624	80.10
5	2	2,144,620.72	1.75	8.327	1,072,310.36	750	77.81
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Number of 180-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 180-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	1,455	$120,162,178.79	97.80%	8.348%	$82,585.69	649	72.75%
1	5	508,985.76	0.41	7.603	101,797.15	699	78.78
2	1	79,869.21	0.07	9.500	79,869.21	574	71.89
3	1	44,467.74	0.04	14.900	44,467.74	NA	70.58
4	1	2,070,091.52	1.68	8.270	2,070,091.52	758	77.82
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Original Terms to Maturity of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Terms to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
12 - 59	10	$2,069,985.53	1.68%	8.071%	$206,998.55	656	67.18%
60 - 119	137	7,916,625.24	6.44	9.061	57,785.59	632	68.47
120 - 179	153	8,484,273.09	6.91	8.828	55,452.77	681	64.92
180 - 239	251	13,110,587.70	10.67	8.445	52,233.42	666	60.22
240 - 299	99	4,351,671.22	3.54	9.047	43,956.27	623	73.88
300 - 359	60	14,875,111.96	12.11	8.594	247,918.53	661	71.38
360 - 419	751	71,985,011.02	58.59	8.107	95,852.21	649	76.99
420 - 480	2	72,327.26	0.06	9.938	36,163.63	586	71.04
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the weighted average original term to maturity of the Mortgage Loans is approximately 291 months.

Stated Remaining Terms to Maturity of the Mortgage Loans as of the Statistical Calculation Date

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Stated Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0 - 60	220	$12,115,722.27	9.86%	8.809%	$55,071.46	654	59.99%
61 - 120	266	10,319,131.26	8.40	9.278	38,793.73	634	63.09
121 - 180	185	22,328,794.81	18.17	8.674	120,696.19	683	66.69
181 - 240	132	8,698,421.53	7.08	8.480	65,897.13	644	65.24
241 - 300	139	9,008,899.08	7.33	8.907	64,812.22	621	81.03
301 - 360	521	60,394,624.07	49.16	7.872	115,920.58	652	79.27
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the weighted average stated remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 243 months.

The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Statistical Calculation Date.

Remaining Terms to Maturity of the Mortgage Loans as of the Paid Through Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 - 60	216	$11,991,247.16	9.76%	8.804%	$55,515.03	654	59.93%
61 - 120	267	10,333,678.29	8.41	9.278	38,702.91	635	63.19
121 - 180	186	22,394,775.67	18.23	8.670	120,402.02	683	66.60
181 - 240	128	8,421,425.12	6.85	8.478	65,792.38	645	66.23
241 - 300	143	9,200,870.24	7.49	8.903	64,341.75	620	79.67
301 - 360	523	60,523,596.54	49.26	7.876	115,723.89	652	79.27
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Paid Through Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 244 months.

The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last monthly payment made by the related borrower.

Seasoning of the Mortgage Loans as of the Paid Through Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Seasoning (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0 - 59	963	$90,043,821.35	73.29%	8.101%	$93,503.45	653	75.83%
60 - 119	296	13,436,681.08	10.94	9.279	45,394.19	620	73.24
120 - 179	121	17,063,246.40	13.89	8.676	141,018.57	681	58.98
180 - 239	43	1,487,649.22	1.21	9.569	34,596.49	679	59.87
240 - 299	22	681,534.57	0.55	11.272	30,978.84	624	59.84
300 - 359	17	148,666.21	0.12	9.995	8,745.07	670	22.23
360 - 398	1	3,994.19	0.00	8.875	3,994.19	822	15.63
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Paid Through Date, the weighted average seasoning of the Mortgage Loans is approximately 47 months.

Geographic Distribution of the Mortgaged Properties

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Geographic Location	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
ALABAMA	38	$2,144,715.93	1.75%	9.378%	$56,439.89	603	78.60%
ARIZONA	22	4,671,583.93	3.80	8.258	212,344.72	676	67.30
ARKANSAS	25	980,326.90	0.80	8.119	39,213.08	669	73.30
CALIFORNIA	70	11,551,220.42	9.40	7.306	165,017.43	685	61.05
COLORADO	6	1,186,635.38	0.97	6.571	197,772.56	671	76.17
CONNECTICUT	5	1,309,289.49	1.07	7.044	261,857.90	699	43.56
DELAWARE	2	147,021.84	0.12	7.323	73,510.92	574	84.48
DISTRICT OF COLUMBIA	5	369,110.35	0.30	8.279	73,822.07	656	68.50
FLORIDA	122	12,751,873.36	10.38	8.428	104,523.55	654	69.32
GEORGIA	41	8,260,396.49	6.72	7.720	201,473.09	698	77.36
HAWAII	2	694,994.26	0.57	6.860	347,497.13	621	48.67
IDAHO	2	152,175.62	0.12	7.497	76,087.81	538	80.36
ILLINOIS	18	1,700,106.24	1.38	7.348	94,450.35	593	70.56
INDIANA	40	1,985,294.21	1.62	8.461	49,632.36	605	71.41
IOWA	3	153,452.21	0.12	8.822	51,150.74	542	92.51
KANSAS	1	10,263.18	0.01	15.900	10,263.18	645	48.87
KENTUCKY	5	260,304.30	0.21	9.129	52,060.86	664	78.35
LOUISIANA	8	367,229.02	0.30	8.672	45,903.63	578	86.76
MAINE	2	809,771.75	0.66	7.260	404,885.88	684	56.85
MARYLAND	13	1,988,812.61	1.62	6.830	152,985.59	646	74.09
MASSACHUSETTS	11	2,515,673.38	2.05	7.177	228,697.58	676	70.90
MICHIGAN	22	1,578,433.05	1.28	9.357	71,746.96	643	73.76
MINNESOTA	4	562,500.93	0.46	7.275	140,625.23	704	87.15
MISSISSIPPI	9	395,424.65	0.32	9.760	43,936.07	607	84.70
MISSOURI	12	1,111,443.44	0.90	7.585	92,620.29	658	85.97
NEBRASKA	1	15,932.33	0.01	7.875	15,932.33	759	18.53
NEVADA	14	2,173,383.40	1.77	6.757	155,241.67	685	81.59
NEW HAMPSHIRE	5	640,612.19	0.52	8.350	128,122.44	736	55.46
NEW JERSEY	19	2,170,613.36	1.77	7.499	114,242.81	668	79.72
NEW MEXICO	5	288,393.32	0.23	7.847	57,678.66	657	78.34
NEW YORK	108	10,865,248.45	8.84	7.602	100,604.15	675	73.61
NORTH CAROLINA	13	1,321,879.36	1.08	7.583	101,683.03	641	86.56
OHIO	26	1,692,062.61	1.38	8.894	65,079.33	623	74.47
OKLAHOMA	12	2,385,647.68	1.94	8.642	198,803.97	672	67.49
OREGON	8	1,240,272.49	1.01	6.730	155,034.06	689	76.03
PENNSYLVANIA	74	3,368,767.93	2.74	8.114	45,523.89	644	75.66
RHODE ISLAND	1	37,149.12	0.03	9.500	37,149.12	567	34.72
SOUTH CAROLINA	12	661,238.83	0.54	9.409	55,103.24	646	65.16
SOUTH DAKOTA	1	119,806.05	0.10	7.530	119,806.05	536	85.58
TENNESSEE	20	1,173,060.45	0.95	8.306	58,653.02	631	83.21
TEXAS	623	33,479,448.75	27.25	9.643	53,739.08	610	77.79
UTAH	3	239,734.48	0.20	9.037	79,911.49	619	78.37
VIRGIN ISLANDS	1	41,800.50	0.03	8.125	41,800.50	633	81.96
VIRGINIA	12	1,062,794.13	0.87	8.175	88,566.18	667	63.94
WASHINGTON	10	1,639,169.02	1.33	7.927	163,916.90	638	57.09
WEST VIRGINIA	3	230,705.73	0.19	7.147	76,901.91	724	63.85
WISCONSIN	4	359,819.90	0.29	7.286	89,954.98	632	78.74
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

No more than approximately 2.61% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties location in any one zip code area.

Loan Purpose of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Purchase	1,176	$75,809,677.56	61.70%	8.542%	$64,464.01	642	77.77%
Refinance With Cash Out	171	25,712,219.21	20.93	7.944	150,363.86	655	64.38
Refinance No Cash Out	116	21,343,696.25	17.37	8.141	183,997.38	691	65.64
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Amortization Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Amortization Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Fully Amortizing	1,277	$107,933,837.08	87.85%	8.265%	$84,521.41	654	73.35%
Balloon	186	14,931,755.94	12.15	8.942	80,278.26	635	69.28
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Adjustment Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Adjustment Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Fixed Rate Loans	1,453	$119,134,481.78	96.96%	8.418%	$81,992.07	648	73.42%
Adjustable Rate Loans	10	3,731,111.24	3.04	6.096	373,111.12	737	54.83
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Loan Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV

Conventional Uninsured	1,359	$112,937,194.70	91.92%	8.417%	$83,103.16	653	71.60%
Conventional Insured	87	8,222,238.06	6.69	7.672	94,508.48	630	85.98
Uninsured FHA	17	1,706,160.26	1.39	6.978	100,362.37	635	92.78
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Credit Scores of the Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Credit Scores	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
NA	139	$19,263,330.61	15.68%	8.900%	$138,585.11	NA	69.36%
500 - 520	88	5,148,164.36	4.19	9.112	58,501.87	511	78.27
521 - 540	101	4,973,150.61	4.05	9.194	49,239.11	531	79.34
541 - 560	125	7,706,173.54	6.27	9.553	61,649.39	552	76.82
561 - 580	117	6,201,727.85	5.05	9.657	53,006.22	571	72.78
581 - 600	111	7,937,525.65	6.46	9.270	71,509.24	591	74.39
601 - 620	123	7,773,616.23	6.33	8.611	63,200.13	611	79.03
621 - 640	117	7,675,300.21	6.25	8.630	65,600.86	630	76.68
641 - 660	94	7,732,464.40	6.29	8.139	82,260.26	650	74.77
661 - 680	101	8,394,996.17	6.83	7.961	83,118.77	670	73.46
681 - 700	76	8,742,412.89	7.12	7.794	115,031.75	691	71.59
701 - 720	71	7,377,799.41	6.00	7.377	103,912.67	711	73.41
721 - 740	54	7,134,769.44	5.81	7.168	132,125.36	731	70.35
741 - 760	42	6,686,463.42	5.44	7.120	159,201.51	754	74.39
761 - 780	39	4,791,948.21	3.90	6.759	122,870.47	770	59.36
781 - 800	41	3,458,337.72	2.81	7.225	84,349.70	790	60.31
801 - 820	16	1,435,329.45	1.17	6.892	89,708.09	807	66.67
821 - 824	8	432,082.85	0.35	6.703	54,010.36	822	72.14
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

As of the Statistical Calculation Date, the weighted average credit score of the Mortgage Loans is approximately 651.

Mortgaged Property Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgaged Property Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Single Family	1,131	$83,380,567.17	67.86%	8.426%	$73,722.87	641	74.21%
Commercial (Other)[2]	5	11,982,186.86	9.75	8.879	2,396,437.37	758	68.35
Single Family (Other)[1]	163	7,911,345.26	6.44	8.378	48,535.86	682	66.00
Condo	72	6,869,944.24	5.59	7.777	95,415.89	650	69.06
PUD	45	6,666,474.62	5.43	7.264	148,143.88	669	73.28
2 to 4 Family	47	6,055,074.87	4.93	8.005	128,831.38	690	75.96
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%
(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.
(2) Commercial (Other) includes the following property types: multi-family and warehouse.

Occupancy Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Occupancy Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Owner Occupied	1,155	$88,268,213.44	71.84%	8.281%	$76,422.70	644	74.01%
Investment	291	32,280,034.80	26.27	8.551	110,927.95	675	70.19
Second Home	17	2,317,344.78	1.89	8.019	136,314.40	709	66.15
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Documentation Levels of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Documentation Levels	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Limited Documentation	466	$42,223,542.93	34.37%	8.469%	$90,608.46	644	72.00%
Stated Documentation	370	32,619,178.51	26.55	8.432	88,159.94	648	74.70
Full Documentation	444	30,408,056.74	24.75	8.358	68,486.61	659	69.91
Alternative	137	12,965,415.14	10.55	7.619	94,638.07	660	76.24
No Income Verified	28	3,728,818.08	3.03	8.344	133,172.07	661	77.23
No Assets Verified	18	920,581.62	0.75	9.699	51,143.42	611	78.84
Total:	1,463	$122,865,593.02	100.00%	8.347%	$83,981.95	651	72.86%

Remaining Interest Only Term of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Remaining Interest Only Term	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
16 - 18	4	$1,555,000.00	12.47%	8.605%	$388,750.00	657	61.63%
19 - 24	2	178,672.32	1.43	7.572	89,336.16	698	89.05
25 - 30	1	275,000.00	2.20	6.000	275,000.00	NA	85.94
31 - 36	2	141,307.28	1.13	7.824	70,653.64	685	84.51
37 - 42	3	780,000.00	6.25	6.792	260,000.00	701	70.45
49 - 54	3	541,038.67	4.34	7.251	180,346.22	682	51.76
55 - 60	3	554,800.00	4.45	10.203	184,933.33	633	67.79
67 - 72	2	1,190,000.00	9.54	6.105	595,000.00	740	42.53
79 - 84	2	1,023,499.80	8.20	6.452	511,749.90	742	72.86
103 - 108	2	523,546.02	4.20	7.293	261,773.01	598	72.86
109 - 114	5	1,397,600.00	11.20	6.592	279,520.00	735	59.24
115 - 118	12	4,314,120.10	34.58	7.042	359,510.01	704	78.64
Total:	41	$12,474,584.19	100.00%	7.187%	$304,258.15	697	68.40%

As of the Statistical Calculation Date, the weighted average remaining interest only term of the Mortgage Loans is approximately 81 months.

Indices of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Indices	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
6 MO LIBOR	4	$1,554,452.86	41.66%	6.454%	$388,613.22	710	51.68%
10 YR CMT	3	718,050.66	19.24	5.064	239,350.22	749	55.33
1 YR LIBOR	2	957,499.80	25.66	5.818	478,749.90	772	63.86
OTHER	1	501,107.92	13.43	7.000	501,107.92	NA	46.61
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
Frequency of			Percent of	Weighted	Average	Average	Average
Mortgage Rate Adjustment	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
(in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
6	4	$1,554,452.86	41.66%	6.454%	$388,613.22	710	51.68%
12	2	957,499.80	25.66	5.818	478,749.90	772	63.86
120	4	1,219,158.58	32.68	5.859	304,789.65	749	51.75
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

Gross Margins of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Gross Margins (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.000 - 1.999	3	$718,050.66	19.24%	5.064%	$239,350.22	749	55.33%
2.000 - 2.999	5	2,285,165.83	61.25	6.257	457,033.17	742	57.12
3.000 - 3.250	2	727,894.75	19.51	6.611	363,947.38	648	47.12
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans is approximately 2.195% per annum.

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Maximum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Maximum Rate	1	$501,107.92	13.43%	7.000%	$501,107.92	NA	46.61%
10.500 - 10.999	1	470,000.00	12.60	5.500	470,000.00	756	62.67
11.000 - 11.999	3	785,952.66	21.06	6.005	261,984.22	747	61.04
12.000 - 13.000	5	1,974,050.66	52.91	6.045	394,810.13	729	52.57
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rate is approximately 12.068% per annum.

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Minimum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.000 - 1.999	3	$718,050.66	19.24%	5.064%	$239,350.22	749	55.33%
2.000 - 2.999	5	2,285,165.83	61.25	6.257	457,033.17	742	57.12
5.000 - 7.000	2	727,894.75	19.51	6.611	363,947.38	648	47.12
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rate is approximately 2.884% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Months to Next Rate Adjustment	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
68 - 72	3	$1,416,786.83	37.97%	6.048%	$472,262.28	725	43.45%
73 - 78	1	71,666.03	1.92	6.000	71,666.03	785	74.59
79 - 84	3	1,524,607.72	40.86	6.632	508,202.57	742	64.23
85 - 91	3	718,050.66	19.24	5.064	239,350.22	749	55.33
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans is approximately 78 months.

Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Periodic Cap	1	$501,107.92	13.43%	7.000%	$501,107.92	NA	46.61%
1.000	1	226,786.83	6.08	5.750	226,786.83	648	48.25
2.000	8	3,003,216.49	80.49	5.972	375,402.06	744	56.69
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Periodic Cap of the Adjustable Rate Mortgage Loans with Periodic Caps is approximately 1.930% per annum.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Initial Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.000 - 1.249	1	$501,107.92	13.43%	7.000%	$501,107.92	NA	46.61%
2.000 - 2.249	4	789,716.69	21.17	5.149	197,429.17	752	57.08
3.000 - 3.249	1	720,000.00	19.30	6.500	720,000.00	729	29.39
5.000 - 6.000	4	1,720,286.63	46.11	6.100	430,071.66	734	66.83
Total:	10	$3,731,111.24	100.00%	6.096%	$373,111.12	737	54.83%

As of the Statistical Calculation Date, the weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans with Initial Periodic Caps is approximately 3.586% per annum.

Pool II

Mortgage Loan Characteristics
Aggregate Outstanding Principal Balance		$284,528,562
Aggregate Original Principal Balance		$339,312,809
Number of Mortgage Loans		2,477
	Minimum	Maximum	Average (1)
Original Principal Balance	$11,400	$3,150,000	$136,985
Outstanding Principal Balance	$3,034	$3,150,000	$114,868
	Minimum	Maximum	Weighted Average (2)
Original Term (mos)	12	480	347
Remaining Term (mos)	5	360	277
Loan Age (mos)	0	332	70
Current Interest Rate	1.000%	16.050%	7.309%
Periodic Rate Cap(3)(4)	0.100%	10.000%	1.488%
Gross Margin(3)	0.000%	11.400%	3.928%
Maximum Mortgage Rate(3)(4)	7.480%	24.000%	13.668%
Minimum Mortgage Rate(3)(4)	0.250%	16.050%	5.200%
Months to Roll(3)	1	60	15
Current Loan-to-Value	1.46%	102.22%	64.37%
Credit Score(4)	501	842	673
	Earliest	Latest
Maturity Date	7/1/06	3/1/36

	Percent of		Percent of
Lien Position	Mortgage Pool	Year of Origination	Mortgage Pool
1st Lien	100.00%	1984 and prior	2.30%
		1985	2.95%
	Percent of	1986	0.90%
Loan Type	Mortgage Pool	1987	2.26%
Adjustable Rate	92.54%	1988	3.22%
Fixed Rate	7.46%	1989	1.45%
		1990	1.18%
	Percent of	1991	2.02%
Occupancy	Mortgage Pool	1992	4.02%
Primary	78.28%	1993	3.22%
Investment	19.22%	1994	5.21%
Second Home	2.50%	1995	2.12%
		1996	1.33%
	Percent of	1997	1.21%
Property Type	Mortgage Pool	1998	2.76%
Single Family	71.85%	1999	2.56%
PUD	9.51%	2000	1.52%
Single Family (Other)(5)	2.97%	2001	0.88%
Condo	8.57%	2002	4.74%
2 to 4 Family	4.57%	2003	1.11%
Commercial (Other)(6)	2.54%	2004	3.49%
		2005	42.25%
		2006	7.33%
		Loan Purpose	% Mortgage Pool
		Purchase	55.05%
		Refinance With Cash Out	29.70%
		Refinance No Cash Out	15.25%

(1) Sum of Principal Balance divided by total number of loans.

(2) Weighted by Outstanding Principal Balance.

(3) ARM loans only.

(4) Minimum, Maximum and Weighting only for loans with values.

(5) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(6) Commercial (Other) includes the following property types: industrial, office and retail.

Mortgage Loan Characteristics (cont.)
Category	A/Alt A	Insured	Subprime	Total
% of Total	54.99%	1.32%	43.69%	100.00%
Fixed	8.81%	20.83%	5.35%	7.46%
ARM	91.19%	79.17%	94.65%	92.54%
Current Balance	156,460,568.53	3,744,607.32	124,323,386.63	284,528,562.48
No. of Loans	1,445	32	1,000	2,477
Average Current Balance	108,277	117,019	124,323	114,868
% => $200K	52.25%	36.55%	50.65%	51.35%
% => $500K	19.99%	0.00%	17.99%	18.85%
WAC	6.813%	6.123%	7.967%	7.309%
WAM	258	275	301	277
WA Age	86	71	50	70
WA OTERM	343	346	350	347
Balloon	1.37%	0.00%	1.84%	1.56%
Fully Amortizing	98.63%	100.00%	98.16%	98.44%
First Lien	100.00%	100.00%	100.00%	100.00%
NZ WA FICO	725	586	602	673
% below 640	0.00%	93.00%	77.48%	35.08%
WA Current LTV	63.78%	78.76%	64.67%	64.37%
WA Margin	3.391%	2.754%	4.608%	3.928%
WA Lifetime Cap (non-zero)	13.133%	12.926%	14.370%	13.668%
WA MTR	14	20	17	15
Property Type:
Single Family	71.15%	69.44%	72.79%	71.85%
Single Family (Other)(1)	3.79%	2.38%	1.95%	2.97%
Condo	8.43%	3.20%	8.90%	8.57%
PUD	10.14%	24.98%	8.26%	9.51%
Commercial (Other)(2)	3.33%	0.00%	1.63%	2.54%
2-4 Family	3.16%	0.00%	6.47%	4.57%
Occupancy Status:
Owner Occupied	75.66%	87.21%	81.31%	78.28%
Investment	22.01%	2.77%	16.21%	19.22%
Second Home	2.33%	10.02%	2.47%	2.50%
Loan Purpose:
Purchase	63.40%	69.70%	44.11%	55.05%
Refinance With Cash Out	22.71%	10.83%	39.06%	29.70%
Refinance No Cash Out	13.89%	19.47%	16.83%	15.25%
Insurance:
Conventional Insured	2.80%	100.00%	0.00%	2.86%
Non-MI	97.20%	0.00%	100.00%	97.14%
States > 5% of Total:
TX	5.41%	8.41%	4.83%	5.20%
CA	35.06%	1.60%	32.84%	33.65%
FL	6.46%	1.99%	15.75%	10.46%
Other	53.07%	87.99%	46.57%	50.69%
Delinquency Status:
Current	100.00%	81.73%	83.28%	92.45%
1 Month Delinquent	0.00%	18.27%	16.72%	7.55%

(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.

(2) Commercial (Other) includes the following property types: industrial, office and retail.

Mortgage Loan Characteristics (cont.)
Index:(1)
6 MO CD	0.12%	0.00%	0.13%	0.12%
1 MO LIBOR	8.01%	0.00%	0.08%	4.38%
1 YR CMT	32.06%	40.17%	17.31%	25.56%
1 YR LIBOR	3.76%	0.00%	2.45%	3.13%
2 YR CMT	0.39%	4.62%	0.40%	0.44%
3 MO CMT	0.58%	0.00%	0.00%	0.31%
3 YR CMT	3.05%	17.42%	1.95%	2.72%
5 YR CMT	0.61%	0.00%	0.02%	0.34%
6 MO CMT	0.19%	0.00%	0.11%	0.15%
10 YR CMT	0.00%	0.00%	0.00%	0.00%
7 YR CMT	0.12%	0.00%	0.00%	0.06%
6 MO LIBOR	33.25%	21.31%	63.85%	46.79%
COFI	8.84%	10.10%	2.13%	5.85%
PRIME	8.46%	6.38%	11.02%	9.58%
OTHER	0.58%	0.00%	0.53%	0.55%
(1) For Adjustable Rate Loans only.

Original Principal Balances of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
11,400.00 - 49,999.99	549	$12,014,775.48	4.22%	6.825%	$21,884.84	684	50.37%
50,000.00 - 99,999.99	841	43,327,921.95	15.23	7.128	51,519.53	672	55.43
100,000.00 - 149,999.99	424	40,449,210.76	14.22	7.468	95,399.08	670	59.45
150,000.00 - 199,999.99	212	32,052,796.13	11.27	7.476	151,192.43	664	66.02
200,000.00 - 249,999.99	136	25,268,979.19	8.88	7.196	185,801.32	671	67.52
250,000.00 - 299,999.99	75	18,254,120.31	6.42	7.697	243,388.27	664	69.87
300,000.00 - 349,999.99	60	17,808,815.92	6.26	7.019	296,813.60	675	69.44
350,000.00 - 399,999.99	63	20,894,885.61	7.34	7.058	331,664.85	685	68.82
400,000.00 - 449,999.99	25	9,776,292.47	3.44	7.187	391,051.70	660	72.87
450,000.00 - 499,999.99	19	8,289,411.56	2.91	7.046	436,284.82	671	71.07
500,000.00 - 549,999.99	21	10,162,120.42	3.57	6.834	483,910.50	688	68.03
550,000.00 - 599,999.99	12	6,915,155.93	2.43	8.032	576,262.99	685	79.46
600,000.00 - 649,999.99	8	4,802,182.38	1.69	6.655	600,272.80	663	67.97
650,000.00 - 699,999.99	5	3,197,951.17	1.12	7.574	639,590.23	715	64.90
700,000.00 - 749,999.99	5	3,339,862.99	1.17	6.884	667,972.60	687	65.03
750,000.00 - 799,999.99	1	780,000.00	0.27	5.875	780,000.00	653	67.83
800,000.00 - 849,999.99	1	812,279.80	0.29	7.585	812,279.80	766	74.52
850,000.00 - 899,999.99	4	3,067,661.83	1.08	6.391	766,915.46	765	60.95
900,000.00 - 949,999.99	3	2,767,575.00	0.97	8.523	922,525.00	696	73.37
950,000.00 - 999,999.99	1	965,200.36	0.34	8.350	965,200.36	566	64.56
1,150,000.00 - 1,199,999.99	2	2,391,080.37	0.84	6.418	1,195,540.19	714	86.39
1,200,000.00 - 1,249,999.99	1	1,188,587.17	0.42	6.875	1,188,587.17	594	51.68
1,250,000.00 - 1,299,999.99	1	1,257,094.87	0.44	6.560	1,257,094.87	735	69.84
1,300,000.00 - 1,349,999.99	1	1,299,423.67	0.46	9.990	1,299,423.67	514	56.50
1,500,000.00 - 1,549,999.99	3	4,362,459.55	1.53	7.250	1,454,153.18	607	64.70
1,850,000.00 - 1,899,999.99	1	1,852,500.00	0.65	7.875	1,852,500.00	700	57.00
2,000,000.00 - 3,150,000.00	3	7,230,217.59	2.54	9.187	2,410,072.53	665	62.77
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Statistical Calculation Date, the average Original Principal Balance of the Mortgage Loans is approximately $136,985.

Principal Balances of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Principal Balances ($)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
3,034.30 - 49,999.99	1,000	$28,155,452.47	9.90%	6.509%	$28,155.45	703	47.26%
50,000.00 - 99,999.99	644	45,564,436.73	16.01	7.201	70,752.23	675	56.10
100,000.00 - 149,999.99	287	35,204,210.10	12.37	7.497	122,662.75	662	62.17
150,000.00 - 199,999.99	170	29,510,606.16	10.37	7.580	173,591.80	658	66.93
200,000.00 - 249,999.99	109	24,338,766.15	8.55	7.305	223,291.43	669	69.64
250,000.00 - 299,999.99	71	19,190,954.34	6.74	7.338	270,295.13	683	69.21
300,000.00 - 349,999.99	45	14,496,399.35	5.09	7.174	322,142.21	662	69.00
350,000.00 - 399,999.99	47	17,560,280.29	6.17	7.601	373,622.98	660	72.58
400,000.00 - 449,999.99	24	10,225,078.41	3.59	6.943	426,044.93	674	77.71
450,000.00 - 499,999.99	14	6,644,326.36	2.34	7.057	474,594.74	676	71.98
500,000.00 - 549,999.99	16	8,357,243.52	2.94	6.872	522,327.72	688	69.82
550,000.00 - 599,999.99	15	8,666,403.96	3.05	7.877	577,760.26	684	74.79
600,000.00 - 649,999.99	6	3,786,258.13	1.33	6.305	631,043.02	663	74.29
650,000.00 - 699,999.99	4	2,640,000.00	0.93	7.986	660,000.00	715	67.90
700,000.00 - 749,999.99	5	3,584,036.08	1.26	7.493	716,807.22	681	60.38
750,000.00 - 799,999.99	1	780,000.00	0.27	5.875	780,000.00	653	67.83
800,000.00 - 849,999.99	2	1,657,721.85	0.58	6.458	828,860.93	781	81.67
850,000.00 - 899,999.99	1	852,250.00	0.30	5.500	852,250.00	756	69.57
900,000.00 - 949,999.99	3	2,767,575.00	0.97	8.523	922,525.00	696	73.37
950,000.00 - 999,999.99	1	965,200.36	0.34	8.350	965,200.36	566	64.56
1,150,000.00 - 1,199,999.99	3	3,579,667.54	1.26	6.569	1,193,222.51	674	74.87
1,250,000.00 - 1,299,999.99	2	2,556,518.54	0.90	8.303	1,278,259.27	623	63.06
1,350,000.00 - 1,399,999.99	1	1,362,459.55	0.48	7.250	1,362,459.55	624	43.95
1,500,000.00 - 1,549,999.99	2	3,000,000.00	1.05	7.250	1,500,000.00	599	74.12
1,850,000.00 - 1,899,999.99	1	1,852,500.00	0.65	7.875	1,852,500.00	700	57.00
2,000,000.00 - 3,150,000.00	3	7,230,217.59	2.54	9.187	2,410,072.53	665	62.77
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Statistical Calculation Date, the average Principal Balance of the Mortgage Loans is approximately $114,868.

Mortgage Rates of the Mortgage Loans as of the Statistical Calculation Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.000 - 1.999	3	$598,153.10	0.21%	1.540%	$199,384.37	720	72.86%
2.000 - 2.999	7	228,525.08	0.08	2.300	32,646.44	692	62.81
3.000 - 3.999	88	4,053,361.42	1.42	3.353	46,060.93	659	67.11
4.000 - 4.999	238	14,861,063.08	5.22	4.494	62,441.44	699	58.83
5.000 - 5.999	559	57,383,027.38	20.17	5.529	102,653.00	719	63.82
6.000 - 6.999	592	70,218,774.23	24.68	6.460	118,612.79	689	67.55
7.000 - 7.999	313	45,927,690.61	16.14	7.444	146,733.84	673	70.26
8.000 - 8.999	197	27,436,594.39	9.64	8.472	139,272.05	633	63.66
9.000 - 9.999	260	34,183,914.76	12.01	9.393	131,476.60	630	58.24
10.000 - 10.999	111	12,936,447.75	4.55	10.512	116,544.57	629	58.95
11.000 - 11.999	73	13,970,078.00	4.91	11.446	191,370.93	602	58.91
12.000 - 12.999	19	1,844,043.72	0.65	12.543	97,054.93	648	54.73
13.000 - 13.999	11	498,956.57	0.18	13.483	45,359.69	615	49.49
14.000 - 14.999	5	371,325.52	0.13	14.426	74,265.10	577	75.26
16.000 - 16.050	1	16,606.87	0.01	16.050	16,606.87	606	23.72
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%
As of the Statistical Calculation Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 7.309% per annum.

Original Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
5.46 - 10.00	4	$111,849.35	0.04%	4.296%	$27,962.34	595	6.36%
10.01 - 20.00	27	1,666,318.90	0.59	8.627	61,715.51	634	13.78
20.01 - 30.00	51	3,908,455.39	1.37	7.987	76,636.38	643	23.21
30.01 - 40.00	86	5,627,576.66	1.98	8.737	65,436.94	648	30.78
40.01 - 50.00	145	15,829,689.43	5.56	8.265	109,170.27	666	40.03
50.01 - 60.00	206	32,029,219.08	11.26	8.659	155,481.65	653	52.11
60.01 - 70.00	333	52,809,665.76	18.56	8.471	158,587.58	645	62.06
70.01 - 80.00	831	107,235,526.73	37.69	6.498	129,043.96	691	69.67
80.01 - 90.00	332	37,561,218.32	13.20	6.721	113,136.20	671	76.15
90.01 - 95.00	162	12,323,797.10	4.33	6.486	76,072.82	686	77.83
95.01 - 100.00	272	13,058,549.25	4.59	6.462	48,009.37	701	72.89
100.01 - 105.00	15	1,754,206.60	0.62	7.048	116,947.11	708	88.41
105.01 - 110.00	4	145,674.94	0.05	4.404	36,418.74	681	82.50
110.01 - 115.00	3	55,354.71	0.02	5.313	18,451.57	709	52.20
115.01 - 120.00	4	319,172.52	0.11	4.539	79,793.13	592	81.69
120.01 - 122.79	2	92,287.74	0.03	3.642	46,143.87	760	86.25
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

The minimum and maximum Original Loan-to-Value Ratios of the Mortgage Loans are approximately 5.46% and 122.79%, respectively, and the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is approximately 72.68%.

Current Loan-to-Value Ratios of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Current Loan-to-Value Ratios (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1.46 - 10.00	47	$608,846.13	0.21%	6.442%	$12,954.17	694	7.09%
10.01 - 20.00	118	3,447,689.17	1.21	7.637	29,217.70	671	15.97
20.01 - 30.00	175	8,234,242.27	2.89	7.379	47,052.81	683	25.90
30.01 - 40.00	251	15,510,450.00	5.45	7.525	61,794.62	696	35.53
40.01 - 50.00	406	30,211,189.96	10.62	7.031	74,411.80	702	45.52
50.01 - 60.00	469	51,210,712.82	18.00	7.652	109,191.29	676	55.32
60.01 - 70.00	426	63,834,316.62	22.44	8.019	149,845.81	658	65.37
70.01 - 80.00	370	68,410,757.89	24.04	6.755	184,893.94	668	77.04
80.01 - 90.00	149	29,637,966.22	10.42	6.741	198,912.52	663	85.73
90.01 - 95.00	28	5,710,930.33	2.01	6.947	203,961.80	670	93.27
95.01 - 100.00	30	4,567,877.52	1.61	7.230	152,262.58	678	98.19
100.01 - 102.22	8	3,143,583.55	1.10	6.678	392,947.94	691	101.00
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

The minimum and maximum Current Loan-to-Value Ratios of the Mortgage Loans are approximately 1.46% and 102.22%, respectively, and the weighted average Current Loan-to-Value Ratio of the Mortgage Loans is approximately 64.37%.

Delinquency Status of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Delinquency Status	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Current	2,319	$263,057,185.96	92.45%	7.299%	$113,435.61	677	64.15%
1 Month Delinquent	158	21,471,376.52	7.55	7.430	135,894.79	622	66.99
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 30-Day Delinquencies of the Mortgage Loans

					Weighted		Weighted
			Percent of	Weighted	Average	Average	Average
Number of 30-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Credit	Principal	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Score	Balance	LTV
0	2,025	$230,465,272.03	81.00%	7.375%	$113,810.01	681	63.64%
1	181	22,217,950.14	7.81	7.097	122,751.11	653	69.38
2	67	7,764,952.83	2.73	7.255	115,894.82	626	65.77
3	43	5,472,182.48	1.92	6.602	127,260.06	640	66.29
4	26	3,675,381.89	1.29	7.010	141,360.84	618	63.35
5	29	2,076,902.30	0.73	5.995	71,617.32	615	58.89
6	29	3,801,914.28	1.34	6.252	131,100.49	679	71.02
7	20	1,747,475.61	0.61	7.109	87,373.78	584	72.49
8	15	1,062,048.05	0.37	7.155	70,803.20	567	75.31
9	13	2,971,822.12	1.04	6.919	228,601.70	603	60.27
10	12	1,789,866.28	0.63	8.344	149,155.52	562	66.23
11	12	1,134,805.31	0.40	6.876	94,567.11	606	78.40
12	5	347,989.16	0.12	12.376	69,597.83	593	41.11
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 60-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 60-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	2,333	$266,137,297.72	93.54%	7.325%	$114,075.14	676	64.25%
1	55	5,997,688.07	2.11	7.104	109,048.87	630	62.26
2	22	2,452,872.63	0.86	6.682	111,494.21	668	65.79
3	21	2,753,974.28	0.97	6.344	131,141.63	684	71.06
4	13	1,951,406.22	0.69	7.842	150,108.17	580	70.31
5	11	2,418,147.51	0.85	7.176	219,831.59	611	60.34
6	7	418,963.92	0.15	7.836	59,851.99	588	66.54
7	9	1,827,046.80	0.64	6.807	203,005.20	584	71.35
8	2	259,187.65	0.09	8.493	129,593.83	526	78.31
9	2	137,758.93	0.05	7.540	68,879.47	546	70.82
10	2	174,218.75	0.06	11.628	87,109.38	549	71.12
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 90-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 90-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	2,415	$274,640,226.27	96.52%	7.320%	$113,722.66	674	64.27%
1	27	4,764,189.29	1.67	6.719	176,451.46	670	60.52
2	9	1,666,784.07	0.59	7.339	185,198.23	584	66.99
3	11	1,250,936.15	0.44	7.221	113,721.47	607	72.48
4	3	469,325.11	0.16	6.805	156,441.70	576	76.79
5	6	901,814.95	0.32	6.130	150,302.49	577	80.44
6	2	500,970.02	0.18	8.899	250,485.01	542	74.12
7	2	221,474.13	0.08	8.853	110,737.07	520	76.98
8	2	112,842.49	0.04	6.914	56,421.25	556	86.07
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 120-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 120-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	2,448	$280,208,635.59	98.48%	7.304%	$114,464.31	674	64.22%
1	16	2,350,348.90	0.83	8.249	146,896.81	579	68.81
2	6	1,162,986.68	0.41	6.094	193,831.11	578	79.87
3	2	73,874.69	0.03	7.042	36,937.35	618	71.37
4	3	619,874.13	0.22	8.080	206,624.71	534	78.92
5	1	71,648.73	0.03	8.590	71,648.73	549	99.51
6	1	41,193.76	0.01	4.000	41,193.76	568	62.70
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 150-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 150-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	2,464	$282,558,984.49	99.31%	7.312%	$114,674.91	673	64.26%
1	4	827,940.26	0.29	6.049	206,985.07	573	81.25
2	2	335,046.42	0.12	6.206	167,523.21	589	76.45
3	4	295,348.82	0.10	8.400	73,837.21	545	75.57
4	2	470,048.73	0.17	7.793	235,024.37	543	82.97
6	1	41,193.76	0.01	4.000	41,193.76	568	62.70
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Number of 180-Day Delinquencies of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Number of 180-Day Delinquencies	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
of the Mortgage Loans	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0	2,470	$283,534,700.08	99.65%	7.309%	$114,791.38	673	64.31%
1	3	431,611.59	0.15	6.842	143,870.53	577	75.97
2	2	122,657.05	0.04	8.397	61,328.53	556	94.70
3	1	398,400.00	0.14	7.650	398,400.00	542	80.00
5	1	41,193.76	0.01	4.000	41,193.76	568	62.70
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Original Terms to Maturity of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Original Terms to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
12 - 59	4	$683,307.53	0.24%	9.417%	$170,826.88	671	56.37%
60 - 119	9	2,687,242.98	0.94	4.867	298,582.55	664	92.07
120 - 179	15	2,090,089.36	0.73	5.027	139,339.29	728	65.12
180 - 239	75	8,076,253.96	2.84	8.386	107,683.39	691	55.21
240 - 299	73	6,106,536.56	2.15	8.959	83,651.19	695	58.62
300 - 359	100	10,088,093.55	3.55	6.514	100,880.94	696	74.86
360 - 419	2,199	253,970,500.92	89.26	7.311	115,493.63	670	64.16
420 - 480	2	826,537.62	0.29	5.375	413,268.81	721	46.44
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Statistical Calculation Date, the weighted average original term to maturity of the Mortgage Loans is approximately 347 months.

Stated Remaining Terms to Maturity of the Mortgage Loans as of the Statistical Calculation Date

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
Stated Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
4 - 60	107	$4,279,478.00	1.50%	6.117%	$39,995.12	661	65.10%
61 - 120	506	18,781,025.71	6.60	6.024	37,116.65	745	47.88
121 - 180	419	31,808,238.48	11.18	6.395	75,914.65	719	51.55
181 - 240	529	53,021,212.06	18.63	7.661	100,229.13	681	53.46
241 - 300	259	23,175,179.16	8.15	6.752	89,479.46	661	65.93
301 - 360	657	153,463,429.07	53.94	7.650	233,582.08	654	72.55
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Statistical Calculation Date, the weighted average stated remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 275 months.

The stated remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the Statistical Calculation Date.

Remaining Terms to Maturity of the Mortgage Loans as of the Paid Through Date
					Weighted	Weighted
		Percent of	Weighted	Average	Average	Average
Remaining Terms	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
to Maturity (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
5 - 60	105	$4,262,139.46	1.50%	6.123%	$40,591.80	661	65.24%
61 - 120	499	18,316,198.67	6.44	6.043	36,705.81	744	47.83
121 - 180	426	32,107,629.40	11.28	6.378	75,370.02	719	51.46
181 - 240	526	52,881,170.38	18.59	7.670	100,534.54	682	53.42
241 - 300	264	23,497,995.50	8.26	6.736	89,007.56	661	65.92
301 - 360	657	153,463,429.07	53.94	7.650	233,582.08	654	72.55
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Paid Through Date, the weighted average remaining term to maturity of the Mortgage Loans with known remaining terms is approximately 277 months

The remaining term to maturity for a Mortgage Loan generally has been calculated as the number of months remaining between (i) the stated maturity date at origination, or if the Mortgage Loan has been modified, the maturity date of such Mortgage Loan, as modified and (ii) the date of the last monthly payment made by the related borrower.

Seasoning of the Mortgage Loans as of the Paid Through Date
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Seasoning (in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0 - 59	728	$171,261,949.41	60.19%	7.721%	$235,249.93	658	71.91%
60 - 119	282	25,928,281.12	9.11	6.391	91,944.26	662	67.52
120 - 179	562	46,652,867.13	16.40	7.513	83,012.22	682	49.83
180 - 239	440	25,356,967.06	8.91	5.747	57,629.47	728	48.89
240 - 299	456	15,216,270.63	5.35	6.216	33,369.01	745	44.78
300 - 332	9	112,227.13	0.04	5.553	12,469.68	661	21.32
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Paid Through Date, the weighted average seasoning of the Mortgage Loans is approximately 70 months.

Geographic Distribution of the Mortgaged Properties
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Geographic Location	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
ALABAMA	12	$514,624.05	0.18%	4.989%	$42,885.34	672	62.32%
ALASKA	2	350,308.09	0.12	7.153	175,154.05	692	74.11
ARIZONA	40	5,489,917.57	1.93	7.516	137,247.94	667	68.97
ARKANSAS	3	209,236.40	0.07	8.127	69,745.47	685	70.06
CALIFORNIA	591	95,754,034.06	33.65	7.345	162,020.36	681	60.85
COLORADO	17	3,219,206.78	1.13	7.384	189,365.10	642	62.21
CONNECTICUT	33	5,712,562.74	2.01	7.175	173,107.96	691	61.04
DELAWARE	10	401,049.44	0.14	6.055	40,104.94	734	54.37
DISTRICT OF COLUMBIA	4	498,379.76	0.18	8.545	124,594.94	691	56.44
FLORIDA	246	29,760,762.38	10.46	7.666	120,978.71	644	67.54
GEORGIA	62	7,828,015.61	2.75	6.830	126,258.32	675	74.61
HAWAII	5	1,108,588.67	0.39	8.508	221,717.73	650	80.21
IDAHO	4	477,331.71	0.17	6.428	119,332.93	727	72.72
ILLINOIS	61	5,744,317.26	2.02	7.576	94,169.14	644	69.48
INDIANA	45	3,282,553.73	1.15	7.236	72,945.64	624	77.56
IOWA	5	62,292.73	0.02	3.825	12,458.55	592	48.87
KANSAS	19	654,522.81	0.23	6.930	34,448.57	655	61.34
KENTUCKY	9	558,676.85	0.20	9.035	62,075.21	623	59.63
LOUISIANA	22	1,466,044.67	0.52	6.903	66,638.39	660	78.03
MAINE	3	711,916.47	0.25	5.655	237,305.49	575	61.79
MARYLAND	43	6,321,922.79	2.22	7.491	147,021.46	663	69.65
MASSACHUSETTS	39	5,906,688.33	2.08	7.991	151,453.55	655	65.78
MICHIGAN	24	4,231,675.94	1.49	8.674	176,319.83	677	72.56
MINNESOTA	34	2,984,611.27	1.05	7.175	87,782.68	692	62.95
MISSISSIPPI	14	504,428.09	0.18	5.407	36,030.58	641	63.07
MISSOURI	25	1,705,857.19	0.60	7.120	68,234.29	657	73.88
MONTANA	1	103,682.13	0.04	7.400	103,682.13	589	65.83
NEBRASKA	6	299,088.48	0.11	6.399	49,848.08	683	56.48
NEVADA	28	7,406,419.97	2.60	7.518	264,515.00	645	69.80
NEW HAMPSHIRE	6	467,791.40	0.16	8.083	77,965.23	630	53.49
NEW JERSEY	85	12,129,816.61	4.26	8.281	142,703.72	666	63.88
NEW MEXICO	7	362,499.53	0.13	7.018	51,785.65	742	49.77
NEW YORK	107	23,032,332.28	8.09	7.262	215,255.44	684	62.62
NORTH CAROLINA	21	2,655,127.61	0.93	8.026	126,434.65	676	80.09
OHIO	111	4,179,878.73	1.47	6.346	37,656.57	691	56.32
OKLAHOMA	10	406,626.17	0.14	9.576	40,662.62	642	54.45
OREGON	11	1,449,473.68	0.51	7.872	131,770.33	698	69.74
PENNSYLVANIA	155	7,089,264.34	2.49	6.642	45,737.19	714	58.00
RHODE ISLAND	7	767,550.49	0.27	7.652	109,650.07	591	75.04
SOUTH CAROLINA	214	10,072,682.26	3.54	4.748	47,068.61	681	63.51
TENNESSEE	17	1,289,068.94	0.45	8.274	75,827.58	664	79.77
TEXAS	228	14,782,017.11	5.20	6.863	64,833.41	680	61.92
UTAH	10	1,752,350.66	0.62	9.444	175,235.07	555	57.98
VERMONT	1	249,013.03	0.09	7.250	249,013.03	676	54.13
VIRGIN ISLANDS	2	178,768.27	0.06	5.593	89,384.14	689	42.15
VIRGINIA	42	5,913,827.05	2.08	7.051	140,805.41	707	71.92
WASHINGTON	29	3,781,627.77	1.33	7.562	130,400.96	687	64.74
WEST VIRGINIA	4	237,628.19	0.08	7.488	59,407.05	607	73.67
WISCONSIN	3	462,502.39	0.16	8.420	154,167.46	646	87.20
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

No more than approximately 2.02% of the Mortgage Loans are secured by Mortgaged Properties location in any one zip code area.

Loan Purpose of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Purpose	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Purchase	1,750	$156,642,989.74	55.05%	6.877%	$89,510.28	691	62.91%
Refinance With Cash Out	409	84,495,177.09	29.70	8.316	206,589.68	644	67.07
Refinance No Cash Out	318	43,390,395.65	15.25	6.905	136,447.79	664	64.37
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Amortization Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Amortization Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Fully Amortizing	2,461	$280,089,702.32	98.44%	7.340%	$113,811.34	673	64.20%
Balloon	16	4,438,860.16	1.56	5.318	277,428.76	648	75.07
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Adjustment Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Adjustment Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Adjustable Rate Loans	2,291	$263,316,287.72	92.54%	7.488%	$114,935.09	671	63.91%
Fixed Rate Loans	186	21,212,274.76	7.46	5.081	114,044.49	695	69.99
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Loan Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Loan Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV

Conventional Uninsured	2,399	$275,599,004.33	96.86%	7.347%	$114,880.79	673	63.82%
Conventional Insured	70	8,128,674.34	2.86	6.169	116,123.92	669	80.49
Uninsured FHA	8	800,883.81	0.28	5.585	100,110.48	691	89.67
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Credit Scores of the Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Credit Scores	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
NA	174	$12,724,307.89	4.47%	7.110%	$73,128.21	NA	58.02%
501 - 520	49	4,760,809.56	1.67	8.220	97,159.38	511	64.60
521 - 540	59	5,548,699.55	1.95	8.082	94,045.76	531	63.63
541 - 560	114	14,451,738.37	5.08	8.463	126,769.63	554	66.52
561 - 580	121	16,839,099.96	5.92	8.651	139,166.12	571	65.37
581 - 600	143	20,584,519.12	7.23	8.595	143,947.69	591	64.38
601 - 620	122	18,203,213.28	6.40	7.837	149,206.67	609	67.87
621 - 640	148	20,174,276.59	7.09	7.740	136,312.68	631	63.92
641 - 660	139	19,629,744.77	6.90	7.323	141,221.19	650	68.70
661 - 680	151	18,970,405.53	6.67	7.098	125,631.82	672	68.79
681 - 700	208	29,154,877.83	10.25	7.509	140,167.68	691	64.59
701 - 720	184	24,747,858.23	8.70	6.931	134,499.23	711	64.27
721 - 740	145	17,071,552.37	6.00	6.477	117,734.84	731	65.68
741 - 760	149	17,429,951.59	6.13	6.467	116,979.54	750	66.94
761 - 780	162	13,664,228.85	4.80	6.145	84,347.09	772	62.31
781 - 800	189	16,810,900.59	5.91	6.075	88,946.56	790	60.84
801 - 820	171	11,030,751.66	3.88	5.970	64,507.32	808	52.69
821 - 840	47	2,676,512.56	0.94	6.329	56,947.08	825	48.48
841 - 842	2	55,114.18	0.02	5.846	27,557.09	842	41.87
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

As of the Statistical Calculation Date, the weighted average credit score of the Mortgage Loans is approximately 673.

Mortgaged Property Type of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Mortgaged Property Type	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Single Family	1,964	$204,425,514.69	71.85%	7.196%	$104,086.31	673	63.58%
PUD	96	27,064,885.19	9.51	7.087	281,925.89	667	74.92
Condo	258	24,375,708.71	8.57	7.137	94,479.49	686	61.66
2 to 4 Family	100	12,994,381.16	4.57	7.943	129,943.81	657	62.30
Single Family (Other)[1]	56	8,437,855.14	2.97	8.665	150,675.98	685	61.97
Commercial (Other)[2]	3	7,230,217.59	2.54	9.187	2,410,072.53	665	62.77
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%
(1) Single Family (Other) includes the following property types: co-op, duplex, land and town house/row house.
(2) Commercial (Other) includes the following property types: industrial, office and retail.

Occupancy Types of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Occupancy Types	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Owner Occupied	1,864	$222,735,860.78	78.28%	7.339%	$119,493.49	669	63.99%
Investment	578	54,687,739.36	19.22	7.431	94,615.47	687	64.29
Second Home	35	7,104,962.34	2.50	5.401	202,998.92	692	76.75
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Documentation Levels of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Documentation Levels	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
Full Documentation	1,488	$122,281,222.54	42.98%	6.444%	$82,178.24	701	60.64%
Stated Documentation	412	88,066,641.10	30.95	8.178	213,753.98	647	68.99
Limited Documentation	450	49,813,573.32	17.51	7.947	110,696.83	656	58.71
Alternative	110	21,839,589.83	7.68	7.142	198,541.73	658	78.79
No Income Verified	12	2,347,694.88	0.83	7.534	195,641.24	646	70.21
No Assets Verified	5	179,840.81	0.06	9.874	35,968.16	605	74.31
Total:	2,477	$284,528,562.48	100.00%	7.309%	$114,868.21	673	64.37%

Remaining Interest Only Term of the Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Remaining Interest Only Term	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
IO Term Expired	2	$1,495,014.94	2.45%	5.899%	$747,507.47	700	89.53%
4 - 6	1	118,100.00	0.19	5.750	118,100.00	758	100.00
7 - 12	2	948,355.76	1.56	5.968	474,177.88	652	74.18
13 - 18	13	4,443,659.73	7.29	6.931	341,819.98	645	80.94
19 - 24	62	14,486,794.72	23.76	9.845	233,657.98	605	65.11
25 - 30	8	3,410,550.00	5.59	6.449	426,318.75	669	78.04
31 - 36	9	1,977,350.00	3.24	9.704	219,705.56	605	61.20
43 - 48	2	379,834.11	0.62	7.526	189,917.06	566	81.94
49 - 54	26	8,079,695.75	13.25	5.847	310,757.53	645	84.20
55 - 60	32	11,101,596.76	18.21	7.433	346,924.90	664	77.86
73 - 78	1	650,000.00	1.07	7.500	650,000.00	NA	72.22
103 - 108	6	2,387,330.57	3.92	6.117	397,888.43	706	68.48
109 - 114	19	6,782,927.03	11.12	6.099	356,996.16	669	78.66
115 - 120	10	4,085,531.95	6.70	6.822	408,553.20	708	75.37
121 - 318	2	631,674.21	1.04	5.183	315,837.11	676	67.02
Total:	195	$60,978,415.53	100.00%	7.451%	$312,709.82	650	75.04%

As of the Statistical Calculation Date, the weighted average remaining interest only term of the Mortgage Loans is approximately 55 months.

Indices of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Indices	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 YR CMT	1,050	$67,304,279.96	25.56%	6.192%	$64,099.31	706	59.54%
6 MO LIBOR	747	123,200,884.35	46.79	8.329	164,927.56	640	66.69
COFI	185	15,415,040.14	5.85	5.361	83,324.54	740	48.21
PRIME	126	25,223,919.87	9.58	9.453	200,189.84	642	61.63
3 YR CMT	70	7,163,863.68	2.72	6.037	102,340.91	692	56.32
1 MO LIBOR	37	11,528,113.78	4.38	6.662	311,570.64	728	76.82
1 YR LIBOR	30	8,253,061.46	3.13	6.237	275,102.05	702	78.33
OTHER	14	1,454,412.45	0.55	7.323	103,886.60	693	76.89
2 YR CMT	13	1,169,126.20	0.44	7.635	89,932.78	615	73.72
6 MO CMT	11	399,838.12	0.15	8.646	36,348.92	716	43.93
5 YR CMT	3	887,826.05	0.34	5.378	295,942.02	796	85.90
3 MO CMT	2	823,817.45	0.31	6.523	411,908.73	661	58.77
6 MO CD	2	325,239.45	0.12	6.179	162,619.73	697	66.40
7 YR CMT	1	166,864.76	0.06	6.000	166,864.76	721	67.42
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

Frequency of Mortgage Rate Adjustment of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
Frequency of			Percent of	Weighted	Average	Average	Average
Mortgage Rate Adjustment	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
(in months)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1	121	$27,063,925.42	10.28%	6.517%	$223,668.81	732	68.05%
3	3	304,673.90	0.12	7.214	101,557.97	709	64.80
6	838	139,621,090.33	53.02	8.307	166,612.28	647	65.76
12	1,211	88,474,087.81	33.60	6.593	73,058.70	688	60.32
24	22	1,809,498.77	0.69	7.508	82,249.94	626	74.70
36	87	5,779,804.51	2.20	5.956	66,434.53	720	51.94
48	3	30,456.51	0.01	9.000	10,152.17	645	25.43
60	6	232,750.47	0.09	7.744	38,791.75	693	58.52
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

Gross Margins of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Gross Margins (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Margin	55	$1,555,581.65	0.59%	6.490%	$28,283.30	705	40.35%
0.010 - 0.999	12	431,059.93	0.16	5.411	35,921.66	740	51.20
1.000 - 1.999	131	13,419,518.13	5.10	6.455	102,439.07	689	66.27
2.000 - 2.999	1,129	107,190,046.02	40.71	6.370	94,942.47	705	61.27
3.000 - 3.999	284	35,784,024.66	13.59	7.137	126,000.09	686	67.30
4.000 - 4.999	204	28,433,260.93	10.80	8.232	139,378.73	649	56.69
5.000 - 5.999	151	22,554,905.58	8.57	8.692	149,370.24	632	66.03
6.000 - 6.999	182	28,661,147.01	10.88	8.897	157,478.83	626	71.03
7.000 - 7.999	112	21,165,474.44	8.04	9.759	188,977.45	610	69.17
8.000 - 8.999	21	2,865,724.49	1.09	9.793	136,463.07	605	67.00
9.000 - 9.999	5	297,047.30	0.11	10.949	59,409.46	590	76.43
10.000 - 11.400	5	958,497.58	0.36	12.056	191,699.52	572	65.84
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

As of the Statistical Calculation Date, the weighted average Gross Margin of the Adjustable Rate Mortgage Loans with Gross Margins is approximately 3.928% per annum.

Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans
						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Maximum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Maximum Rate	185	$16,722,026.08	6.35%	8.373%	$90,389.33	648	58.58%
7.480 - 7.999	2	478,657.18	0.18	7.053	239,328.59	697	80.82
8.000 - 8.999	5	1,072,186.51	0.41	5.902	214,437.30	731	77.32
9.000 - 9.999	37	13,178,849.59	5.00	6.697	356,185.12	729	77.54
10.000 - 10.999	58	12,598,160.48	4.78	6.090	217,209.66	713	63.92
11.000 - 11.999	175	30,773,162.17	11.69	5.951	175,846.64	691	70.16
12.000 - 12.999	361	43,696,934.95	16.59	6.442	121,044.14	677	68.63
13.000 - 13.999	340	42,406,300.14	16.10	7.135	124,724.41	672	64.88
14.000 - 14.999	454	41,699,554.92	15.84	7.496	91,849.24	665	59.75
15.000 - 15.999	316	24,152,544.62	9.17	8.483	76,432.10	661	57.14
16.000 - 16.999	176	13,741,082.43	5.22	9.307	78,074.33	647	56.24
17.000 - 17.999	99	12,291,759.27	4.67	10.884	124,159.18	606	58.68
18.000 - 18.999	50	7,449,593.14	2.83	10.852	148,991.86	616	60.35
19.000 - 19.999	16	1,268,134.49	0.48	8.851	79,258.41	678	55.66
20.000 - 24.000	17	1,787,341.75	0.68	10.432	105,137.75	664	59.29
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%
As of the Statistical Calculation Date, the weighted average Maximum Mortgage Rate of the Adjustable Rate Mortgage Loans with Maximum Mortgage Rate is approximately 13.668% per annum.

Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Minimum Mortgage Rates (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Minimum Rate	37	$1,004,981.03	0.38%	6.026%	$27,161.65	691	41.82%
0.250 - 0.999	4	272,173.75	0.10	6.155	68,043.44	758	72.71
1.000 - 1.999	109	9,265,192.43	3.52	5.109	85,001.77	711	66.43
2.000 - 2.999	859	83,009,554.89	31.52	6.048	96,635.10	709	62.42
3.000 - 3.999	254	33,702,332.94	12.80	6.796	132,686.35	701	66.57
4.000 - 4.999	134	16,715,223.43	6.35	7.272	124,740.47	661	61.64
5.000 - 5.999	147	13,708,186.54	5.21	7.213	93,252.97	668	65.33
6.000 - 6.999	164	22,617,969.40	8.59	7.961	137,914.45	632	69.54

7.000 - 7.999

	190	32,582,365.29	12.37	8.902	171,486.13	643	68.61
8.000 - 8.999	129	17,954,575.94	6.82	8.878	139,182.76	617	64.89
9.000 - 9.999	123	16,472,872.37	6.26	9.516	133,925.79	622	55.22
10.000 - 10.999	74	6,866,578.71	2.61	10.222	92,791.60	630	58.84
11.000 - 11.999	38	6,914,755.19	2.63	11.520	181,967.24	608	56.77
12.000 - 12.999	16	1,684,822.82	0.64	12.749	105,301.43	663	55.44
13.000 - 13.999	10	445,727.31	0.17	13.541	44,572.73	610	49.62
14.000 - 16.050	3	98,975.68	0.04	15.006	32,991.89	613	62.55
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

As of the Statistical Calculation Date, the weighted average Minimum Mortgage Rate of the Adjustable Rate Mortgage Loans with Minimum Mortgage Rates is approximately 5.200% per annum.

Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Months to Next Rate Adjustment	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
1 - 6	1,178	$103,801,913.13	39.42%	7.093%	$88,117.07	699	57.03%
7 - 12	615	44,322,060.17	16.83	7.195	72,068.39	667	58.15
13 - 18	110	19,808,204.72	7.52	7.187	180,074.59	639	80.73
19 - 24	228	53,309,545.66	20.25	8.981	233,813.80	634	68.14
25 - 30	54	10,821,734.61	4.11	6.241	200,402.49	685	75.30
31 - 36	40	9,647,034.33	3.66	8.160	241,175.86	607	65.27
37 - 42	5	767,523.21	0.29	7.259	153,504.64	688	61.09
43 - 48	9	2,523,939.88	0.96	5.810	280,437.76	702	78.89
49 - 54	23	6,102,852.05	2.32	6.067	265,341.39	667	80.89
55 - 60	29	12,211,479.96	4.64	7.529	421,085.52	698	75.02
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

As of the Statistical Calculation Date, the weighted average Months to Next Rate Adjustment of the Adjustable Rate Mortgage Loans is approximately 15 months.

Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
No Periodic Cap	327	$43,773,015.99	16.62%	7.073%	$133,862.43	700	64.14%
0.100 - 0.249	3	269,832.85	0.10	5.661	89,944.28	734	48.18
0.250 - 0.499	2	154,494.01	0.06	5.490	77,247.01	797	31.83
0.500 - 0.749	1	3,117.34	0.00	10.000	3,117.34	707	21.50
1.000 - 1.249	948	115,724,986.19	43.95	7.858	122,072.77	650	66.15
1.250 - 1.499	3	76,042.73	0.03	5.322	25,347.58	666	45.86
1.500 - 1.749	64	13,001,926.45	4.94	8.855	203,155.10	627	66.17
1.750 - 1.999	13	1,121,289.19	0.43	5.698	86,253.01	713	52.50
2.000 - 2.249	897	85,827,093.86	32.59	6.972	95,682.38	691	60.86
2.500 - 2.749	7	287,081.13	0.11	6.647	41,011.59	723	47.85
2.750 - 2.999	1	110,685.25	0.04	6.875	110,685.25	796	63.25
3.000 - 3.249	14	666,804.11	0.25	7.354	47,628.87	667	57.23
5.000 - 5.249	1	21,780.52	0.01	4.625	21,780.52	NA	39.60
6.000 - 6.249	8	1,850,092.94	0.70	11.112	231,261.62	579	62.17
7.500 - 7.749	1	323,130.55	0.12	1.950	323,130.55	774	69.04
7.750 - 10.000	1	104,914.61	0.04	10.990	104,914.61	635	54.37
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

As of the Statistical Calculation Date, the weighted average Periodic Cap of the Adjustable Rate Mortgage Loans with Periodic Caps is approximately 1.488% per annum.

Initial Periodic Caps of the Adjustable Rate Mortgage Loans

						Weighted	Weighted
			Percent of	Weighted	Average	Average	Average
	Number of	Aggregate	Aggregate	Average	Principal	Credit	Current
Initial Periodic Caps (%)	Mortgage Loans	Principal Balance	Principal Balance	Coupon	Balance	Score	LTV
0.100 - 0.249	3	$269,832.85	0.10%	5.661%	$89,944.28	734	48.18%
0.250 - 0.499	2	154,494.01	0.06	5.490	77,247.01	797	31.83
0.500 - 0.749	1	3,117.34	0.00	10.000	3,117.34	707	21.50
1.000 - 1.249	1,000	94,823,743.26	36.01	7.273	94,823.74	684	58.86
1.250 - 1.499	3	76,042.73	0.03	5.322	25,347.58	666	45.86
1.500 - 1.749	48	6,575,798.31	2.50	8.254	136,995.80	614	65.46
1.750 - 1.999	12	1,080,910.11	0.41	5.724	90,075.84	714	53.00
2.000 - 2.249	872	82,931,557.19	31.50	7.381	95,105.00	685	59.23
2.500 - 2.749	7	287,081.13	0.11	6.647	41,011.59	723	47.85
3.000 - 3.249	262	55,392,412.93	21.04	8.149	211,421.42	629	75.06
4.000 - 4.249	1	40,379.08	0.02	5.000	40,379.08	695	39.01
5.000 - 5.249	43	13,187,758.46	5.01	6.662	306,692.06	682	78.80
6.000 - 6.249	30	7,063,580.87	2.68	7.900	235,452.70	674	72.29
6.500 - 6.749	1	70,807.55	0.03	10.000	70,807.55	554	72.27
7.000 - 7.249	2	151,707.31	0.06	9.125	75,853.66	605	85.74
7.500 - 7.749	3	1,102,149.98	0.42	5.685	367,383.33	766	72.66
7.750 - 10.000	1	104,914.61	0.04	10.990	104,914.61	635	54.37
Total:	2,291	$263,316,287.72	100.00%	7.488%	$114,935.09	671	63.91%

As of the Statistical Calculation Date, the weighted average Initial Periodic Cap of the Adjustable Rate Mortgage Loans with Initial Periodic Caps is approximately 2.122% per annum.